                                                                   Exhibit 99.03

                                 CITIGROUP INC.

 Index to Supplemental Condensed Consolidated Financial Statements (Unaudited)
                for the Three and Six Months Ended June 30, 1998


--------------------------------------------------------------------------------------------------------


Supplemental Financial Statements (Unaudited):                                            Page No.
                                                                                          --------
    Supplemental Condensed Consolidated Statement of Income (Unaudited) -
         Three and  Six Months Ended June 30, 1998 and 1997                                     1

    Supplemental Condensed Consolidated Statement of Financial Position -
         June 30, 1998 (Unaudited) and December 31, 1997                                        2

    Supplemental Condensed Consolidated Statement of Changes in Stockholders' Equity
         (Unaudited) - Six Months Ended June 30, 1998                                           3

    Supplemental Condensed Consolidated Statement of Cash Flows (Unaudited) -
         Six Months Ended June 30, 1998 and 1997                                                4

    Notes to Supplemental Condensed Consolidated Financial Statements - (Unaudited)             5

Management's Discussion and Analysis of Financial Condition and Results of Operations          11

Other Financial Information                                                                    55

                         CITIGROUP INC. AND SUBSIDIARIES
       SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)


                                                                  Three Months Ended June 30,         Six Months Ended June 30,
IN MILLIONS, EXCEPT PER SHARE AMOUNTS                               1998              1997             1998              1997
------------------------------------------------------------------------------------------------------------------------------------
 REVENUES

Loan interest, including fees                                      $5,625           $5,140           $10,969          $10,095
Other interest and dividends                                        6,010            5,369            11,797           10,075
Insurance premiums                                                  2,395            2,220             4,735            4,444
Commissions and fees                                                2,985            2,613             5,860            5,171
Principal transactions                                                878            1,117             2,243            2,374
Asset management and administration fees                              553              399             1,051              788
Realized gains from sales of investments                              332              111               710              234
Other income                                                        1,183              804             2,033            1,541
                                                               ---------------------------------------------------------------------
   Total revenues                                                  19,961           17,773            39,398           34,722
   Interest expense                                                 6,996            6,070            13,637           11,501
                                                               ---------------------------------------------------------------------
   Total revenues, net of interest expense                         12,965           11,703            25,761           23,221
------------------------------------------------------------------------------------------------------------------------------------
PROVISIONS FOR BENEFITS, CLAIMS AND CREDIT LOSSES

Policyholder benefits and claims                                    2,047            1,906             4,041            3,811
Provision for credit losses                                           656              588             1,251            1,081
                                                               ---------------------------------------------------------------------
   Total provision for benefits, claims and credit losses           2,703            2,494             5,292            4,892
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES

Non-insurance compensation and benefits                             3,429            3,113             6,920            6,321
Insurance underwriting, acquisition and operating                     811              799             1,623            1,604
Other operating                                                     2,440            2,220             4,876            4,369
                                                               ---------------------------------------------------------------------
   Total operating expenses                                         6,680            6,132            13,419           12,294
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes and minority interest                    3,582            3,077             7,050            6,035
Provision for income taxes                                          1,290            1,120             2,539            2,214
Minority interest, net of income taxes                                 52               49               110               98
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                         $2,240           $1,908            $4,401           $3,723
------------------------------------------------------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE:
Net income                                                         $ 0.97           $ 0.82            $ 1.91           $ 1.59
------------------------------------------------------------------------------------------------------------------------------------
Weighted average common shares outstanding                        2,244.0          2,247.4           2,243.6          2,252.5
------------------------------------------------------------------------------------------------------------------------------------

DILUTED EARNINGS PER SHARE:
Net income                                                         $ 0.94           $ 0.78            $ 1.84           $ 1.52
------------------------------------------------------------------------------------------------------------------------------------
Adjusted weighted average common shares outstanding               2,330.9          2,356.3           2,327.7          2,363.4
------------------------------------------------------------------------------------------------------------------------------------

See Notes to Supplemental Condensed Consolidated Financial Statements

                         CITIGROUP INC. AND SUBSIDIARIES
       SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION


IN MILLIONS OF DOLLARS                                                                      JUNE 30, 1998       December 31, 1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             (Unaudited)
ASSETS

Cash and cash equivalents (including segregated cash and other deposits)                      $   14,358            $   12,618
Deposits at interest with banks                                                                   14,013                13,049
Investments                                                                                       98,475                91,633
Federal funds sold and securities borrowed or purchased under agreements to resell               143,693               119,967
Brokerage receivables                                                                             22,734                15,627
Trading account assets                                                                           175,887               180,088
Loans, net
   Consumer                                                                                      119,473               119,097
   Commercial                                                                                     88,100                79,509
                                                                                         -------------------------------------------
   Loans, net of unearned income                                                                 207,573               198,606
   Allowance for credit losses                                                                    (6,529)               (6,137)
                                                                                         -------------------------------------------
     Total loans, net                                                                            201,044               192,469
Reinsurance recoverables                                                                           9,487                 9,579
Separate and variable accounts                                                                    13,878                11,319
Other assets                                                                                      57,189                51,035
                                                                                         -------------------------------------------
   Total assets                                                                                 $750,758              $697,384
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES

Deposits                                                                                        $215,982              $199,121
Investment banking and brokerage borrowings                                                       18,682                11,464
Short-term borrowings                                                                             14,781                14,028
Long-term debt                                                                                    49,533                47,387
Federal funds purchased and securities loaned or sold under agreements to repurchase             135,671               132,103
Brokerage payables                                                                                27,053                12,763
Trading account liabilities                                                                      124,469               127,152
Contractholder funds and separate and variable accounts                                           29,418                26,157
Insurance policy and claims reserves                                                              43,744                43,782
Other liabilities                                                                                 43,414                38,301
                                                                                         -------------------------------------------
   Total liabilities                                                                             702,747               652,258
------------------------------------------------------------------------------------------------------------------------------------

Redeemable preferred stock - Series I                                                                280                   280
------------------------------------------------------------------------------------------------------------------------------------
Citigroup or  subsidiary  obligated  mandatorily  redeemable  preferred  securities  of
 subsidiary trusts holding solely junior subordinated debt securities of --  Parent                1,200                 1,000
------------------------------------------------------------------------------------------------------------------------------------
                                                                         --  Subsidiary            2,620                 1,995
------------------------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY

Preferred stock ($1.00 par value; authorized shares: 30 million), at aggregate
liquidation value                                                                                  2,725                 3,353
Common stock ($.01 par value; authorized shares: 6.0 billion;
  issued shares: 1998 - 2,512,728,832  and 1997 - 2,499,949,682)                                      25                    25
Additional paid-in capital                                                                        13,089                12,471
Retained earnings                                                                                 35,447                32,002
Treasury stock, at cost (1998 - 232,256,692 shares and 1997 - 220,026,597 shares)                 (7,695)               (6,595)
Accumulated other changes in equity from nonowner sources                                            893                 1,057
Unearned compensation                                                                               (573)                 (462)
                                                                                         -------------------------------------------
   Total stockholders' equity                                                                     43,911                41,851
------------------------------------------------------------------------------------------------------------------------------------
   Total liabilities and stockholders' equity                                                   $750,758              $697,384
------------------------------------------------------------------------------------------------------------------------------------


See Notes to Supplemental Condensed Consolidated Financial Statements

                         CITIGROUP INC. AND SUBSIDIARIES
            SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF CHANGES
                       IN STOCKHOLDERS' EQUITY (UNAUDITED)


                                                                                               Six Months Ended June 30, 1998
IN MILLIONS OF DOLLARS                                                                          Amount                Shares
-----------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCK, AT AGGREGATE LIQUIDATION VALUE                                                                   (in thousands)
Balance, beginning of year                                                                      $  3,353                14,831
Redemption or retirement of preferred stock                                                         (628)               (4,331)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                             2,725                10,500
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL
Balance, beginning of year                                                                        12,496             2,499,950
Conversion of preferred stock to common stock                                                        153                 6,942
Exercise of common stock warrants                                                                     75                 5,837
Issuance of shares pursuant to employee benefit plans                                                397
Other                                                                                                 (7)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                            13,114             2,512,729
-----------------------------------------------------------------------------------------------------------------------------------
RETAINED EARNINGS
Balance, beginning of year                                                                        32,002
Net income                                                                                         4,401
Common dividends                                                                                    (836)
Preferred dividends                                                                                 (120)
--------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                            35,447
--------------------------------------------------------------------------------------------------------------
TREASURY STOCK, AT COST

Balance, beginning of year                                                                        (6,595)             (220,027)
Issuance of shares pursuant to employee benefit plans, net of shares
  tendered for payment of option exercise price and withholding taxes                                221                11,991
Treasury stock acquired                                                                           (1,321)              (24,221)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                            (7,695)             (232,257)
-----------------------------------------------------------------------------------------------------------------------------------
ACCUMULATED OTHER CHANGES IN EQUITY FROM NONOWNER SOURCES
Balance, beginning of year                                                                         1,057
Net change in unrealized gains and losses on investment securities, net of tax                      (110)
Net translation adjustments, net of tax                                                              (54)
--------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                               893
--------------------------------------------------------------------------------------------------------------
UNEARNED COMPENSATION
Balance, beginning of year                                                                          (462)
Issuance of restricted stock, net of amortization                                                   (111)
--------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                              (573)
--------------------------------------------------------------------------------------------------------------
TOTAL COMMON STOCKHOLDERS' EQUITY AND COMMON SHARES OUTSTANDING                                   41,186             2,280,472
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                                       $43,911
-----------------------------------------------------------------------------------------------------------------------------------

See Notes to Supplemental Condensed Consolidated Financial Statements

                         CITIGROUP INC. AND SUBSIDIARIES
     SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)



IN MILLIONS OF DOLLARS                                                                           Six Months Ended June 30,
                                                                                                1998                  1997
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                                      $ 4,401               $ 3,723
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
    Amortization of deferred policy acquisition costs and value of insurance in force               743                   709
    Additions to deferred policy acquisition costs                                                 (874)                 (854)
    Other non-cash changes                                                                        1,786                 1,694
    Change in trading account assets                                                              4,201               (23,824)
    Change in trading account liabilities                                                        (2,683)                6,270
    Change in Federal funds sold and securities purchased under agreements to resell            (23,726)              (23,810)
    Change in Federal funds purchased and securities sold under agreements to repurchase          3,568                35,675
    Change in brokerage receivables net of brokerage payables                                     7,183                   229
    Net gain on sale of securities                                                                 (710)                 (234)
    Venture capital activity                                                                       (518)                  (29)
    Other, net                                                                                    1,668                  (179)
-----------------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                                            (4,961)                 (630)
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Change in deposits at interest with banks                                                          (964)               (1,154)
Change in loans                                                                                 (92,641)              (60,742)
Proceeds from sales of loans                                                                     89,919                53,159
Purchases of investments                                                                        (43,624)              (40,733)
Proceeds from sales of investments                                                               19,905                20,566
Proceeds from maturities of investments                                                          18,724                10,780
Other investments, primarily short-term, net                                                     (1,270)                 (632)
Capital expenditures on premises and equipment                                                     (833)                 (721)
Proceeds from sales of premises and equipment, subsidiaries and affiliates,
  and other real estate owned                                                                       329                 1,029
Business acquisitions                                                                            (3,655)                   --
Other, net                                                                                         (153)                 (232)
-----------------------------------------------------------------------------------------------------------------------------------
  Net cash used in investing activities                                                         (14,263)              (18,680)
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid                                                                                     (960)                 (853)
Issuance of common stock                                                                            192                   251
Issuance of preferred stock                                                                          --                   391
Issuance of redeemable preferred stock of subsidiaries                                              825                   450
Redemption of preferred stock                                                                      (628)                 (175)
Treasury stock acquired                                                                          (1,310)               (1,831)
Stock tendered for payment of withholding taxes                                                    (402)                 (156)
Issuance of long-term debt                                                                        5,793                 7,410
Payments and redemptions of long-term debt                                                       (3,565)               (4,750)
Change in deposits                                                                               16,861                13,735
Change in short-term borrowings including investment banking and
  brokerage borrowings                                                                            3,543                 6,005
Contractholder fund deposits                                                                      2,481                 1,772
Contractholder fund withdrawals                                                                  (1,788)               (1,310)
Other, net                                                                                           84                   (57)
-----------------------------------------------------------------------------------------------------------------------------------
  Net cash provided by financing activities                                                      21,126                20,882
-----------------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                                       (162)                 (129)
-----------------------------------------------------------------------------------------------------------------------------------
Change in cash and cash equivalents                                                               1,740                 1,443
Cash and cash equivalents at beginning of period                                                 12,618                10,165
-----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                                      $14,358               $11,608
-----------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for income taxes                                                    $ 1,455               $ 1,836
Cash paid during the period for interest                                                        $12,836               $10,727
NON-CASH INVESTING ACTIVITIES:
Transfers from loans to OREO and assets pending disposition                                     $   121               $   185
-----------------------------------------------------------------------------------------------------------------------------------

See Notes to Supplemental Condensed Consolidated Financial Statements

                         CITIGROUP INC. AND SUBSIDIARIES
  NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.   MERGER WITH CITICORP

     As discussed in Note 1 of Notes to Supplemental Consolidated Financial Statements as of December 31, 1997 and for the three years then ended (included herewith as Exhibit 99.01), on October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. (TRV) in a transaction accounted for as a pooling of interests. Accordingly, the supplemental condensed consolidated financial statements presented herein reflect the combined results of TRV and Citicorp as if the merger had been in effect for all periods. The following table sets forth the results of operations for the separate companies and the combined amounts for the three and six month periods ended June 30, 1998 and 1997, respectively.


                                                                   Three Months Ended June 30,        Six Months Ended June 30,
                                                                -------------------------------------------------------------------
     IN MILLIONS OF DOLLARS                                           1998             1997             1998             1997
     ------------------------------------------------------------------------------------------------------------------------------
     Revenues:

         TRV                                                       $10,096          $  9,184          $20,464          $17,884
         Citicorp                                                    9,865             8,589           18,934           16,838
                                                                -------------------------------------------------------------------
              Citigroup                                            $19,961           $17,773          $39,398          $34,722
                                                                -------------------------------------------------------------------

     Net Income:

         TRV                                                       $ 1,141          $    883          $ 2,234          $ 1,698
         Citicorp                                                    1,097             1,024            2,162            2,019
         SFAS No. 106 Adjustment (1)                                     3                 3                6                6
         Other (2)                                                      (1)               (2)              (1)               -
                                                                -------------------------------------------------------------------
              Citigroup                                            $ 2,240           $ 1,908          $ 4,401          $ 3,723
     ------------------------------------------------------------------------------------------------------------------------------

     (1) Adjusted to reflect the adoption by Citicorp of the immediate recognition of the transition obligation under SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" effective January 1, 1993, to conform to the method used by TRV.

     (2) Other adjustments have been made to conform to the accounting policies of the companies and to record the related tax effects of these adjustments.
     ---------------------------------------------------------------------------

2.   BASIS OF PRESENTATION

     The accompanying supplemental condensed consolidated financial statements as of June 30, 1998 and for the three and six month periods ended June 30, 1998 and 1997 are unaudited and include the accounts of Citigroup Inc. and its subsidiaries, including Citicorp (collectively, the Company). In the opinion of management all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been reflected. The supplemental condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the supplemental consolidated financial statements and related notes of Citigroup Inc. and subsidiaries for the years ended December 31, 1997, 1996 and 1995 (the 1997 Supplemental Financial Statements).

     Certain financial information that is normally included in annual financial statements prepared in accordance with generally accepted accounting principles, but is not required for interim reporting purposes, has been condensed or omitted.

     Certain reclassifications have been recorded to conform the accounting policies and presentations of Citicorp and TRV.

3.   CHANGES IN ACCOUNTING PRINCIPLES

     Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No.
     130), which addresses the manner in which total changes in equity from nonowner sources are presented in the financial statements, including unrealized gains and losses on securities available for sale and foreign currency translation. The following table sets forth the Company's total changes in equity from nonowner sources under SFAS No. 130 for the three and six month periods ended June 30, 1998 and 1997, respectively.

NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)



                                                                       Three Months Ended                  Six Months Ended
                                                                            June 30,                           June 30,
                                                                -------------------------------------------------------------------
     IN MILLIONS OF DOLLARS                                           1998             1997             1998             1997
     ------------------------------------------------------------------------------------------------------------------------------
     Net income                                                     $2,240            $1,908           $4,401           $3,723
     Other changes in equity from nonowner sources, net of tax        (259)              804             (164)             175
                                                                -------------------------------------------------------------------
        Total changes in equity from nonowner sources               $1,981            $2,712           $4,237           $3,898
     ------------------------------------------------------------------------------------------------------------------------------

     At June 30, 1998 and December 31, 1997, accumulated other changes in equity from nonowner sources on the supplemental condensed consolidated statement of financial position include the after-tax amounts for net unrealized gains on investments available for sale of $1,582 million and $1,692 million, respectively, and foreign currency translation of $(689) million and $(635) million, respectively.

     Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 127 (SFAS No. 127), "Deferral of the Effective Date of Certain Provisions of SFAS 125," which was effective for transfers and pledges of certain financial assets and collateral made after December 31, 1997. The adoption of SFAS No. 127 created additional assets and liabilities on the Company's supplemental condensed consolidated statement of financial position related to the recognition of securities provided and received as collateral. At June 30, 1998, the impact of SFAS No. 127 on the Company's supplemental condensed consolidated statement of financial position was an increase to total assets and liabilities of approximately $6.1 billion. In addition, as a result of SFAS No. 127, certain inventory positions, primarily Foreign government securities, have been reclassified to receivables or payables.

4.   EARNINGS PER SHARE


                                                                       Three Months Ended                  Six Months Ended
                                                                            June 30,                           June 30,
                                                                -------------------------------------------------------------------
     IN MILLIONS, EXCEPT PER SHARE AMOUNTS                            1998             1997             1998             1997
     ------------------------------------------------------------------------------------------------------------------------------
     Net income                                                     $2,240            $1,908           $4,401           $3,723
     Preferred dividends                                               (58)              (70)            (121)            (144)
                                                                -------------------------------------------------------------------
     Income available to common stockholders for
        basic EPS                                                   $2,182            $1,838           $4,280           $3,579
     Effect of dilutive securities                                       6                10               12               20
                                                                -------------------------------------------------------------------
     Income available to common stockholders
        for diluted EPS                                             $2,188            $1,848           $4,292           $3,599
                                                                -------------------------------------------------------------------

     Weighted average common shares
       outstanding applicable to basic EPS                         2,244.0           2,247.4          2,243.6          2,252.5
     Effect of dilutive securities:
        Convertible securities                                        13.2              26.6             13.2             26.6
        Options                                                       48.5              50.4             47.0             53.7
        Warrants                                                       3.4               7.0              3.3              6.9
        Restricted stock                                              21.8              24.9             20.6             23.7
                                                                -------------------------------------------------------------------
     Adjusted weighted average common shares
       outstanding applicable to diluted EPS                       2,330.9           2,356.3          2,327.7          2,363.4
                                                                -------------------------------------------------------------------

     Basic earnings per share                                     $   0.97          $   0.82         $   1.91         $   1.59
                                                                -------------------------------------------------------------------

     Diluted earnings per share                                   $   0.94          $   0.78         $   1.84         $   1.52
     ------------------------------------------------------------------------------------------------------------------------------

5.   INVESTMENTS

     Investments, which are owned principally by the banking and insurance subsidiaries and are broadly diversified along industry, product, and geographic lines, consisted of the following:


                                                                                                JUNE 30,          December 31,
     IN MILLIONS OF DOLLARS                                                                      1998                 1997
     ------------------------------------------------------------------------------------------------------------------------------
     Fixed maturity, primarily available for sale at fair value                                $83,054               $77,920
     Equity securities, at fair value                                                            4,068                 3,928
     Venture capital, at fair value (1)                                                          3,117                 2,599
     Short-term and other                                                                        8,236                 7,186
                                                                                         ------------------------------------------
                                                                                               $98,475               $91,633
     ------------------------------------------------------------------------------------------------------------------------------

     (1) For the six months ended June 30, 1998, net gains on investments held by venture capital subsidiaries totaled $435 million, of which $518 million and $148 million represented gross unrealized gains and losses, respectively. For the six months ended June 30, 1997, net gains on investments held by venture capital subsidiaries totaled $266 million, of which $138 million and $46 million represented gross unrealized gains and losses, respectively.
     ---------------------------------------------------------------------------

NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     The amortized cost and fair value of investments in fixed maturity and equity securities at June 30, 1998 and December 31, 1997 were as follows:


                                                                        JUNE 30, 1998                       December 31, 1997 (1)
                                                    -------------------------------------------------------------------------------
                                                                     GROSS        GROSS
                                                     AMORTIZED    UNREALIZED    UNREALIZED      FAIR        Amortized       Fair
      IN MILLIONS OF DOLLARS                            COST         GAINS        LOSSES        VALUE         Cost         Value
      -----------------------------------------------------------------------------------------------------------------------------
      FIXED MATURITY SECURITIES HELD TO MATURITY,
       PRINCIPALLY MORTGAGE-BACKED SECURITIES          $    36       $    7         $  -       $    43       $    41       $    50

      FIXED MATURITY SECURITIES AVAILABLE FOR SALE

      Mortgage-backed securities, principally
       obligations of U.S. Federal agencies            $10,035       $  337         $  5       $10,367       $ 9,795       $10,099
      U.S. Treasury and Federal Agency                   9,082          409            -         9,491         6,816         7,128
      State and municipal                               12,626          612          155        13,083        10,351        10,817
      Foreign government                                18,976          556          315        19,217        19,381        19,996
      U.S. corporate                                    23,190        1,039          145        24,084        23,306        24,137
      Other debt securities                              6,610          206           40         6,776         5,625         5,702
                                                    -------------------------------------------------------------------------------
                                                       $80,519       $3,159         $660       $83,018       $75,274       $77,879
                                                    -------------------------------------------------------------------------------

      EQUITY SECURITIES (2)                            $ 3,847       $  334         $113       $ 4,068       $ 3,661       $ 3,928
      -----------------------------------------------------------------------------------------------------------------------------

      Securities available for sale include:
           Government of Brazil Brady Bonds            $   701       $  301         $  -       $ 1,002       $ 1,436       $ 2,048
           Government of Venezuela Brady Bonds             507            -           80           427           535           480
      -----------------------------------------------------------------------------------------------------------------------------

     (1) At December 31, 1997, gross unrealized gains and losses on fixed maturity securities and equity securities totaled $3,586 million and $705 million, respectively.
     (2) Includes non-marketable equity securities carried at cost which are reported in both the amortized cost and fair values columns.
     -------------------------------------------------------------------------

6.   TRADING ACCOUNT ASSETS AND LIABILITIES


                                                                                                     JUNE 30,         Dec. 31,
     IN MILLIONS OF DOLLARS                                                                            1998             1997
     ------------------------------------------------------------------------------------------------------------------------------
     TRADING ACCOUNT ASSETS
     U.S. Treasury and Federal agency securities                                                    $  58,472        $  56,007
     State and municipal securities                                                                     3,653            3,255
     Foreign government securities                                                                     37,005           50,924
     Corporate and other debt securities                                                               18,785           16,637
     Derivative and other contractual commitments (1)(2)                                               34,498           34,585
     Equity securities                                                                                  9,136            9,236
     Mortgage loans and collateralized mortgage securities                                              6,643            3,160
     Commodities                                                                                        1,176            1,274
     Other                                                                                              6,519            5,010
                                                                                                  ---------------------------------
                                                                                                     $175,887         $180,088
                                                                                                  ---------------------------------
     TRADING ACCOUNT LIABILITIES
     Securities sold, not yet purchased                                                             $  87,962        $  90,247
     Derivative and other contractual commitments (1)(2)                                               36,507           36,905
                                                                                                  ---------------------------------
                                                                                                    $ 124,469        $ 127,152
     ------------------------------------------------------------------------------------------------------------------------------

     (1) Net of master netting agreements. In addition, the asset balances at June 30, 1998 and December 31, 1997 are reduced by $50 million of credit loss reserves. See page 17 for additional explanation.
     (2) Deferred revenue on derivative and foreign exchange contracts, which is reported in Other liabilities and attributable to ongoing costs such as servicing and credit considerations, totaled $432 million and $391 million at June 30, 1998 and December 31, 1997, respectively.
     ---------------------------------------------------------------------------

7.   DERIVATIVES AND FOREIGN EXCHANGE CONTRACTS

     The table on the next page presents the aggregate notional principal amounts of Citigroup's outstanding derivative, foreign exchange and commodities products and related risks at June 30, 1998 and December 31, 1997, along with the related balance sheet credit exposure. Additional information concerning Citigroup's derivative, foreign exchange, and commodities products and related risks and activities, including a description of accounting policies, and credit and market risk management process is provided in Notes 1 and 21 of Notes to the 1997 Supplemental Financial Statements.

NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                                                                    NOTIONAL PRINCIPAL                    BALANCE SHEET
                                                                         AMOUNTS                       CREDIT EXPOSURE (1)
                                                             ---------------------------------------------------------------------
                                                                JUNE 30,          Dec. 31,          JUNE 30,         Dec, 31,
       IN BILLIONS OF DOLLARS                                     1998              1997              1998             1997
       ---------------------------------------------------------------------------------------------------------------------------
       Interest rate products                                    $5,239.4          $4,314.8           $18.8            $16.9
       Foreign exchange products                                  2,224.3           1,920.2            31.0             37.4
       Equity products                                              125.8             127.0             6.8              4.0
       Commodity products                                            30.0              32.5             1.0              1.2
       Credit derivative products                                    15.0               6.9             0.2              -
                                                                                                 ---------------------------------
                                                                                                       57.8             59.5
       Effects of master netting
         agreements at Citicorp (2)                                                                   (21.3)           (24.1)
       Effects of securitization (3)                                                                   (2.0)            (0.8)
                                                                                                 ---------------------------------
                                                                                                      $34.5            $34.6
       ---------------------------------------------------------------------------------------------------------------------------

     (1) Amounts do not reflect credit loss reserves attributable to derivative and foreign exchange contracts.
     (2) Master netting agreements mitigate credit risk by permitting the offset of amounts due from and to individual counterparties in the event of counterparty default. The effect of master netting agreements at Salomon Smith Barney is reflected in the individual line items for each of the products in the table above.
     (3) Citibank has securitized and sold net receivables, and the associated credit risk related to certain derivative and foreign exchange contracts via Citibank Capital Markets Assets Trust.
       ------------------------------------------------------------------------

8.   DEBT

     Investment banking and brokerage borrowings consisted of the following:

       IN MILLIONS OF DOLLARS                                                                  JUNE 30, 1998      December 31, 1997
       ----------------------------------------------------------------------------------------------------------------------------
       Commercial paper                                                                             $14,187             $  7,110
       Other short-term borrowings                                                                    4,495                4,354
                                                                                                 ----------------------------------
                                                                                                    $18,682              $11,464
       ----------------------------------------------------------------------------------------------------------------------------

     Short-term borrowings consisted of commercial paper and other short-term borrowings outstanding as follows:

       IN MILLIONS OF DOLLARS                                                                  JUNE 30, 1998      December 31, 1997
       ----------------------------------------------------------------------------------------------------------------------------
       Commercial paper
          Commercial Credit Company                                                                $  4,392             $  3,871
          Citicorp                                                                                    1,833                1,941
          Travelers Property Casualty Corp.                                                               -                  108
                                                                                                 ----------------------------------
                                                                                                   $  6,225             $  5,920
       Other short-term borrowings                                                                    8,556                8,108
                                                                                                 ----------------------------------
                                                                                                   $ 14,781             $ 14,028
       ----------------------------------------------------------------------------------------------------------------------------

     Long-term debt, including its current portion, consisted of the following:

       IN MILLIONS OF DOLLARS                                                                  JUNE 30, 1998     December 31, 1997
       ----------------------------------------------------------------------------------------------------------------------------
       Citigroup Inc.                                                                             $   1,975            $   1,695
       Citicorp                                                                                      18,982               19,035
       Salomon Smith Barney Holdings Inc.                                                            20,988               19,064
       Commercial Credit Company                                                                      6,300                6,300
       Travelers Property Casualty Corp.                                                              1,250                1,249
       The Travelers Insurance Group Inc.                                                                38                   44
                                                                                                 ----------------------------------
                                                                                                  $  49,533            $  47,387
       ----------------------------------------------------------------------------------------------------------------------------

9.   RESTRUCTURING CHARGES

     As discussed in Notes 2 and 15 of Notes to the 1997 Supplemental Consolidated Financial Statements, in the fourth quarter of 1997, as a result of the merger with Salomon Inc, Salomon Smith Barney recorded a restructuring charge of $838 million ($496 million after-tax). At June 30, 1998, the reserve balance was $371 million, primarily reflecting a $324 million ($191 million after-tax) adjustment, in the second quarter, relating to the Seven World Trade Center lease. This reduction in the reserve resulted from negotiations on a sub-lease which indicated that excess space would be disposed of on terms more favorable than had been originally estimated. A current reassessment of space needs, including the merger with Citicorp, could indicate a need for increased occupancy by the Company of space previously considered excess, and could result in a further adjustment to reduce the restructuring reserve.

NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     As discussed in Note 15 of Notes to the 1997 Supplemental Consolidated Financial Statements, during the 1997 third quarter, Citicorp recorded an $880 million charge related to cost-management programs and customer service initiatives to improve operational efficiency and productivity. Of the $880 million restructuring charge, approximately $457 million remained in the reserve as of June 30, 1998, with the difference reflecting the $245 million of equipment and premises write-downs recorded in 1997, as well as $164 million of primarily severance and related costs (of which $132 million has been paid in cash and $32 million is legally obligated), together with translation effects. Through June 30, 1998, 1,781 staff positions have been reduced under this program, 609 in the second quarter.

10.  MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS

     In January 1998, Travelers Capital IV, a wholly owned subsidiary trust of TRV, issued 8 million 6.850% Trust Preferred Securities (the TRV IV Preferred Securities) with a liquidation preference of $25 per TRV IV Preferred Security to the public and 247,440 common securities to TRV, the proceeds of which were invested by Travelers Capital IV in $206 million of 6.850% Junior Subordinated Deferrable Interest Debentures issued by Citigroup (the Citigroup Debentures). The $206 million of Citigroup Debentures is the sole asset of Travelers Capital IV. The Citigroup Debentures mature on January 22, 2038 and are redeemable by Citigroup in whole or in part at any time after January 22, 2003. Travelers Capital IV will use the proceeds from any such redemption to redeem a like amount of TRV IV Preferred Securities and common securities. Distributions on the TRV IV Preferred Securities and common securities are cumulative and payable quarterly in arrears. Citigroup's obligations under the agreements that relate to the TRV IV Preferred Securities, the Trust and the Citigroup Debentures constitute a full and unconditional guarantee by Citigroup of the Trust's obligations under the TRV IV Preferred Securities. Upon consummation of the Citicorp merger, the name of Travelers Capital IV was changed to Citigroup Capital IV.

     In January 1998, SSBH Capital I, a wholly owned subsidiary trust of Salomon Smith Barney, issued 16 million 7.2% Trust Preferred Securities (SSBH Capital Preferred Securities) with a liquidation preference of $25 per SSBH Capital Preferred Security to the public and 494,880 common securities to Salomon Smith Barney, the proceeds of which were invested by SSBH Capital I in $412 million of 7.2% Subordinated Deferrable Interest Debentures issued by Salomon Smith Barney (the Salomon Smith Barney Debentures). The $412 million of Salomon Smith Barney Debentures is the sole asset of SSBH Capital I. The Salomon Smith Barney Debentures mature on January 28, 2038 and are redeemable by Salomon Smith Barney in whole or in part at any time after January 28, 2003. SSBH Capital I will use the proceeds from any such redemption to redeem a like amount of SSBH Capital Preferred Securities and common securities. Distributions on the SSBH Capital Preferred Securities and common securities are cumulative and payable quarterly in arrears. Salomon Smith Barney's obligations under the agreements that relate to the SSBH Capital Preferred Securities, the Trust and the Salomon Smith Barney Debentures constitute a full and unconditional guarantee by Salomon Smith Barney of the Trust's obligations under the SSBH Capital Preferred Securities.

     In June 1998, Citicorp Capital III, a wholly owned subsidiary trust of Citicorp, issued 9 million 7.1% Trust Preferred Securities (the Capital Securities) with a liquidation preference of $25 per Capital Security, the proceeds of which were invested by Citicorp Capital III in $231.75 million of 7.1% Junior Subordinated Deferrable Interest Debentures issued by Citicorp (the Subordinated Debt Securities). The Subordinated Debt Securities are the sole asset of Citicorp Capital III. The Subordinated Debt Securities mature on August 15, 2028 and are redeemable by Citicorp in whole or in part at any time on or after August 15, 2003. Citicorp used substantially all of the net proceeds of the sale of the Subordinated Debt Securities to redeem, substantially concurrently with the issuance of the Capital Securities, all of the $216,550,000 outstanding principal amount of Subordinated Bank Adjustable Note Capital Securities issued by Citicorp on December 9, 1986. Distributions on the Capital Securities are cumulative and payable quarterly in arrears. Under these arrangements, taken as a whole, payments due are fully and unconditionally guaranteed on a subordinated basis.

11.  REGULATORY CAPITAL

     Citigroup and Citicorp are subject to risk-based capital and leverage guidelines issued by the Board of Governors of the Federal Reserve Board
     (FRB), and its U.S. insured depository institution subsidiaries, including Citibank, N.A., are subject to similar guidelines issued by their respective primary regulators. These guidelines are supplemented by

NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     a leverage ratio requirement. At June 30, 1998, regulatory capital as set forth in guidelines issued by U.S. federal bank regulators is as follows:

                                                                 Minimum
                                                               Requirement        Citigroup         Citicorp      Citibank, N.A.
       ---------------------------------------------------------------------------------------------------------------------------
       Tier 1 capital ratio                                        4.00%             8.46%            8.23%             7.88%
       Total capital ratio (1)                                     8.00%            11.00%           11.98%            11.66%
       Leverage ratio (2)                                          3.00%             5.65%            6.68%             6.11%
       ---------------------------------------------------------------------------------------------------------------------------

     (1) Total capital includes Tier 1 and Tier 2.
     (2) Tier 1 capital divided by
         adjusted average assets.
       ---------------------------------------------------------

12.  CONTINGENCIES

     It is difficult to estimate the reserves for environmental and asbestos-related claims due to the vagaries of court coverage decisions, plaintiffs' expanded theories of liability, the risks inherent in major litigation and other uncertainties. Conventional actuarial techniques are not used to estimate such reserves.

     The reserves carried for environmental and asbestos claims at June 30, 1998 are the Company's best estimate of ultimate claims and claim adjustment expenses based upon known facts and current law. However, the conditions surrounding the final resolution of these claims continue to change. Currently, it is not possible to predict changes in the legal and legislative environment and their impact on the future development of asbestos and environmental claims. Such development will be affected by future court decisions and interpretations and changes in Superfund and other legislation. Because of these future unknowns, additional liabilities may arise for amounts in excess of the current reserves. These additional amounts, or a range of these additional amounts, cannot now be reasonably estimated, and could result in a liability exceeding reserves by an amount that would be material to the Company's operating results in a future period. However, the Company believes that is not likely that these claims will have a material adverse effect on the Company's financial condition or liquidity.

     In the ordinary course of business Citigroup and/or its subsidiaries are also defendants or co-defendants in various litigation matters, other than those described above. Although there can be no assurances, the Company believes, based on information currently available, that the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on the Company's results of operations, financial condition or liquidity.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

CONSOLIDATED RESULTS OF OPERATIONS

                                                             Three Months Ended June 30,          Six Months Ended June 30,
                                                          --------------------------------------------------------------------
   IN MILLIONS, EXCEPT PER SHARE AMOUNTS                        1998              1997             1998              1997
   ---------------------------------------------------------------------------------------------------------------------------
   Total revenues                                            $19,961           $17,773           $39,398          $34,722
   Total revenues, net of interest expense                   $12,965           $11,703           $25,761          $23,221

   Net income                                                $ 2,240           $ 1,908           $ 4,401          $ 3,723

   Earnings per share:
      Basic                                                  $  0.97           $  0.82           $  1.91          $  1.59
      Diluted                                                $  0.94           $  0.78           $  1.84          $  1.52

   Weighted average common shares
       outstanding (Basic)                                   2,244.0           2,247.4           2,243.6          2,252.5
   Adjusted weighted average common shares
       outstanding (Diluted)                                 2,330.9           2,356.3           2,327.7          2,363.4
   ---------------------------------------------------------------------------------------------------------------------------

MERGER WITH CITICORP

As discussed in Note 1 of Notes to Supplemental Condensed Consolidated Financial Statements, on October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. (TRV) (the Merger). Following the Merger, TRV changed its name to Citigroup Inc. (Citigroup). Under the terms of the Merger, approximately 1.1 billion shares of Citigroup common stock were issued in exchange for all of the outstanding shares of Citicorp common stock based on an exchange ratio of 2.5 shares of Citigroup common stock for each share of Citicorp common stock. Each share of TRV common stock automatically represents one share of Citigroup common stock. Following the exchange, former shareholders of Citicorp and TRV each own approximately 50% of the outstanding common stock of Citigroup. Each outstanding share of Citicorp preferred stock was converted into one share of a corresponding series of preferred stock of Citigroup with identical terms. The Merger has been accounted for as a pooling of interests and, accordingly, the supplemental condensed consolidated financial statements presented herein reflect the combined results of TRV and Citicorp as if the Merger had been in effect for all periods.

RESULTS OF OPERATIONS

Consolidated results of operations include the accounts of Citigroup and its subsidiaries (collectively, the Company). Consolidated net income for the quarter ended June 30, 1998 was $2.240 billion, compared to $1.908 billion in the 1997 period. Consolidated net income for the quarter ended June 30, 1998 includes a credit of $191 million representing a reduction in the restructuring reserve recorded in the fourth quarter of 1997 in connection with the Salomon Merger (see Note 9 of Notes to Supplemental Condensed Consolidated Financial Statements). Excluding the restructuring reserve credit, income from operations for the second quarter of 1998 increased $141 million or 7% over the comparable period in 1997, primarily reflecting improved performance at the banking, consumer finance and insurance operations, offset by a decline in earnings at Salomon Smith Barney. Excluding the restructuring reserve credit, net income for the first six months of 1998 increased $487 million or 13% above the comparable period in 1997.

               SEGMENT RESULTS FOR THE THREE AND SIX MONTHS ENDED
                             JUNE 30, 1998 AND 1997

THE BUSINESSES OF CITIGROUP

Citigroup is a diversified, integrated financial services company engaged in banking, investment services, life and property and casualty insurance services, and consumer finance. The following table presents net income for these industry segments for the three and six months ended June 30, 1998 and 1997.

NET INCOME

                                                              Three Months Ended June 30,         Six Months Ended June 30,
                                                          --------------------------------------------------------------------
 IN MILLIONS OF DOLLARS                                          1998             1997              1998             1997
 -----------------------------------------------------------------------------------------------------------------------------
 Banking Services                                              $1,100           $1,027            $2,168           $2,025
 Investment Services                                              601              453             1,104              865
 Life Insurance Services                                          256              196               519              380
 Property & Casualty Insurance Services                           261              227               550              451
 Consumer Finance Services                                         68               52               128              101
 Corporate and Other                                              (46)             (47)              (68)             (99)
                                                          --------------------------------------------------------------------
                                                               $2,240           $1,908            $4,401           $3,723
 -----------------------------------------------------------------------------------------------------------------------------

The following discussions present in more detail each segment's performance.

BANKING SERVICES

SUMMARY OF FINANCIAL RESULTS

                                                               Three Months Ended June 30,         Six Months Ended June 30,
                                                          --------------------------------------------------------------------
 IN MILLIONS OF DOLLARS                                          1998              1997             1998              1997
 -----------------------------------------------------------------------------------------------------------------------------
 Net interest revenue                                            $2,995           $2,863            $5,834           $5,667
 Commissions, fees and other income                               3,207            2,448             5,973            4,840
                                                          --------------------------------------------------------------------
 TOTAL REVENUE                                                    6,202            5,311            11,807           10,507
                                                          --------------------------------------------------------------------
 Provision for credit losses                                        564              512             1,071              935
 Operating expense                                                3,878            3,168             7,267            6,332
                                                          --------------------------------------------------------------------
 TOTAL OPERATING EXPENSE                                          4,442            3,680             8,338            7,267
                                                          --------------------------------------------------------------------
 INCOME BEFORE TAXES                                              1,760            1,631             3,469            3,240
 Income taxes                                                       660              604             1,301            1,215
                                                          --------------------------------------------------------------------
 NET INCOME                                                      $1,100           $1,027            $2,168           $2,025
 -----------------------------------------------------------------------------------------------------------------------------

Citicorp reported net income for the 1998 second quarter of $1.1 billion, up 7% from the 1997 second quarter. Growth in income before taxes was led by U.S. bankcards (excluding the results of Universal Card Services (UCS) purchased from AT&T on April 2, 1998), Global Relationship Banking, and Citibanking in North America, along with a benefit from Corporate investment portfolio gains, partially offset by weaker earnings in the Consumer emerging markets businesses, largely due to conditions in Asia Pacific. Net income for the 1998 six months was $2.2 billion, up 7% from the 1997 six months.

Global Consumer income before taxes declined $67 million or 11% and $131 million or 10% in the quarterly and six-month comparisons, reflecting improved results in U.S. bankcards and the Citibanking businesses in North America, Japan, and Europe, more than offset by UCS acquisition premium costs and lower earnings in Asia Pacific and Latin America. Global Corporate Banking income before taxes grew $112 million or 14% and $212 million or 13% in the quarterly and six-month comparisons, largely attributable to Global Relationship Banking. Global Consumer income before taxes in Asia Pacific declined $70 million and $138 million in the quarterly and six-month comparisons primarily reflecting lower revenue and higher credit costs while Global Corporate Banking income before taxes was up $3 million in the quarter, as increased revenue was partially offset by higher expense and credit costs but was down $13 million in the six months as higher expense and credit costs more than offset revenue growth.

NET INTEREST REVENUE (TAXABLE EQUIVALENT BASIS) (1)

                                                             2ND QTR.      1st Qtr.      4th Qtr.      3rd Qtr.      2nd Qtr.
IN MILLIONS OF DOLLARS                                         1998          1998          1997          1997          1997
--------------------------------------------------------------------------------------------------------------------------------
Interest revenue.                                             $6,672        $6,320        $6,302        $6,207        $6,154
Interest expense                                               3,663         3,464         3,431         3,319         3,278
                                                           ---------------------------------------------------------------------
NET INTEREST REVENUE                                           3,009         2,856         2,871         2,888         2,876
Effect of credit card securitization activity                    908           640           596           565           578
                                                           ---------------------------------------------------------------------
TOTAL ADJUSTED (2)                                            $3,917        $3,496        $3,467        $3,453        $3,454
--------------------------------------------------------------------------------------------------------------------------------

IN BILLIONS OF DOLLARS

TOTAL AVERAGE INTEREST-EARNING ASSETS                         $276.0        $265.2        $257.0        $255.7        $252.6
Effect of credit card securitization activity                   36.8          27.4          26.3          24.8          24.7
                                                           ---------------------------------------------------------------------
TOTAL ADJUSTED (2)                                            $312.8        $292.6        $283.3        $280.5        $277.3
--------------------------------------------------------------------------------------------------------------------------------

NET INTEREST MARGIN (%)

TOTAL                                                           4.37%         4.37%         4.43%         4.48%         4.57%
Effect of credit card securitization activity                    .65%          .48%          .42%          .40%          .43%
                                                           ---------------------------------------------------------------------
TOTAL ADJUSTED (2)                                              5.02%         4.85%         4.85%         4.88%         5.00%
--------------------------------------------------------------------------------------------------------------------------------

(1) The taxable equivalent adjustment is based on the U.S. federal statutory tax rate of 35%.
(2) See page 19 for discussion of the effect of credit card securitization activity.
-----------------------------------------------------------------------------

Net interest revenue and net interest margin for all periods presented were reduced by the effect of credit card securitization activity. Adjusted for the effect of credit card securitization activity, net interest revenue of $3.917 billion increased 12% from the 1998 first quarter and 13% from the 1997 second quarter. The adjusted net interest margin increased from the 1998 first quarter, but remained relatively unchanged from the 1997 second quarter. These improvements in net interest revenue and the net interest margin from both periods reflected the addition of UCS, as well as an increase due to risk-based pricing strategies in U.S. bankcards.

Net interest revenue of $3.009 billion in the 1998 second quarter increased 5% from both the 1998 first quarter and 1997 second quarter, primarily reflecting the acquisition of the UCS portfolio in the current quarter as well as an increase in other average interest-earning assets, and was reduced by increased levels of securitization. The change from the 1997 second quarter also reflected a decline in the net interest margin primarily from reduced yields earned on assets.

Excluding UCS, net interest revenue compared to both periods reflected increased business volumes across most regions, especially in Global Corporate Banking. The increase from the 1998 first quarter also reflected the impact of one more day in the current quarter, partially offset by a slightly lower net interest margin. The improvement from the year ago quarter also reflected increases in Global Corporate Banking, including trading-related net interest revenue, offset by lower spreads in the Global Consumer businesses in Latin America and Asia Pacific, as well as the effect of foreign currency translation.

Interest revenue improved $352 million or 6% from the 1998 first quarter, primarily resulting from the addition of the UCS portfolio ($187 million); increased loan volumes in Global Corporate Banking in Latin America, Europe, and CEEMEA; as well as the impact of one more day in the 1998 second quarter. Interest revenue improved $518 million or 8% from the 1997 second quarter, principally from higher loan volumes at higher rates in Emerging Markets, and from the addition of UCS and higher loan volumes in the Global Consumer businesses in North America and Latin America. These improvements were partially offset by a decline in revenue resulting from increased levels of securitization activity.

Interest expense increased $199 million or 6% from the 1998 first quarter, primarily from the addition of the UCS portfolio ($81 million) and from increased time deposit volumes in Global Corporate Banking in Europe. Interest expense increased $385 million or 12% from the 1997 second quarter, primarily resulting from increased time deposit volumes across most global markets, and from increased rates paid in Emerging Markets and the addition of UCS, partially offset by a decline in purchased fund volumes and other borrowings in U.S. bankcards.

COMMISSIONS, FEES AND OTHER INCOME

COMMISSIONS AND FEES REVENUE

                                           Three Months Ended June 30,                  Six Months Ended June 30,
                                          -------------------------------     %        -------------------------------    %
IN MILLIONS OF DOLLARS                         1998            1997         Change         1998            1997         Change
------------------------------------------------------------------------------------------------------------------------------
GLOBAL CONSUMER
Citibanking                                 $   314         $   308            2        $   614         $   590            4
Cards (1)                                       600             491           22          1,083             964           12
Private Bank                                    133             117           14            251             229           10
                                          ------------------------------             -------------------------------
TOTAL GLOBAL CONSUMER (1)                     1,047             916           14          1,948           1,783            9
GLOBAL CORPORATE BANKING AND OTHER              528             502            5          1,027             956            7
                                          ------------------------------             -------------------------------
TOTAL ADJUSTED                                1,575           1,418           11          2,975           2,739            9
Effect of credit card securitization
activity                                        (22)             23           NM             19              54          (65)
                                          ------------------------------             -------------------------------
TOTAL                                        $1,553          $1,441            8         $2,994          $2,793            7
------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL INFORMATION
GLOBAL CONSUMER BUSINESSES IN:
     Emerging markets                       $   279            $300           (7)       $   549         $   588           (7)
     Developed markets                          768             616           25          1,399           1,195           17
                                          ------------------------------             ------------------------------
TOTAL                                        $1,047            $916           14         $1,948          $1,783            9
------------------------------------------------------------------------------------------------------------------------------

(1) See page 19 for discussion of the effect of credit card securitization activity.
NM Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------------

Total commissions and fees revenue of $1.6 billion in the 1998 second quarter and $3.0 billion for the 1998 six months increased $112 million or 8% and $201 million or 7% from the comparable 1997 periods. The effect of credit card securitization decreased commissions and fees revenue in the 1998 second quarter, and increased it in all other periods. Adjusted commissions and fees revenue in the second quarter of $1.6 billion and in the six months of $3.0 billion was up $157 million or 11% and $236 million or 9% from the comparable 1997 periods.

Global Consumer commissions and fees revenue was up $131 million or 14% (up $34 million or 4% excluding UCS) in the second quarter and $165 million or 9% in the six months. Growth in fee revenue in the 1998 second quarter was led by a 9% increase in the developed markets, excluding UCS, principally in U.S. bankcards and the Private Bank, and was partially offset by a 7% decrease in the emerging markets, principally Asia Pacific Cards, including the effect of foreign currency translation. U.S. bankcard fees increased as a result of higher levels of interchange fees, reflecting charge volume growth and pricing changes. Private Bank fee revenue increased in the quarter and six months as a result of higher trust, agency, and custodial fees on higher client business volumes under management.

Global Corporate Banking and Other commissions and fees revenue increased $26 million or 5% and $71 million or 7% from the comparable quarter and year-to-date periods. The improvement primarily reflected higher transaction banking services revenue, investment management fees, and corporate finance fees in Global Relationship Banking. Commissions and fees revenue in Emerging Markets was essentially unchanged in the 1998 quarter and six months from the comparable 1997 periods.

TRADING-RELATED REVENUE

Trading-related revenue is composed of principal transactions revenue (foreign exchange and trading revenue) and also includes other amounts principally reflected in net interest revenue. The table below presents trading-related revenue by business sector, by trading activity, and by income statement line.

                                           Three Months Ended June 30,                  Six Months Ended June 30,
                                          -------------------------------     %        -------------------------------    %
IN MILLIONS OF DOLLARS                         1998            1997         Change         1998            1997         Change
------------------------------------------------------------------------------------------------------------------------------
 BY BUSINESS SECTOR
 Global Corporate Banking
      Emerging Markets                         $259            $155           67        $   530         $   362          46
      Global Relationship Banking               357             270           32            735             600          23
                                          ------------------------------             ------------------------------
 Total Global Corporate Banking                 616             425           45          1,265             962          31
 Global Consumer and Other                      114              86           33            193             138          40
                                          ------------------------------             ------------------------------
 TOTAL                                         $730            $511           43        $ 1,458         $ 1,100          33
------------------------------------------------------------------------------------------------------------------------------

 BY TRADING ACTIVITY
 Foreign exchange (1)                          $391            $258           52        $   777         $   495          57
 Derivative (2)                                 218             129           69            454             336          35
 Fixed income (3)                                31              59          (47)            88             129         (32)
 Other                                           90              65           38            139             140          (1)
                                          ------------------------------             ------------------------------
 TOTAL                                         $730            $511           43        $ 1,458         $ 1,100          33
------------------------------------------------------------------------------------------------------------------------------

 BY INCOME STATEMENT LINE
 Principal transactions                        $563            $408           38        $ 1,148         $   903          27
 Other (4)                                      167             103           62            310             197          57
                                          ------------------------------             ------------------------------
 TOTAL                                         $730            $511           43        $ 1,458         $ 1,100          33
------------------------------------------------------------------------------------------------------------------------------

(1) Foreign exchange activity includes foreign exchange spot, forward, and option contracts.
(2) Derivative activity primarily includes interest rate and currency swaps, options, financial futures, and equity and commodity contracts.
(3) Fixed income activity principally includes debt instruments including government and corporate debt as well as mortgage assets.
(4)  Primarily net interest revenue.
-----------------------------------------------------------------------------

Trading-related revenue in the 1998 second quarter and six months increased $219 million and $358 million from the respective 1997 periods, primarily reflecting higher foreign exchange and derivatives revenue driven by global currency volatility, particularly in certain Asian currencies.

Levels of trading-related revenue may fluctuate in the future as a result of market and asset-specific factors.

REALIZED GAINS FROM SALES OF INVESTMENTS

Realized gains from sales of investments were $300 million in the second quarter and $541 million in the six months of 1998, compared with $124 million and $232 million in the comparable 1997 periods. The net gains in the second quarter of 1998 reflected gross realized gains of $328 million ($591 million for the six months) and gross realized losses of $28 million ($50 million for the six months). The 1998 second quarter and six months included realized gains of $174 million and $363 million, respectively, related to the sale of Brady bonds. The 1997 second quarter included a realized gain of $58 million related to the sale of Brady bonds.

The fair value of securities may fluctuate over time based on general market conditions as well as events and trends affecting specific securities.

OTHER INCOME

                                           Three Months Ended June 30,                  Six Months Ended June 30,
                                          -------------------------------     %        -------------------------------    %
IN MILLIONS OF DOLLARS                         1998            1997         Change         1998            1997         Change
------------------------------------------------------------------------------------------------------------------------------
 Credit card securitization activity           $351            $118           NM        $   489            $283          73
 Venture capital                                171             173           (1)           435             266          64
 Affiliate earnings                              42             112          (63)            71             171         (58)
 Net asset gains                                198              64           NM            229             156          47
 Other items                                     29               8           NM             66              36          83
                                          ------------------------------             ------------------------------
 TOTAL                                         $791            $475           67        $ 1,290            $912          41
--------------------------------------------------------------------------------------------------------------------------

NM Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------------------------------------------------

The increase in revenue related to credit card securitization activity in the 1998 second quarter and six months reflected the acquisition of UCS, improved net interest margins, and higher average securitized volumes. The effect of credit card securitization activity is discussed in more detail on page 19.

Venture capital revenue of $171 million in the 1998 second quarter remained essentially unchanged from the year-ago quarter. Revenue in the 1998 six months reflected a $169 million improvement, benefiting from continued buoyant equity markets. Investments of venture capital subsidiaries are carried at fair value, and revenue volatility can occur in the future based on general market conditions, as well as events and trends affecting specific venture capital investments.

Affiliate earnings in the 1998 second quarter and six months declined $70 million and $100 million from the year-ago periods, primarily due to a 1997 second quarter investment dividend together with reduced earnings in Credicard, a 33%-owned Brazilian affiliate.

Net asset gains of $198 million and $229 million in the 1998 second quarter and six months increased $134 million and $73 million from the year-ago periods, reflecting a $132 million gain on the disposition of two real estate-related equity interests obtained in connection with loan restructurings. Net asset gains in the 1997 second quarter included a $23 million gain related to the disposition of an automated trading business, partially offset by an investment writedown of $29 million in Latin America. Revenue in the 1997 six months also included gains of $46 million related to the refinancing agreement concluded with Peru, and $32 million from the sale of an investment from the acquisition finance portfolio by Global Relationship Banking, partially offset by an investment writedown of $20 million in Latin America.

PROVISION AND CREDIT LOSS RESERVE

The provision for credit losses of $564 million and $1.1 billion in the 1998 second quarter and six months increased $52 million and $136 million from the 1997 periods. The increase in the quarter reflected higher net write-offs in both Global Corporate Banking and Global Consumer, while the increase in the six months was attributable to Global Corporate Banking.

Details of net write-offs, additional provision, and the provision for credit losses are included in the table below:

NET WRITE-OFFS, ADDITIONAL PROVISION, AND PROVISION FOR CREDIT LOSSES

                                           Three Months Ended June 30,                  Six Months Ended June 30,
                                          -------------------------------     %        -------------------------------    %
IN MILLIONS OF DOLLARS                         1998            1997         Change         1998            1997         Change
------------------------------------------------------------------------------------------------------------------------------
 NET WRITE-OFFS (RECOVERIES)
 Global Consumer (1)                         $1,089            $925           18         $1,976          $1,818           9
 Global Corporate Banking                        29              (1)          NM             85             (62)         NM
                                          -------------------------------             ------------------------------
 TOTAL ADJUSTED NET WRITE-OFFS                1,118             924           21          2,061           1,756          17
 Effect of credit card securitization
 activity                                      (579)           (437)          32         (1,040)           (871)         19
                                          -------------------------------             ------------------------------
 TOTAL                                      $   539            $487           11         $1,021         $   885          15
------------------------------------------------------------------------------------------------------------------------------

 ADDITIONAL PROVISION
 Global Consumer                           $     25           $  25            -       $     50         $    50           -
                                          -------------------------------             ------------------------------
 TOTAL                                     $     25           $  25            -       $     50         $    50           -
------------------------------------------------------------------------------------------------------------------------------

 PROVISION FOR CREDIT LOSSES
 Global Consumer                             $  535            $513            4        $   986          $  997          (1)
 Global Corporate Banking                        29              (1)          NM             85             (62)         NM
                                          -------------------------------             ------------------------------
 TOTAL                                       $  564            $512           10         $1,071          $  935          15
------------------------------------------------------------------------------------------------------------------------------

(1)   Adjusted for the effect of credit card securitization activity.
      See page 19 for discussion.
NM Not meaningful, as percentage equals or exceeds 100%.
-----------------------------------------------------------------------------

Global Consumer net write-offs, adjusted for the effect of credit card securitization activity, in the 1998 second quarter and six months were $1.1 billion and $2.0 billion, up from $925 million and $1.8 billion in the 1997 periods, primarily reflecting the acquisition of UCS and higher losses in Asia Pacific and Latin America, partially offset by the effect of foreign currency translation and improvements in the U.S. mortgage portfolio. The Global Consumer provision for credit losses included an additional provision, in excess of net write-offs, of $25 million and $50 million in the 1998 and 1997 second quarters and six month periods. Net write-offs and the total provision may increase from the 1998 second quarter as a result of economic conditions, particularly in Asia Pacific and Latin America, the credit performance of the portfolios, including bankruptcies, seasonal factors, and other changes in portfolio levels. See "Consumer
Portfolio Review" on page 26 for additional discussion of the consumer portfolio.

Global Corporate Banking net write-offs in the 1998 second quarter were $29 million, compared with net recoveries of $1 million in the 1997 second quarter. The increase in net write-offs is primarily attributable to higher gross write-offs in the Emerging Markets business, partially offset by higher recoveries in Global Relationship Banking. Global Corporate Banking net write-offs in the 1998 six months were $85 million, compared with net recoveries of $62 million in the 1997 six months (including a 1997 first quarter $50 million recovery related to the refinancing agreement concluded with Peru). Excluding the 1997 first quarter refinancing recovery, the increase in net write-offs is primarily attributable to higher gross write-offs in the Emerging Markets business. There were no material credit losses related to derivative and foreign exchange contracts or standby letters of credit and guarantees in either six month period. Losses on commercial lending activities can vary widely with respect to timing and amount, particularly within any narrowly-defined business or loan type. Credit costs and cash-basis loans may increase from the 1998 second quarter level due to unsettled global markets, economic conditions, or other factors.

All identified losses are immediately written off, and the credit loss reserves described below are available to absorb all probable credit losses inherent in the portfolio. For analytical purposes only, Citicorp attributes its credit loss reserves as detailed in the table below:

CREDIT LOSS RESERVES

                                                                                     JUNE 30,      Dec. 31,      June 30,
IN MILLIONS OF DOLLARS                                                                 1998          1997          1997
-----------------------------------------------------------------------------------------------------------------------------
AGGREGATE ALLOWANCE FOR CREDIT LOSSES
Global Consumer (1)                                                                    $2,853        $2,487        $2,453
Global Corporate Banking                                                                3,429         3,429         3,429
                                                                                   ------------------------------------------
TOTAL AGGREGATE ALLOWANCE FOR CREDIT LOSSES (2)                                         6,282         5,916         5,882
Reserves for securitization activities (3)                                                 61            85            91
                                                                                   ------------------------------------------
TOTAL CREDIT LOSS RESERVES                                                             $6,343        $6,001        $5,973
-----------------------------------------------------------------------------------------------------------------------------

ALLOWANCE AS A PERCENT OF TOTAL LOANS

Global Consumer                                                                          2.66%         2.30%         2.24%
Global Corporate Banking (4)                                                             3.92%         4.38%         4.80%
TOTAL                                                                                    3.22%         3.16%         3.23%
-----------------------------------------------------------------------------------------------------------------------------

(1) The balance at June 30, 1998 includes $320 million of credit loss reserves related to the acquisition of UCS.
(2) Includes $6.2 billion attributable to loans and loan commitments as a deduction from Loans, $50 million attributable to standby letters of credit and guarantees included in Other liabilities, and $50 million attributable to derivative and foreign exchange contracts reported as a deduction from Trading account assets at June 30, 1998.
(3)  Attributable to mortgage loans sold with recourse.
(4) Excludes allowance portion attributable to standby letters of credit and guarantees, and derivative and foreign exchange contracts.
--------------------------------------------------------------------------------

Credit loss reserves totaled $6.3 billion as of June 30, 1998, up from $6.0 billion as of December 31, 1997 and June 30, 1997, reflecting the addition of $320 million of credit loss reserves related to the acquisition of UCS.

Uncertainty related to the economic and credit environment, as well as higher loan volumes, may result in further increases in the aggregate allowance for credit losses.

OPERATING EXPENSE

Operating expense of $3.9 billion and $7.3 billion in the 1998 second quarter and six months was up $710 million or 22% and $935 million or 15% from 1997. The acquisition of UCS increased expense in the quarter and six months by $227 million. In addition, approximately $200 million of the change in the second quarter was due to increased spending on preparations for the Year 2000 and the European Economic and Monetary Union ("EMU"), as well as for advertising and marketing programs, electronic banking initiatives, and incentive compensation. Global Corporate Banking adjusted expense increased $226 million and $389 million in the 1998 second quarter and six months, or 19% and 16% from year ago periods, reflecting increases of 23% and 19% in Global Relationship Banking and 12% for both periods in Emerging Markets. Expense in Global Consumer, including UCS, increased $403 million and $478 million, or 21% and 12% for the 1998 second quarter and six months, reflecting increases of 28% and 16% in the developed markets and 3% and 4% in the emerging markets. Foreign currency translation reduced expense by approximately 4% in both the quarter and six months.

Employee expense of $1.8 billion in the 1998 quarter and $3.5 billion in the six months was up $218 million or 14% and $267 million or 8% from the 1997 periods. The increase primarily reflected salary increases, including incentive compensation, and higher staff levels related to business expansion in the emerging markets. In addition, expense in the 1998 quarter and six months included charges of $25 million and $50 million associated with performance-based stock options granted in January 1998. Staff levels of 99,000 at June 30, 1998 increased 7,500 (3,800 from UCS and 2,200 in the emerging markets) or 8% from a year-ago.

Net premises and equipment expense was $528 million in the quarter and $1.0 billion in the six months, up $49 million or 10% and $58 million or 6% from 1997. Other expense was $1.5 billion and $2.7 billion in the quarter and six months, up $443 million or 41% and $610 or 29% from 1997. Costs associated with the Year 2000, EMU, the inclusion of UCS, and investment spending and higher business volumes in the emerging markets all contributed to the increase.

As further described in the 1997 Supplemental Financial Statements, Citicorp recognizes that the arrival of the Year 2000 poses a unique worldwide challenge to the ability of all systems to recognize the date change from December 31, 1999 to January 1, 2000 and, like other companies, has assessed and is repairing its computer applications and business processes to provide for their continued functionality. A process of inventory, scoping and analysis, modification, testing and certification, and implementation is under way, funded from a combination of a reprioritization of technology development initiatives and incremental costs. In addition an assessment of the readiness of external entities which it interfaces with is ongoing. Citicorp does not anticipate that the related overall costs will be material to any single year or quarter. In total, Citicorp's global operations and technology organization estimates that its costs for the remediation and testing of computer applications will amount to approximately $650 million over the three-year period from 1997 through 1999, of which approximately $320 million has been incurred to date, including $90 million in the 1998 second quarter.

Work is also under way to prepare for the coming European economic and monetary union, costs of which are also not expected to be material.

RESTRUCTURING CHARGE

During the 1997 third quarter, Citicorp recorded an $880 million charge related to cost-management programs and customer service initiatives to improve operational efficiency and productivity. These programs include global operations and technology consolidation and standardization, the reconfiguration of front-end distribution processes, and the outsourcing of various technological functions. The implementation of these restructuring programs, which are expected to be substantially completed by the end of 1998, is designed to ensure a positive effect on the quality of customer service. Overall, these programs are estimated to achieve pay-back towards the end of 1999. Expense savings generated by these programs are being reinvested in new products, marketing programs, and additional cost and quality initiatives to further increase revenue and reduce costs.

The charge included $487 million for severance benefits associated with approximately 9,000 positions. It is estimated that about 1,500 new positions will be added as part of this program, resulting in a net program reduction of about 7,500 jobs. The charge also included approximately $245 million related to writedowns of equipment and premises and $148 million related to lease termination and other exit costs. Additional program costs that do not qualify for recognition in the charge will be expensed as incurred in the implementation of these programs, but are not expected to be material.

Of the $880 million restructuring charge, approximately $457 million remained in the reserve as of June 30, 1998, with the difference reflecting the $245 million of equipment and premises write-downs recorded in 1997, as well as $164 million of primarily severance and related costs (of which $132 million has been paid in cash and $32 million is legally obligated), together with translation effects. Through June 30, 1998, 1,781 staff positions have been reduced under this program, 609 in the 1998 second quarter. Additional information about the 1997 restructuring charge, including the businesses and regions affected, may be found in the 1997 Supplemental Financial Statements.

EFFECT OF CREDIT CARD SECURITIZATION ACTIVITY

During the six months of 1998, $11.1 billion of U.S. credit card receivables were securitized, which included $3.5 billion securitized from the UCS portfolio. As of June 30, 1998, the total amount of securitized receivables, net of amortization, was $41.3 billion (including $11.0 billion related to UCS) compared with $27.6 billion as of March 31, 1998 and $24.2 billion as of June 30, 1997.

The securitization of credit card receivables, which is described in the 1997 Supplemental Financial Statements, does not affect the earnings reported in a period. However, securitization affects the manner in which revenue and the provision for credit losses are classified in the income statement. For securitized receivables, amounts that would otherwise be reported as net interest revenue, as commissions and fees revenue, and as net credit losses on loans are instead reported as commissions and fees revenue (for servicing fees) and as other income (for the remaining cash flows to which Citicorp is entitled, net of credit losses). Because credit losses are a component of these cash flows, Citicorp's revenues over the terms of these transactions may vary depending upon credit performance of the securitized receivables. However, Citicorp's exposure to credit losses on the securitized receivables is contractually limited to these cash flows. The following table shows the net effect of credit card securitization activity as an increase or (decrease) to the amounts reported in the Supplemental Condensed Consolidated Statement of Income and Average Balance Sheet, and under the captions of Return on Assets, Net Interest Margin, and Consumer Net Credit Loss Ratio. The initial and ongoing effects of adopting Statement of Financial Accounting Standards No. 125 in 1997 did not result in a change in the income recognition policies for credit card securitization activity due to immateriality.

                                                           Three Months Ended June 30,         Six Months Ended June 30,
                                                        ---------------------------------- ----------------------------------
IN MILLIONS OF DOLLARS                                       1998              1997             1998              1997
-----------------------------------------------------------------------------------------------------------------------------
Net interest revenue                                        $(908)            $(578)         $(1,548)          $(1,208)
Commissions and fees revenue                                  (22)               23               19                54
Other income                                                  351               118              489               283
Provision for credit losses                                  (579)             (437)          (1,040)             (871)
-----------------------------------------------------------------------------------------------------------------------------
NET INCOME IMPACT OF SECURITIZATION                         $   -             $   -          $     -           $     -
-----------------------------------------------------------------------------------------------------------------------------

Average assets (IN BILLIONS)                                $(37)             $(25)          $  (32)           $   (25)
Return on assets                                             .14%              .11%             .12%               .11%
Net interest margin                                         (.65)%            (.43)%           (.57)%             (.47)%
Consumer net credit loss ratio                             (1.06)%            (.91)%          (1.04)%             (.93)%
-----------------------------------------------------------------------------------------------------------------------------

The effect of credit card securitization activity on net interest revenue, commissions and fees revenue, other income, and the provision for credit losses in the 1998 second quarter and six months included ($174) million, ($9) million, $96 million, and ($87) million, respectively, related to UCS. Additionally, the UCS acquisition increased the effect of credit card securitization activity on the net interest margin by 8 basis points and 5 basis points in the 1998 second quarter and six months respectively. The remaining impact of credit card securitization is due to the increased level of securitization.

EARNINGS BY GLOBAL BUSINESS AREA

                                       Three Months Ended June 30,                  Six Months Ended June 30,
                                      -------------------------------     %        -------------------------------    %
IN MILLIONS OF DOLLARS                     1998            1997         Change         1998            1997         Change
---------------------------------------------------------------------------------------------------------------------------
Global Consumer                            $   377         $   459          (18)       $   806         $   936          (14)
Global Corporate Banking                       662             663            -          1,411           1,312            8
                                      ----------------------------                 -------------------------------
CORE BUSINESSES                              1,039           1,122           (7)         2,217           2,248           (1)
Other Items                                     61             (95)          NM            (49)           (223)          78
                                      ----------------------------                 -------------------------------
TOTAL CITICORP                             $ 1,100         $ 1,027            7        $ 2,168         $ 2,025            7
---------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL INFORMATION:

GLOBAL CONSUMER:
Citibanking                                $   155         $   194          (20)       $   335         $   371          (10)
Cards                                          146             186          (22)           322             406          (21)
Private Bank                                    76              79           (4)           149             159           (6)
                                      ----------------------------                 -------------------------------
TOTAL                                      $   377         $   459          (18)       $   806         $   936          (14)
---------------------------------------------------------------------------------------------------------------------------

GLOBAL CONSUMER BUSINESSES IN:
Emerging markets                           $   146         $   243          (40)       $   308         $   485          (36)
Developed markets                              231             216            7            498             451           10
                                      ----------------------------                 -------------------------------
TOTAL                                      $   377         $   459          (18)       $   806         $   936          (14)
---------------------------------------------------------------------------------------------------------------------------

GLOBAL CORPORATE BANKING
BUSINESSES IN:
Emerging Markets                            $  403         $   421           (4)       $   904         $   870            4
Global Relationship Banking                    259             242            7            507             442           15
                                      ----------------------------                 -------------------------------
TOTAL                                       $  662         $   663            -        $ 1,411         $ 1,312            8
---------------------------------------------------------------------------------------------------------------------------

MARGIN ANALYSIS

                                                2ND QTR.      1st Qtr.      4th Qtr.      3rd Qtr.      2nd Qtr.      1st Qtr.
IN MILLIONS OF DOLLARS                            1998          1998          1997          1997          1997          1997
----------------------------------------------------------------------------------------------------------------------------------
Total revenue, net of interest expense           $6,202        $5,605        $5,568        $5,541        $5,311        $5,196
Effect of credit card securitization
 activity                                           579           461           434           408           437           434
Net cost to carry (1)                                11            (1)            4            (5)           (1)           (3)
                                              ------------------------------------------------------------------------------------
ADJUSTED REVENUE                                  6,792         6,065         6,006         5,944         5,747         5,627
                                              ------------------------------------------------------------------------------------
Total operating expense                           3,878         3,389         3,403         4,223         3,168         3,164
Net OREO benefits (2)                                 2            12             9            16            37            10
Restructuring charge                                  -             -             -          (880)            -             -
                                              ------------------------------------------------------------------------------------
ADJUSTED OPERATING EXPENSE                        3,880         3,401         3,412         3,359         3,205         3,174
                                              ------------------------------------------------------------------------------------
OPERATING MARGIN                                  2,912         2,664         2,594         2,585         2,542         2,453
                                              ------------------------------------------------------------------------------------
Global Consumer net write-offs                      510           426           432           452           488           459
Effect of credit card securitization
 activity                                           579           461           434           408           437           434
Net cost to carry and net
  OREO (benefits) costs (1) (2)                      (3)           (1)            -            (4)           (3)            1
                                              ------------------------------------------------------------------------------------
GLOBAL CONSUMER CREDIT COSTS                      1,086           886           866           856           922           894
                                              ------------------------------------------------------------------------------------
Global Corporate Banking
  net write-offs (recoveries)                        29            56            29             9            (1)          (61)
Net cost to carry and net
  OREO costs (benefits) (1) (2)                      12           (12)           (5)          (17)          (35)          (14)
                                              ------------------------------------------------------------------------------------
GLOBAL CORPORATE BANKING
  CREDIT COSTS (BENEFITS)                            41            44            24            (8)          (36)          (75)
                                              ------------------------------------------------------------------------------------
OPERATING MARGIN LESS CREDIT COSTS                1,785         1,734         1,704         1,737         1,656         1,634
Additional provision (3)                             25            25            25            25            25            25
Restructuring charge                                  -             -             -           880             -             -
                                              ------------------------------------------------------------------------------------
INCOME BEFORE TAXES                               1,760         1,709         1,679           832         1,631         1,609
Income taxes                                        660           641           616           311           604           611
                                              ------------------------------------------------------------------------------------
NET INCOME                                       $1,100        $1,068        $1,063        $  521        $1,027        $  998
----------------------------------------------------------------------------------------------------------------------------------

(1) Includes the net cost to carry cash-basis loans and other real estate owned ("OREO").
(2) Includes gains and losses on sales, direct revenue and expense, and writedowns of OREO.
(3) Represents amounts in excess of net write-offs.
    See page 16 for discussion.
--------------------------------------------------------------------------

GLOBAL CONSUMER

The Global Consumer business meets the financial services needs of consumer customers across the regions of the world.

                                       Three Months Ended June 30,                  Six Months Ended June 30,
                                      -------------------------------     %        -------------------------------    %
IN MILLIONS OF DOLLARS                     1998            1997         Change         1998            1997         Change
---------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest
  expense                                   $4,044          $3,544           14         $7,551          $7,048           7
Adjusted operating expense                   2,362           1,959           21          4,343           3,865          12
                                          --------------- ---------------             --------------- --------------
OPERATING MARGIN                             1,682           1,585            6          3,208           3,183           1
Credit costs (1)                             1,086             922           18          1,972           1,816           9
                                          --------------- ---------------             --------------- --------------
OPERATING MARGIN LESS CREDIT COSTS             596             663          (10)         1,236           1,367         (10)
Additional provision                            25              25            -             50              50           -
                                          --------------- ---------------             --------------- --------------
INCOME BEFORE TAXES                            571             638          (11)         1,186           1,317         (10)
Income taxes                                   194             179            8            380             381           -
                                          --------------- ---------------             --------------- --------------
NET INCOME                                  $  377          $  459          (18)        $  806          $  936         (14)
---------------------------------------------------------------------------------------------------------------------------

Average assets (IN BILLIONS OF DOLLARS)     $  140          $  132            6         $  136          $  131           4
Return on assets (%)                          1.08            1.39            -           1.20            1.44           -
---------------------------------------------------------------------------------------------------------------------------

(1) Includes the effect of credit card securitization activity and the effect related to credit card receivables held for sale.
-------------------------------------------------------------------------------

Global Consumer income before taxes was $571 million and $1.2 billion in the 1998 second quarter and six months, compared with $638 million and $1.3 billion in 1997, reflecting improved results in U.S. bankcards and the Citibanking businesses in North America, Japan, and Europe, offset by UCS acquisition premium costs and lower earnings in the emerging markets of Asia Pacific and Latin America. Net income was $377 million and $806 million in the 1998 second quarter and six months, compared with $459 million and $936 million for 1997. Return on assets was 1.08% and 1.20% in the quarter and six months, compared to 1.39% and 1.44% a year ago.

Total consumer accounts reached 70 million as of June 30, 1998 in 57 countries and territories, up from 55 million a year ago, principally reflecting an increase of 14 million related to UCS, and increases in Latin America and Asia Pacific.

Adjusted revenue of $4.0 billion in the quarter and $7.6 billion in the six months was up $500 million and $503 million from 1997, primarily due to the acquisition of UCS (which contributed $336 million of revenue growth) and improvements in U.S. bankcards. Revenue also reflected improvements in the Citibanking businesses in North America and Japan, and in the Private Bank, and a decline in Asia Pacific, reflecting the effect of foreign currency translation and spread compression that was partially offset by business volume growth, principally in customer deposits. Net interest revenue increased 13% in the quarter and 6% in the six months, while fee and commission revenue was up 14% and 9%, respectively, principally due to U.S. bankcards, including UCS. Foreign currency translation reduced revenue growth by approximately 5 percentage points in both the 1998 second quarter and six months.

Adjusted operating expense increased $403 million or 21% in the quarter and $478 million or 12% in the six months from the 1997 periods, reflecting the acquisition of UCS (which added $227 million), higher advertising and marketing, and spending on technology initiatives primarily related to electronic banking, together with business volume growth and investment in new markets. Foreign currency translation reduced expense growth by approximately 5 percentage points in both the 1998 second quarter and six months.

Credit costs in the quarter were $1.1 billion ($910 million excluding UCS), compared with $886 million in the 1998 first quarter and $922 million a year ago, reflecting ratios of net credit losses to average managed loans of 2.88% (2.66% excluding UCS), 2.64%, and 2.73% in the respective quarters.

The Global Consumer business continued to build the allowance for credit losses with charges of $25 million in excess of net write-offs in both the 1998 and 1997 second quarters and $50 million in both six month periods.

Net credit losses and the related loss ratios may increase from the 1998 second quarter as a result of economic conditions, the credit performance of the portfolios, including bankruptcies, seasonal factors, and other changes in portfolio levels. See "Global Consumer Portfolio Review" on page 26 and "Provision and Credit Loss Reserves" on page 17 for additional discussion of the consumer portfolio.

With income taxes attributed to core businesses on the basis of local tax rates, effective tax rates were 34% and 32% in the 1998 second quarter and six months, up from 28% and 29% in the year-ago periods, reflecting changes in the geographic mix and nature of earnings. The difference between the local tax rates attributed to core businesses and Citicorp's overall effective tax rate is included in Corporate Items.

CITIBANKING


                                               Three Months Ended June 30,        %         Six Months Ended June 30,         %
                                              -------------------------------             ------------------------------
 IN MILLIONS OF DOLLARS                            1998            1997         Change         1998           1997         Change
-----------------------------------------------------------------------------------------------------------------------------------
 Revenue, net of interest expense                $1,620          $1,531            6         $3,150          $3,012           5
 Operating expense                                1,229           1,100           12          2,374           2,172           9
                                              -------------------------------             ------------------------------
 OPERATING MARGIN                                   391             431           (9)           776             840          (8)
 Credit costs                                       144             145           (1)           281             293          (4)
                                              -------------------------------             ------------------------------
 OPERATING MARGIN LESS CREDIT COSTS                 247             286          (14)           495             547         (10)
 Additional provision                                (4)              -           NM             (6)              -          NM
                                              -------------------------------             ------------------------------
 INCOME BEFORE TAXES                                251             286          (12)           501             547          (8)
 Income taxes                                        96              92            4            166             176          (6)
                                              -------------------------------             ------------------------------
 NET INCOME                                      $  155          $  194          (20)        $  335          $  371         (10)
-----------------------------------------------------------------------------------------------------------------------------------

 Average assets (IN BILLIONS OF DOLLARS)         $   88          $   84            5         $   87          $   83           5
 Return on assets (%)                              0.71            0.93            -           0.78            0.90           -
-----------------------------------------------------------------------------------------------------------------------------------

(1) NM Not meaningful, as percentage equals or exceeds 100%.
-----------------------------------------------------------------------------

Income before taxes from Citibanking activities -- delivering products and services to customers through branches and electronic delivery systems -- was $251 million and $501 million in the 1998 second quarter and six months. The 1998 results compared with $286 million and $547 million in the same 1997 periods, reflecting improvements in North America, Japan, and Europe that were more than offset by spending on technology initiatives primarily related to electronic banking, and declines in Asia Pacific and Latin America. Net income in the 1998 second quarter and six months was $155 million and $335 million, compared with $194 million and $371 million in 1997, respectively. Return on assets was 0.71% and 0.78% in the quarter and six months, compared with 0.93% and 0.90% a year ago.

Revenue of $1.6 billion and $3.1 billion in the 1998 second quarter and six months, increased 6% and 5% from 1997, as customer accounts increased 8% to 21 million and average customer deposits grew 9% (15% excluding the effect of foreign currency translation) to $101 billion. Developed markets revenue grew 9% and 8% in the quarter and six months, principally reflecting growth in the U.S. and Japan, and in the quarter, an increase in Europe. Emerging markets revenue was essentially unchanged in the quarter, and declined 2% in the six months, reflecting economic conditions in Asia Pacific (including weakened currencies) and moderate growth in Latin America, including reduced spreads in certain countries. Foreign currency translation reduced Citibanking revenue growth by approximately 7 and 6 percentage points in the 1998 second quarter and six months, respectively, primarily in the emerging markets.

Operating expense of $1.2 billion in the 1998 second quarter and $2.4 billion in the six months increased 12% and 9% from 1997. Expense increased 14% and 11% in the developed markets and 7% and 6% in the emerging markets, respectively, reflecting account and business volume growth, increased spending on technology initiatives primarily related to electronic banking, and advertising and marketing. Foreign currency translation reduced Citibanking expense growth by approximately 5 and 6 percentage points in the 1998 second quarter and six months, respectively, primarily in the emerging markets.

Credit costs in the quarter were essentially unchanged from the year-ago quarter, and were up $7 million from the previous quarter, reflecting improvement in the U.S. and Europe, offset by higher net credit losses in Latin America and Asia Pacific. The net credit loss ratio was 0.85% in the 1998 second quarter, compared with 0.83% in the 1998 first quarter and 0.87% in the 1997 second quarter. The emerging markets net credit loss ratio was 0.88% in the 1998 second quarter, compared with 0.70% in the 1998 first quarter and 0.54% in the 1997 second quarter. Foreign currency translation reduced reported net credit losses by approximately $10 million in the 1998 second quarter and $24 million in the six months. The additional provision in both the 1998 second quarter and six months, reflected increases in Asia Pacific and Latin America that were more than offset by reserve releases in North America due to continued credit improvement in the mortgage portfolio.

CARDS


                                               Three Months Ended June 30,        %         Six Months Ended June 30,         %
                                              -------------------------------             ------------------------------
 IN MILLIONS OF DOLLARS                            1998            1997         Change         1998           1997         Change
-----------------------------------------------------------------------------------------------------------------------------------
 Adjusted revenue, net of interest expense       $2,121          $1,734           22         $3,816          $3,486           9
 Adjusted operating expense                         930             675           38          1,570           1,341          17
                                              -------------------------------             ------------------------------
 OPERATING MARGIN                                 1,191           1,059           12          2,246           2,145           5
 Credit costs                                       945             778           21          1,702           1,525          12
                                              -------------------------------             ------------------------------
 OPERATING MARGIN LESS CREDIT COSTS                 246             281          (12)           544             620         (12)
 Additional provision                                29              25           16             56              50          12
                                              -------------------------------             ------------------------------
 INCOME BEFORE TAXES                                217             256          (15)           488             570         (14)
 Income taxes                                        71              70            1            166             164           1
                                              -------------------------------             ------------------------------
 NET INCOME                                      $  146          $  186          (22)        $  322          $  406         (21)
-----------------------------------------------------------------------------------------------------------------------------------

 Average assets (IN BILLIONS OF DOLLARS)         $   36          $   31           16         $   33          $   31           6
 Return on assets (%)                              1.63            2.41            -           1.97            2.64           -
-----------------------------------------------------------------------------------------------------------------------------------

During the quarter, Citibank completed the previously announced acquisition of UCS. The acquisition added $14.5 billion in managed customer receivables and 14 million accounts to U.S. bankcards, bringing the totals to $60.3 billion and 38 million, respectively, at June 30, 1998. In the quarter and six months, UCS contributed $336 million to revenue, $227 million to expense, and $176 million to credit costs, resulting in a net loss of approximately $44 million. These amounts included $107 million (pretax) of UCS acquisition premium costs (including funding costs associated with the acquisition purchase premium).

Card accounts worldwide totaled 49 million as of June 30, 1998, up from 36 million a year ago, principally reflecting the acquisition of UCS. U.S. bankcards accounts (excluding UCS) declined by 3% from a year ago, reflecting competitive pressures and continued risk management initiatives. Cards in the emerging markets grew 11% from a year ago, primarily in Latin America.

Income before taxes from Cards worldwide -- bankcards, Diners Club, and private label cards -- was $217 million and $488 million in the 1998 second quarter and six months, down $39 million and $82 million from the year-ago periods, reflecting improvements in U.S. bankcards, which were offset by the UCS acquisition premium costs and lower earnings in Asia Pacific and Latin America. Cards worldwide return on managed assets (including securitized card receivables) was 0.81% and 1.00% in the quarter and six months, compared with 1.33% and 1.46% in the year-ago periods. Net income for the 1998 second quarter and six months was $146 million and $322 million, compared with $186 million and $406 million in 1997.

Adjusted revenue of $2.1 billion and $3.8 billion in the 1998 second quarter and six months increased $387 million or 22% and $330 million or 9% from 1997, primarily reflecting the acquisition of UCS. Excluding UCS, U.S. bankcards revenue was up 9% and 5% in the quarter and six months, reflecting risk-based pricing strategies and higher interchange fee revenue, and in the six months reduced spreads. Interchange fee revenue reflected charge volume growth of 8% in the quarter and 6% in the six months and pricing changes. Revenue in emerging markets Cards was down 18% and 20%, respectively, resulting from lower revenue in Asia Pacific together with reduced earnings in Credicard, a 33%-owned Brazilian affiliate. Foreign currency translation reduced Cards revenue growth by approximately 3 percentage points in both the 1998 second quarter and six months, respectively.

Adjusted operating expense in the developed markets was up $260 million and $234 million in the quarter and six months, principally due to UCS and increased marketing costs. Emerging markets expense declined 3% and 2% as the effect of foreign currency translation more than offset account and business volume growth, increased collection costs, and continued investment in new markets. Foreign currency translation reduced Cards expense growth by 5 percentage points in both the 1998 second quarter and six months.

Credit costs of $945 million increased $188 million from the preceding quarter and $167 million from the 1997 quarter, principally reflecting the acquisition of UCS. Credit costs in U.S. bankcards were $842 million or 5.73% ($667 million or 5.97% excluding UCS) of average managed loans for the quarter compared to $668 million or 5.96% in the 1998 first quarter and $683 million or 6.13% a year ago. The 12-month-lagged loss ratio was 5.98% (excluding UCS) in the quarter, compared with 6.03% in the 1998 first quarter and 6.51% a year ago. The percent of gross write-offs from bankruptcies in the quarter was 41.1% (40.3% excluding UCS), compared with 37.0% in the prior quarter and 40.2% in the 1997 second quarter. U.S.
bankcards managed loans delinquent 90 days or more were $942 million or 1.58% ($766 million or 1.70% excluding UCS) at quarter-end, compared with $842 million or 1.88% in the prior quarter and $843 million or 1.86% a year ago.

Credit costs in non-U.S. bankcard portfolios were $103 million or 4.42% of average managed loans, compared with $89 million or 3.95% in the preceding quarter and $95 million or 4.14% in the 1997 quarter. Loans delinquent 90 days or more were $220 million or 2.30% as of June 30, 1998, compared with $216 million or 2.30% in the prior quarter and $206 million or 2.18% a year ago. Credit costs and loans delinquent 90 days or more primarily reflect higher amounts in Asia Pacific, partially offset by the effect of foreign currency translation.

Cards continued to build the allowance for credit losses with charges of $29 million and $56 million in excess of net write-offs in the 1998 second quarter and six months.

PRIVATE BANK


                                               Three Months Ended June 30,        %         Six Months Ended June 30,         %
                                              -------------------------------             ------------------------------
 IN MILLIONS OF DOLLARS                            1998            1997         Change         1998           1997         Change
-----------------------------------------------------------------------------------------------------------------------------------
 Adjusted revenue, net of interest expense         $303            $279            9           $585            $550           6
 Adjusted operating expense                         203             184           10            399             352          13
                                              -------------------------------             ------------------------------
 OPERATING MARGIN                                   100              95            5            186             198          (6)
 Credit benefits                                     (3)             (1)          NM            (11)             (2)         NM
                                              -------------------------------             ------------------------------
 INCOME BEFORE TAXES                                103              96            7            197             200          (2)
 Income taxes                                        27              17           59             48              41          17
                                              -------------------------------             ------------------------------
 NET INCOME                                        $ 76            $ 79           (4)          $149            $159          (6)
-----------------------------------------------------------------------------------------------------------------------------------

 Average assets (IN BILLIONS OF DOLLARS)           $ 16            $ 17           (6)          $ 16            $ 17          (6)
 Return on assets (%)                              1.91            1.86            -           1.88            1.89           -
------------------------------------------------------------------------------------------------------------------------------------
          NM Not meaningful, as percentage equals or exceeds 100%.
------------------------------------------------------------------------------------------------------------------------------------

Private Bank -- which provides personalized wealth management services for high net-worth clients -- income before taxes was $103 million and $197 million in the 1998 second quarter and six months, compared with $96 million and $200 million in 1997. Both periods reflected revenue improvements and increased operating costs. Net income was $76 million and $149 million in the 1998 second quarter and six months, compared to $79 million and $159 million in 1997.

Client business volumes under management at the end of the quarter reached $108 billion, up $8 billion or 8% from $100 billion a year earlier, reflecting double-digit growth in all regions, except in Asia Pacific, where due to economic conditions in the region, managed assets declined. The increase from 1997 primarily reflected growth in custody, trust, and fiduciary balances.

Adjusted revenue of $303 million and $585 million in the 1998 second quarter and six months increased 9% and 6% from 1997, primarily due to growth in other fee revenue and client-related foreign exchange. Developed markets revenue grew 12% and 7% in the quarter and six months, reflecting increases across all regions. Emerging markets revenue was up 4% in the quarter and 5% in the six months as growth in Latin America was partially offset by a slight decline in Asia Pacific.

Adjusted operating expense of $203 million and $399 million in the 1998 second quarter and six months increased 10% and 13% from 1997, primarily reflecting an increased sales force and product management costs. Foreign currency translation reduced expense growth by approximately 3 percentage points in both the 1998 second quarter and six months.

Credit costs were a net benefit of $3 million in the quarter and $11 million in the six months, as recoveries in North America and Europe were partially offset by write-offs in Asia Pacific. Loans delinquent 90 days or more were $197 million or 1.23% of loans, compared to $186 million or 1.21% in the preceding quarter and $187 million or 1.19% in the 1997 second quarter, reflecting increases in Asia Pacific and improvements from a year earlier in North America.

GLOBAL CONSUMER BUSINESSES IN EMERGING MARKETS


                                               Three Months Ended June 30,        %         Six Months Ended June 30,         %
                                              -------------------------------             ------------------------------
 IN MILLIONS OF DOLLARS                            1998            1997         Change         1998           1997         Change
-----------------------------------------------------------------------------------------------------------------------------------
 Adjusted revenue, net of interest expense         $923            $986           (6)        $1,795          $1,934          (7)
 Adjusted operating expense                         601             581            3          1,164           1,121           4
                                              -------------------------------             ------------------------------
 OPERATING MARGIN                                   322             405          (20)           631             813         (22)
 Credit costs                                       133              97           37            234             189          24
                                              -------------------------------             ------------------------------
 OPERATING MARGIN LESS CREDIT COSTS                 189             308          (39)           397             624         (36)
 Additional provision                                11               7           57             22              10          NM
                                              -------------------------------             ------------------------------
 INCOME BEFORE TAXES                                178             301          (41)           375             614         (39)
 Income taxes                                        32              58          (45)            67             129         (48)
                                              -------------------------------             ------------------------------
 NET INCOME                                        $146            $243          (40)         $ 308           $ 485         (36)
-----------------------------------------------------------------------------------------------------------------------------------

 Average assets (IN BILLIONS OF DOLLARS)           $ 42            $ 43           (2)         $   42          $  42           -
 Return on assets (%)                              1.39            2.27            -            1.48           2.33           -
-----------------------------------------------------------------------------------------------------------------------------------
NM Not meaningful, as percentage equals or exceeds 100%.
-----------------------------------------------------------------------------------------------------------------------------------


Net income in the emerging markets was $146 million and $308 million in the 1998 second quarter and six months, down from $243 million and $485 million a year ago, reflecting economic conditions, including weakened currencies, in Asia Pacific, and lower earnings in Latin America. In the quarter and six months, Cards represented 27% and 24% of emerging markets net income, compared with 36% and 37% in 1997, respectively.

Asia Pacific (excluding Japan and the Indian subcontinent, but including Australia and New Zealand) adjusted revenue declined 12% and 14% in the 1998 second quarter and six months from the 1997 periods, reflecting economic conditions in the region including the effect of foreign currency translation. Adjusted revenue in Latin America was essentially unchanged from the 1997 second quarter and six months, reflecting a decline in Credicard and reduced spreads in certain countries, offset by business volume growth, as well as improvements in the Private Bank. Foreign currency translation reduced revenue growth by approximately 13 percentage points in both the second quarter and six months.

Adjusted operating expense was up 3% in the quarter and 4% in the six months, reflecting a decline in Asia Pacific of 4% and 5%, offset by an 8% and 9% increase in Latin America, primarily in the Citibanking business. Foreign currency translation reduced expense growth by approximately 14 and 13 percentage points in the quarter and six months, respectively.

Credit costs in the emerging markets increased $32 million from the 1998 first quarter, and increased $36 million from the 1997 second quarter. The net credit loss ratio in Asia Pacific was 1.16%, up from 0.77% in the 1998 first quarter and 0.72% a year ago. The net credit loss ratio in Latin America was 2.51% compared to 1.99% in the 1998 first quarter and 2.30% a year ago. Emerging markets managed loans delinquent 90 days or more were $647 million or 1.95% at quarter-end, compared with $620 million or 1.85% at March 31, 1998 and $461 million or 1.32% a year ago. The emerging markets businesses built the allowance for loan losses by $11 million in the quarter and $22 million in the six months.

GLOBAL CONSUMER BUSINESSES IN DEVELOPED MARKETS


                                               Three Months Ended June 30,        %         Six Months Ended June 30,         %
                                              -------------------------------             ------------------------------
 IN MILLIONS OF DOLLARS                            1998            1997         Change         1998           1997         Change
-----------------------------------------------------------------------------------------------------------------------------------
 Adjusted revenue, net of interest expense       $3,121          $2,558           22         $5,756          $5,114          13
 Adjusted operating expense                       1,761           1,378           28          3,179           2,744          16
                                              -------------------------------             ------------------------------
 OPERATING MARGIN                                 1,360           1,180           15          2,577           2,370           9
 Credit costs                                       953             825           16          1,738           1,627           7
                                              -------------------------------             ------------------------------
 OPERATING MARGIN LESS CREDIT COSTS                 407             355           15            839             743          13
 Additional provision                                14              18          (22)            28              40         (30)
                                              -------------------------------             ------------------------------
 INCOME  BEFORE TAXES                               393             337           17            811             703          15
 Income taxes                                       162             121           34            313             252          24
                                              -------------------------------             ------------------------------
 NET INCOME                                      $  231          $  216            7         $  498          $  451          10
-----------------------------------------------------------------------------------------------------------------------------------

 Average assets (IN BILLIONS OF DOLLARS)         $   98          $   89           10         $   94          $   89           6
 Return on assets (%)                              0.95            0.97            -           1.07            1.02           -
-----------------------------------------------------------------------------------------------------------------------------------

Income before taxes in the developed markets was $393 million and $811 million in the 1998 second quarter and six months, up $56 million and $108 million from 1997, reflecting improvements in U.S. bankcards and in Citibanking in North America, Japan, and Europe that were partially offset by UCS acquisition premium costs and increased spending on electronic banking initiatives. Net income for the 1998 second quarter and six months was $231 million and $498 million, compared with $216 million and $451 million in 1997.

Adjusted revenue was up 22% in the quarter and up 13% in the six months, reflecting the acquisition of UCS, and other increases in U.S. bankcards and in Citibanking businesses across all regions. Adjusted operating expense grew 28% and 16%, reflecting UCS, spending on technology initiatives primarily related to electronic banking, and increased advertising and marketing, together with business volume growth.

Credit costs in the developed markets increased by $128 million from the 1997 second quarter, reflecting the addition of UCS (credit costs of $176 million), partially offset by improvements in Citibanking, U.S. bankcards, and credit recoveries in the Private Bank. Managed loans delinquent 90 days or more were $2.7 billion or 2.25% ($2.5 billion or 2.39% excluding UCS) at quarter-end, compared with $2.6 billion or 2.54% at March 31, 1998 and $2.9 billion or 2.80% a year ago. The developed markets businesses built the allowance for loan losses by $14 million in the quarter and $28 million in the six months.

CONSUMER PORTFOLIO REVIEW

In the consumer portfolio, credit loss experience is often expressed in terms of annualized net credit losses as a percentage of average loans. Pricing and credit policies reflect the loss experience of each particular product. Consumer loans are generally written off no later than a predetermined number of days past due on a contractual basis, or earlier in the event of bankruptcy. The number of days is set at an appropriate level according to loan product and country.

The table on page 27 summarizes delinquency and net credit loss experience in both the managed and on-balance sheet loan portfolio in terms of loans 90 days or more past due, net credit losses, and as a percentage of related loans.

CONSUMER LOAN DELINQUENCY AMOUNTS, NET CREDIT LOSSES, AND RATIOS


                                          TOTAL                                         AVERAGE
                                          LOANS       90 DAYS OR MORE PAST DUE (1)       LOANS          NET CREDIT LOSSES (1)
                                       --------------------------------------------------------------------------------------------
IN MILLIONS OF DOLLARS,                 JUNE 30,    JUNE 30,    Mar. 31,   June 30,    2ND QTR.    2ND QTR.    1st Qtr.   2nd Qtr.
  EXCEPT LOAN AMOUNTS IN BILLIONS         1998        1998        1998       1997        1998        1998        1998       1997
-----------------------------------------------------------------------------------------------------------------------------------
CITIBANKING                              $  68.2     $1,995      $2,014     $2,094      $  68.0     $  144        $137       $145
Ratio                                                  2.93%       2.97%      3.13%                   0.85%       0.83%      0.87%
CARDS
U.S. Bankcards (2)                          59.6        942         842        843         58.9        842         668        683
Ratio                                                  1.58%       1.88%      1.86%                   5.73%       5.96%      6.13%
Other (3)                                    9.6        220         216        206          9.3        103          89         95
Ratio                                                  2.30%       2.30%      2.18%                   4.42%       3.95%      4.14%
PRIVATE BANK                                16.0        197         186        187         15.6          -          (7)         2
Ratio                                                  1.23%       1.21%      1.19%                   NM          NM         0.04%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL MANAGED                              153.4      3,354       3,258      3,330        151.8      1,089         887        925
RATIO                                                  2.19%       2.37%      2.43%                   2.88%       2.64%      2.73%
-----------------------------------------------------------------------------------------------------------------------------------
SECURITIZATION ACTIVITY (4)

Securitized credit card receivables        (41.3)      (601)       (519)      (453)       (36.8)      (542)       (430)      (404)
Loans held for sale                         (4.7)       (40)        (39)       (37)        (4.6)       (37)        (31)       (33)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL LOANS                               $107.4     $2,713      $2,700     $2,840       $110.4     $  510        $426       $488
Ratio                                                  2.53%       2.55%      2.59%                   1.86%       1.64%      1.82%
-----------------------------------------------------------------------------------------------------------------------------------

MANAGED PORTFOLIO
DEVELOPED                                 $120.1     $2,707      $2,638     $2,869       $118.5       $956        $790       $828
Ratio                                                  2.25%       2.54%      2.80%                   3.24%       3.09%      3.26%
EMERGING                                    33.3        647         620        461         33.3        133          97         97
Ratio                                                  1.95%       1.85%      1.32%                   1.61%       1.21%      1.15%
-----------------------------------------------------------------------------------------------------------------------------------

EMERGING PORTFOLIO (5)
ASIA PACIFIC                               $22.0       $374        $375       $289        $22.1        $63         $42        $44
Ratio                                                  1.70%       1.67%      1.15%                   1.16%       0.77%      0.72%
LATIN AMERICA                                9.9        227         202        152          9.8         61          46         46
Ratio                                                  2.28%       2.10%      1.85%                   2.51%       1.99%      2.30%
CEEMEA (6)                                   1.4         46          43         20          1.4          9           9          7
Ratio                                                  3.40%       3.03%      1.43%                   2.86%       2.78%      2.15%
-----------------------------------------------------------------------------------------------------------------------------------

(1) The ratios of 90 days or more past due and net credit losses are calculated based on end-of-period and average loans, respectively, both net of unearned income.
(2) The U.S. bankcards managed ratios of 90 days or more past due and net credit losses were reduced by 12 basis points and 24 basis points, respectively, in the current quarter, due to the addition of the UCS portfolio.
(3) Includes bankcards outside of the U.S., worldwide Diners Club, and private label cards.
(4)  See page 19 for a description of the effect of credit card securitization activity.
(5)   Includes Private Bank and excludes Japan.
(6)   Central and Eastern Europe, Middle East, and Africa.
NM    Not meaningful.
-------------------------------------------------------------------------------

CONSUMER LOAN BALANCES, NET OF UNEARNED INCOME


                                                             END OF PERIOD                                     AVERAGE
                                                   --------------------------------------------------------------------------------
                                                    JUNE 30,    Mar. 31,   June 30,                2ND QTR.    1st Qtr.   2nd Qtr.
IN BILLIONS OF DOLLARS                                1998        1998       1997                    1998        1998       1997
-----------------------------------------------------------------------------------------------------------------------------------

MANAGED                                               $153.4      $137.3     $137.3                  $151.8      $136.5     $135.5
Securitized credit card receivables                    (41.3)      (27.6)     (24.2)                  (36.8)      (27.4)     (24.7)
Loans held for sale                                     (4.7)       (3.8)      (3.6)                   (4.6)       (3.6)      (3.4)
                                                   -----------------------------------            ---------------------------------
LOAN PORTFOLIO                                        $107.4      $105.9     $109.5                  $110.4      $105.5     $107.4
-----------------------------------------------------------------------------------------------------------------------------------

Total delinquencies 90 days or more past due in the managed portfolio were $3.4 billion with a related delinquency ratio of 2.19% ($3.2 billion or 2.29% excluding UCS) at June 30, 1998, compared with $3.3 billion or 2.37% at March 31, 1998 and $3.3 billion or 2.43% a year ago. Total managed net credit losses in the 1998 second quarter were $1.1 billion and the related loss ratio was 2.88% ($913 million and 2.66% excluding UCS) compared with $887 million and 2.64% in the 1998 first quarter and $925 million and 2.73% in the 1997 second quarter.

In Citibanking, managed loans delinquent 90 days or more were $2.0 billion with a related ratio of 2.93% at June 30, 1998, compared with $2.0 billion or 2.97% at March 31, 1998 and $2.1 billion or 3.13% at June 30, 1997. The decline in delinquencies from a year ago reflects improvements in the U.S. mortgage portfolio and the effect of foreign currency translation, partially offset by increases in Asia Pacific and Latin America. Net credit losses in the 1998 second quarter were $144 million and the related loss ratio was 0.85%, compared with $137 million and 0.83% in the 1998 first quarter and $145 million and 0.87% in the 1997 second quarter, reflecting higher losses in Latin America and Asia Pacific, offset by improvement in U.S. mortgages and Europe, and the effect of foreign currency translation.

U.S. bankcards managed loans delinquent 90 days or more were $942 million or 1.58% ($766 million or 1.70% excluding UCS) at quarter-end, compared with $842 million or 1.88% at March 31, 1998 and $843 million or 1.86% a year ago. Net credit losses were $842 million and the related loss ratio was 5.73% ($667 million and 5.97% excluding UCS) in the quarter, compared to $668 million and 5.96% in the 1998 first quarter and $683 million and 6.13% a year ago. The 12-month-lagged loss ratio was 5.98% (excluding UCS) in the quarter, compared with 6.03% in the 1998 first quarter and 6.51% a year ago. The percent of gross write-offs from bankruptcies in the quarter was 41.1% (40.3% excluding UCS), compared with 37.0% in the prior quarter and 40.2% in the 1997 second quarter.

The other Cards businesses include bankcards outside the United States, worldwide Diners Club, and private label cards. Loans delinquent 90 days or more of $220 million at June 30, 1998 were up from $216 million at March 31, 1998 and $206 million at June 30, 1997. Net credit losses in the 1998 second quarter of $103 million increased from $89 million in the prior quarter and $95 million a year ago. The increase in both delinquencies and net credit losses primarily reflects higher amounts in Asia Pacific, partially offset by the effect of foreign currency translation. Additionally, delinquencies reflect higher amounts in Latin America.

Private Bank loans delinquent 90 days or more were $197 million or 1.23% of loans at June 30, 1998, up from $186 million or 1.21% at March 31, 1998 and $187 million or 1.19% a year ago. The increase from both the 1998 first quarter and a year ago primarily reflects an increase in nonaccrual loans in Asia Pacific. As compared to a year ago, delinquencies also reflect improvements in North America.

Total consumer loans on the balance sheet delinquent 90 days or more on which interest continued to be accrued were $983 million at June 30, 1998, compared with $988 million at March 31, 1998 and $937 million at June 30, 1997. Included in these amounts are U.S. government-guaranteed student loans of $247 million, $256 million, and $215 million, respectively. Other consumer loans delinquent 90 days or more on which interest continued to be accrued (which primarily include worldwide bankcard receivables and certain portfolios in Germany) were $736 million, $732 million, and $722 million, respectively. The majority of these other loans are written off upon reaching a stipulated number of days past due. See the table entitled "Cash-Basis, Renegotiated, and Past Due Loans" on page 56.

Citicorp's policy for suspending the accrual of interest on consumer loans varies depending on the terms, security, and credit loss experience characteristics of each product, as well as write-off criteria in place. At June 30, 1998, interest accrual had been suspended on $1.9 billion of consumer loans, primarily consisting of Citibanking loans, compared with $1.9 billion at March 31, 1998 and $2.0 billion at June 30, 1997. The decline from June 30, 1997 reflects improvements in U.S. mortgages and the effect of foreign currency translation, partially offset by increases in Asia Pacific. U.S. mortgages on which the accrual of interest had been suspended were $424 million at June 30, 1998, down from $475 million at March 31, 1998 and $604 million at June 30, 1997, reflecting continued improvement in the credit quality of the portfolio.

The portion of Citicorp's aggregate allowance for credit losses attributed to the consumer portfolio was $2.9 billion as of June 30, 1998, up from $2.5 billion as of March 31, 1998 and June 30, 1997, reflecting the addition of $320 million of credit loss reserves related to the acquisition of UCS. The aggregate allowance for credit losses reflected an additional provision of $25 million in excess of net write-offs per quarter for each period presented. The allowance as a percentage of loans on the balance sheet was 2.66% as of June 30, 1998, compared with 2.36% at March 31, 1998 and 2.24% at June 30, 1997. See "Provision and Credit Loss Reserves" on page 16 for further discussion.

Net credit losses and the related loss ratios may increase from the 1998 second quarter as a result of economic conditions, particularly in Asia Pacific and Latin America, the credit performance of the portfolios, including bankruptcies, seasonal factors, and other changes in portfolio levels. Additionally, delinquencies and loans on which the accrual of interest is suspended could remain at relatively high levels.

GLOBAL CORPORATE BANKING

Global Corporate Banking serves corporations, financial institutions, governments, investors, and other participants in capital markets throughout the world.


                                               Three Months Ended June 30,        %         Six Months Ended June 30,         %
                                              -------------------------------             ------------------------------
 IN MILLIONS OF DOLLARS                            1998            1997         Change         1998           1997         Change
-----------------------------------------------------------------------------------------------------------------------------------
 Adjusted revenue, net of interest expense       $2,409          $1,994           21         $4,721          $3,924          20
 Adjusted operating expense                       1,433           1,207           19          2,747           2,358          16
                                              -------------------------------             ------------------------------
 OPERATING MARGIN                                   976             787           24          1,974           1,566          26
 Credit costs (benefits)                             41             (36)          NM             85            (111)         NM
                                              -------------------------------             ------------------------------
 INCOME BEFORE TAXES                                935             823           14          1,889           1,677          13
 Income taxes                                       273             160           71            478             365          31
                                              -------------------------------             ------------------------------
 NET INCOME                                     $   662         $   663            -         $1,411          $1,312           8
-----------------------------------------------------------------------------------------------------------------------------------

 Average assets (IN BILLIONS OF DOLLARS)        $   178         $   152           17        $   175         $   150          17
 Return on assets (%)                               1.49            1.75           -            1.63            1.76          -
-----------------------------------------------------------------------------------------------------------------------------------
NM Not meaningful, as percentage equals or exceeds 100%.
------------------------------------------------------------------------------------------------------------------------------------

Global Corporate Banking income before taxes in the 1998 second quarter and six months grew $112 million or 14% and $212 million or 13% from the comparable 1997 periods, while net income was essentially unchanged from the 1997 second quarter and was up $99 million or 8% from the 1997 six months as changes in the nature and geographic mix of pretax earnings increased the effective income tax rates in the quarterly and six-month comparisons. Growth in average assets of 17% in both the quarterly and six-month comparisons outpaced net income growth and resulted in a decline in return on average assets of 26 basis points and 13 basis points in the quarterly and six-month comparisons. The Emerging Markets business contributed 61% and 64% of Global Corporate Banking net income in the 1998 second quarter and six months, and Global Relationship Banking contributed 39% and 36% of Global Corporate Banking net income.

Adjusted revenue grew 21% and 20% (both 25% excluding the effect of foreign currency translation) in the quarterly and six-month comparisons. The growth in both periods reflected improved trading-related revenue, higher aggregate realized gains from sales of investments and net asset gains, growth in transaction banking services and corporate finance revenue, improved treasury results and, in the six-month period, higher venture capital revenue. Growth in these areas was partially offset by a significant second quarter 1997 dividend from an investment of an affiliate. Adjusted operating expense increased 19% and 16% (22% and 20% excluding the effect of foreign currency translation) in the quarterly and six-month comparisons. Revenue growth outpaced expense growth by ratios of 1.8 to 1 and 2.0 to 1 in the quarterly and six-month comparisons, resulting in operating margin growth of 24% and 26% (30% and 34% excluding the effect of foreign currency translation), respectively. Credit costs rose $77 million and $196 million in the quarterly and six-month comparisons primarily due to higher write-offs in Asia Pacific coupled with lower gains from the sale of OREO and, in the six-month comparison, a $50 million recovery in 1997 from the refinancing agreement concluded with Peru.

Cash-basis loans of $1.3 billion at June 30, 1998 declined $51 million from the 1998 first quarter, but increased $376 million from the year-ago quarter. Cash-basis loans in Global Relationship Banking of $300 million declined $77 million from the 1998 first quarter and $134 million from the year-ago quarter. Cash-basis loans in the Emerging Markets of $1.0 billion increased $26 million from the 1998 first quarter and $510 million from a year ago. The increase from the year-ago quarter is primarily due to the economic turmoil affecting Thailand and Indonesia. Emerging Markets cash-basis loans included $44 million and $83 million at June 30, 1998 and March 31, 1998, respectively, of balance sheet credit exposures related to foreign currency derivative contracts with customers for which the recognition of revaluation gains has been suspended. The amount included a year ago was not material. Commercial OREO of $348 million improved $2 million and $134 million from the 1998 first quarter and the year-ago quarter. See the tables entitled "Cash-Basis, Renegotiated, and Past Due Loans" and "Other Real Estate Owned and Assets Pending Disposition" on page 56.

Levels of trading-related and venture capital revenue and realized gains from sales of investments and net asset gains in Global Corporate Banking may fluctuate in the future as a result of market and asset-specific factors. See pages 15 and 16 for discussions of trading-related and venture capital revenue and realized gains from sales of investments and net asset gains that supplement the comments in the Emerging Markets and Global Relationship Banking sections that follow. Losses on commercial lending activities can vary widely with respect to timing and amount, particularly within any narrowly-defined business or loan type. Credit costs and cash-basis loans may increase from the 1998 second quarter level due to unsettled global markets, economic conditions, or other factors. See "Provision and Credit Loss Reserves" on page 16 for additional discussion of the Global Corporate Banking portfolio.

EMERGING MARKETS

                                              Three Months Ended June 30,                  Six Months Ended June 30,
                                             -------------------------------      %      -------------------------------      %
IN MILLIONS OF DOLLARS                            1998            1997         Change         1998            1997         Change
---------------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense      $ 1,127           $ 977           15        $ 2,241         $ 1,902           18
Adjusted operating expense                         530             473           12          1,028             919           12
                                             --------------- ---------------             --------------- ---------------
OPERATING MARGIN                                   597             504           18          1,213             983           23
Credit costs (benefits)                             93              24           NM            156             (12)          NM
                                             --------------- ---------------             --------------- ---------------
INCOME BEFORE TAXES                                504             480            5          1,057             995            6
Income taxes                                       101              59           71            153             125           22
                                             --------------- ---------------             --------------- ---------------
NET INCOME                                     $   403           $ 421           (4)       $   904         $   870            4
---------------------------------------------------------------------------------------------------------------------------------

Average assets (IN BILLIONS OF DOLLARS)        $    84           $  70           20        $    83         $    68           22
Return on assets (%)                              1.92            2.41           -            2.20            2.58           -
---------------------------------------------------------------------------------------------------------------------------------

NM Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

Emerging Markets operating margin in the 1998 second quarter and six months grew $93 million or 18% and $230 million or 23% from the comparable 1997 periods as revenue growth outpaced expense growth by ratios of 2.6 to 1 and 3.1 to 1, respectively. However, credit costs increased $69 million and $168 million in the quarterly and six-month comparisons, reducing income before taxes growth to 5% and 6%, respectively. Due to changes in the nature and geographic mix of earnings, the effective income tax rate in the 1998 second quarter climbed to 20% from 12%, raising income taxes and producing a 4% decline in net income. Net income in the six-month comparison grew 4%.

Adjusted revenue grew $150 million or 15% (23% excluding the effect of foreign currency translation) and $339 million or 18% (27% excluding the effect of foreign currency translation) in the quarterly and six-month comparisons. Trading-related revenue of $259 million and $530 million in the 1998 second quarter and six months grew $104 million and $168 million from the comparable 1997 periods, primarily due to strong foreign exchange results in Asia Pacific attributable to unsettled financial markets in certain Asian countries. The aggregate of realized gains from sales of investments and net asset gains totaled $179 million and $397 million in the 1998 quarter and six months, up $45 million and $109 million from the comparable 1997 periods, and included $174 million and $363 million in the 1998 periods and $58 million in the 1997 quarter and six months from the sale of Brady bonds. This revenue in the 1997 six months also included $46 million related to the refinancing agreement concluded with Peru. Transaction banking services revenue grew at double digit rates in both the quarterly and six-month comparisons and was complemented in both comparisons by strong treasury results. Revenue in the 1997 second quarter and six months included a significant dividend from an investment of an affiliate.

Adjusted revenue in Asia Pacific (comprising 13 countries and territories excluding Japan and the Indian subcontinent, but including Australia and New Zealand) grew 26% and 20% in the quarterly and six-month comparisons due to improved trading-related revenue coupled with double-digit growth in transaction banking services revenue and significantly improved treasury results. No single country or territory in the Emerging Markets Asia Pacific business exceeded 2% of Citicorp's adjusted revenue or average assets in the 1998 second quarter or six months. Revenue attributed to the Embedded Bank and Emerging Local Corporate strategies (Citicorp's plans to gain market share in selected emerging market countries), together with new franchises, accounted for 4% of Emerging Markets revenue in both the 1998 second quarter and six months and was up 43% and 70% in the quarterly and six-month comparisons. About 22% and 21% of the revenue in the Emerging Markets business in the 1998 second quarter and six months was attributable to business from multinational companies managed jointly with Global Relationship Banking, with that revenue having grown 17% and 23% in the quarterly and six-month comparisons.

Adjusted operating expense increased $57 million or 12% (19% excluding the effect of foreign currency translation) and $109 million or 12% (18% excluding the effect of foreign currency translation) in the quarterly and six-month comparisons. The growth reflected investment spending to build the franchise, including costs associated with Citicorp's Embedded Bank and Emerging Local Corporate strategies, and volume-related expense growth.

Credit costs rose $69 million and $168 million in the quarterly and six-month comparisons, with Asia Pacific contributing $67 million and $125 million of the increase, primarily from Indonesia and Thailand. Credit costs in the 1998 and 1997 six months included recoveries of $9 million from the refinancing agreement concluded with the Ivory Coast and $50 million from the refinancing agreement concluded with Peru, respectively.

Average assets in the 1998 second quarter and six months grew $14 billion or 20% and $15 billion or 22% reflecting growth across all geographic segments, and was concentrated in the loan portfolio and transaction banking products, together with treasury initiatives.

GLOBAL RELATIONSHIP BANKING

                                               Three Months Ended June 30,                  Six Months Ended June 30,
                                              -------------------------------      %     ------------------------------       %
 IN MILLIONS OF DOLLARS                            1998            1997         Change         1998           1997         Change
---------------------------------------------------------------------------------------------------------------------------------
 Adjusted revenue, net of interest expense       $1,282          $1,017           26         $2,480          $2,022          23
 Adjusted operating expense                         903             734           23          1,719           1,439          19
                                              --------------- ---------------             --------------- --------------
 OPERATING MARGIN                                   379             283           34            761             583          31
 Credit benefits                                    (52)            (60)         (13)           (71)            (99)        (28)
                                              --------------- ---------------             --------------- --------------
 INCOME BEFORE TAXES                                431             343           26            832             682          22
 Income taxes                                       172             101           70            325             240          35
                                              --------------- ---------------             --------------- --------------
 NET INCOME                                     $   259         $   242            7        $   507         $   442          15
---------------------------------------------------------------------------------------------------------------------------------
 Average assets (IN BILLIONS OF DOLLARS)       $     94        $     82           15       $     92        $     82          12
 Return on assets (%)                              1.11            1.18           -           1.11             1.09          -
---------------------------------------------------------------------------------------------------------------------------------

Income before taxes from the Global Relationship Banking business in North America, Europe, and Japan in the 1998 second quarter and six months grew $88 million or 26% and $150 million or 22% from the comparable 1997 periods. However, increases in the effective income tax rates to 40% and 39% in the 1998 second quarter and six months from 29% and 35% in the respective 1997 periods raised income taxes, and resulted in net income improvements of $17 million or 7% and $65 million or 15% in the quarterly and six-month comparisons.

Adjusted revenue grew $265 million or 26% and $458 million or 23% in the quarterly and six-month comparisons. Revenue growth in the quarterly comparison reflected a $132 million gain on the disposition of two real-estate-related equity interests obtained in connection with loan restructurings, an $87 million improvement in trading-related revenue, double-digit growth in corporate finance and investment management fees, moderate growth in transaction banking services revenue, and essentially unchanged venture capital revenue, partially offset by a $23 million gain on the sale of a business recognized in the 1997 second quarter. Revenue growth in the six-month comparison reflected a $169 million improvement in venture capital revenue, a $135 million improvement in trading-related revenue, the $132 million gain on the disposition of two real-estate-related equity interests, double-digit growth in corporate finance and investment management fees, and moderate growth in transaction banking services revenue, partially offset by gains of $23 million and $32 million in 1997 from the sales of a business and an investment from the acquisition finance portfolio.

Adjusted operating expense grew $169 million or 23% and $280 million or 19% in the quarterly and six-month comparisons, primarily attributable to increased spending on technology, including costs related to the Year 2000 and the European EMU, higher incentive compensation, and volume-related expense growth.

Credit costs in the 1998 quarter and six months were net benefits of $52 million and $71 million, down from net benefits of $60 million and $99 million in the comparable 1997 periods. The decline in the six-month comparison is attributable to a lower level of gains on the sale of OREO.

Average assets in the 1998 second quarter and six months grew $12 billion or 15% and $10 billion or 12% reflecting growth primarily in trading, loan portfolio, and transaction banking products.

OTHER ITEMS

                                              Three Months Ended June 30,        %         Six Months Ended June 30,         %
                                             -------------------------------             ------------------------------
IN MILLIONS OF DOLLARS                            1998            1997         Change         1998           1997         Change
---------------------------------------------------------------------------------------------------------------------------------

Revenue, net of interest expense                 $ 339            $209           62           $585           $ 402          46
Operating expense                                   85              39           NM            191             156          22
                                             --------------- ---------------             --------------- --------------
INCOME BEFORE TAXES                                254             170           49            394             246          60
Income taxes                                       193             265          (27)           443             469          (6)
                                             --------------- ---------------             --------------- --------------
NET INCOME (LOSS)                                $  61            $(95)          NM           $(49)          $(223)         78
---------------------------------------------------------------------------------------------------------------------------------

Average assets (IN BILLIONS OF DOLLARS)          $   9            $  9            -           $  9           $   8          13
---------------------------------------------------------------------------------------------------------------------------------

NM Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------------

Other Items includes revenue derived from charging businesses for funds employed, based upon a marginal cost of funds concept, unallocated corporate costs and the offset created by attributing income taxes to core business activities on a local tax-rate basis. Income taxes attributed to core businesses on the basis of local tax rates resulted in effective tax rates for the core businesses of 31% and 28% in the 1998 quarter and six months, and 23% and 25% in the 1997 quarter and six months, primarily reflecting changes in the nature and geographic mix of earnings. Citicorp's effective tax rate was 37.5% in both 1998 periods and in the 1997 six months, and 37% in the 1997 second quarter.

Revenue in the 1998 second quarter and six months included $90 million and $109 million of gains on sales of investments held in the Corporate portfolio, while the corresponding 1997 periods reflected investment writedowns of $29 million and $49 million. Expense in the 1998 second quarter and six months included a $25 million and $50 million charge associated with performance-based stock options granted in January 1998, and increases in certain technology expense and other unallocated corporate costs. The 1997 six months included a $72 million charge associated with performance-based stock options which vested in that period.

INVESTMENT SERVICES

                                                                                   Three Months Ended June 30,
                                                               --------------------------------------------------------------------
                                                                             1998                               1997
                                                               ---------------------------------- ---------------------------------
IN MILLIONS OF DOLLARS                                            REVENUES         NET INCOME        Revenues         Net income
-----------------------------------------------------------------------------------------------------------------------------------
Investment banking and brokerage (1)                               $5,582             $538            $5,116             $404
Asset management                                                      227               63               194               49
                                                               ---------------- ----------------- ---------------- ----------------
Salomon Smith Barney                                               $5,809             $601            $5,310             $453
-----------------------------------------------------------------------------------------------------------------------------------

(1) Net income in 1998 includes a $191 million after-tax credit to income resulting from adjustment of the restructuring reserve related to the merger with Salomon Inc.
--------------------------------------------------------------------------

                                                                                    Six Months Ended June 30,
                                                               ------------------------------------------------------------------
                                                                             1998                               1997
                                                               ---------------------------------- -------------------------------
IN MILLIONS OF DOLLARS                                            REVENUES         NET INCOME        Revenues         Net Income
---------------------------------------------------------------------------------------------------------------------------------
Investment banking and brokerage (1)                              $11,414          $   981          $  9,807             $772
Asset management                                                      452              123               380               93
                                                               ---------------- ----------------- ---------------- --------------
Salomon Smith Barney                                              $11,866          $ 1,104          $ 10,187             $865
---------------------------------------------------------------------------------------------------------------------------------

(1) Net income in 1998 includes a $191 million after-tax credit to the restructuring charge related to the merger with Salomon Inc.
------------------------------------------------------------------------------
Salomon Smith Barney reported earnings (before the above mentioned restructuring credit) of $410 million for the quarter ended June 30, 1998, compared to $453 million reported for the quarter ended June 30, 1997 reflecting lower earnings from principal transactions as a result of losses in global arbitrage and commodities trading. Revenues, net of interest expense were $2.742 billion in the 1998 quarter, relatively even with $2.732 billion in the 1997 quarter. Salomon Smith Barney's return on equity (before the restructuring credit) was 18.2% in the second quarter of 1998, down from 23.2% in the second quarter of 1997 and 23.1% in the first quarter of 1998. The pretax profit margin (before the restructuring credit) was 23.5% in the second quarter of 1998, down from 27.1% in the second quarter of 1997.

For the six months ended June 30, 1998 Salomon Smith Barney reported earnings (before the restructuring reserve credit) of $913 million, an increase of 6% from the $865 million reported for the six months ended June 30, 1997. Revenues, net of interest expense, increased 8% to $5.876 billion in the 1998 period compared to $5.440 billion in the 1997 period. Salomon Smith Barney's return on equity (before the restructuring credit) was 20.6% in the first half of 1998, down from 22.5% in the first half of 1997. The pretax profit margin (before the restructuring credit) was 24.8% in the first half of 1998, down from 26.1% in the first half of 1997.

SALOMON SMITH BARNEY REVENUES

                                                                                                Three Months Ended June 30,
                                                                                         ----------------------------------------
IN MILLIONS OF DOLLARS                                                                           1998                  1997
---------------------------------------------------------------------------------------------------------------------------------
Commissions                                                                                    $  784                $  686
Investment banking                                                                                640                   475
Principal transactions                                                                            315                   709
Asset management and administration fees                                                          553                   399
Interest income, net (1)                                                                          401                   430
Other income                                                                                       49                    33
                                                                                         --------------------- ------------------
Net revenues (1)                                                                               $2,742                $2,732
---------------------------------------------------------------------------------------------------------------------------------

(1) Net of interest expense of $3.067 billion and $2.578 billion for the three-month period ended June 30, 1998 and 1997, respectively. Revenues included in the condensed consolidated statement of income are before deductions for interest expense.

-------------------------------------------------------------------------------

                                                                                              Six Months Ended June 30,
                                                                                      -------------------------------------------
IN MILLIONS OF DOLLARS                                                                           1998                  1997
---------------------------------------------------------------------------------------------------------------------------------
Commissions                                                                                    $1,579                $1,402
Investment banking                                                                              1,268                   959
Principal transactions                                                                          1,095                 1,471
Asset management and administration fees                                                        1,051                   788
Interest income, net (1)                                                                          796                   752
Other income                                                                                       87                    68
                                                                                         --------------------- ------------------
Net revenues(1)                                                                                $5,876                $5,440
---------------------------------------------------------------------------------------------------------------------------------

(1) Net of interest expense of $5.990 billion and $4.747 billion for the six-month period ended June 30, 1998 and 1997, respectively. Revenues included in the condensed consolidated statement of income are before deductions for interest expense.
------------------------------------------------------------------------------

SECOND QUARTER

Commission revenues increased 14% to $784 million in the second quarter of 1998 from $686 million in the second quarter of 1997. This increase is a result of strong activity in sales of over-the-counter and listed securities and mutual fund commissions.

Investment banking revenues increased 35% to $640 million in the second quarter of 1998 up from $475 million in the second quarter of 1997. The increase in investment banking revenues reflect increases in all debt and equity underwriting categories including equities, high yield, public finance, high grade and unit trusts, as well as higher merger and acquisition advisory fees.

Principal transactions revenues declined sharply to $315 million, down $394 million from last year's second quarter and $464 million from the first quarter of 1998. The drop was a result of losses principally in the U.S. fixed income arbitrage business and from commodities trading conducted by Phibro Inc. In early July, the decision was made to restructure and significantly reduce the risk profile of the U.S. arbitrage group's activities because of the lessening profit opportunities and the growing risk and volatility of the markets.

Asset management and administration fees increased 39% to $553 million in the second quarter of 1998, up from $399 million in the second quarter of 1997. This reflects broad growth in all recurring fee-based products. At June 30, 1998, internally managed assets were $183.9 billion and total assets under fee-based management were $253.2 billion compared to $150.1 billion and $203.2 billion, respectively, at June 30, 1997.

Net interest and dividends decreased to $401 million in the second quarter of 1998, from $430 million in the second quarter of 1997 due to a decrease in the level of net interest-earning assets, partially offset by increased margin lending to clients.

Compensation and benefits expense, as a percentage of net revenues, for the second quarter of 1998 was 56.3% compared to 52.8% in the second quarter of 1997 and non-compensation expense (before the restructuring credit) as a percentage of net revenues was 20.2% in the 1998 quarter compared to 20.1% in the 1997 quarter. Salomon Smith Barney continues to maintain its focus on controlling fixed expenses.

SIX MONTHS

Commission revenues increased 13% to $1.579 billion in the 1998 period from $1.402 billion in the 1997 period. Investment banking revenues increased 32% to $1.268 billion in the 1998 period, up from $959 million in the 1997 period. Principal transaction revenues declined to $1.095 billion in the 1998 period from $1.471 billion in the 1997 period. Asset management and administration fees increased 34% to $1.051 billion in the 1998 period, up from $788 million in the 1997 period. Net interest and dividends increased 6% to $796 million in the 1998 period, up from $752 million in the 1997 period.

Compensation and benefits expense, as a percentage of net revenues, for the six months of 1998 was 55.6% compared to 53.7% in the first six months of 1997 and non-compensation expense (before the restructuring credit) as a percentage of net revenues was 19.6% in the 1998 period compared to 20.2% in the 1997 period.

ASSETS UNDER FEE-BASED MANAGEMENT


                                                                                                        At June 30,
                                                                                         --------------------- ------------------
IN BILLIONS OF DOLLARS                                                                           1998                  1997
---------------------------------------------------------------------------------------------------------------------------------
Money market funds                                                                             $ 51.1                $ 44.3
Mutual funds                                                                                     57.6                  43.8
Managed accounts                                                                                 60.9                  52.2
                                                                                         --------------------- ------------------
   Salomon Smith Barney Asset Management                                                        169.6                 140.3
Financial Consultant managed accounts                                                            14.3                   9.8
                                                                                         --------------------- ------------------
   Total internally managed accounts                                                            183.9                 150.1
Consulting Group externally managed assets                                                       69.3                  53.1
                                                                                         --------------------- ------------------
   Total assets under fee-based management                                                     $253.2                $203.2
---------------------------------------------------------------------------------------------------------------------------------

Although included in Salomon Smith Barney's overall results, the following highlights the revenues and operating earnings of the asset management division:

                                                                                                Three Months Ended June 30,
                                                                                         --------------------- ------------------
IN MILLIONS OF DOLLARS                                                                           1998                  1997
---------------------------------------------------------------------------------------------------------------------------------
Revenues:

   Investment advisory, administration and distribution fees                                     $214                  $173
   Unit Investment Trust revenues - net                                                             7                     7
   Other incomes                                                                                    6                    14
                                                                                         --------------------- ------------------
   Total revenues                                                                                $227                  $194
Operating earnings                                                                               $ 63                  $ 49
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Six Months Ended June 30,
                                                                                         --------------------- ------------------
IN MILLIONS OF DOLLARS                                                                           1998                  1997
---------------------------------------------------------------------------------------------------------------------------------
Revenues:
   Investment advisory, administration and distribution fees                                     $416                  $341
   Unit Investment Trust revenues - net                                                            20                    16
   Other incomes                                                                                   16                    23
                                                                                         --------------------- ------------------
   Total revenues                                                                                $452                  $380
Operating earnings                                                                               $123                 $  93
---------------------------------------------------------------------------------------------------------------------------------

SECOND QUARTER

The division's 29% increase in earnings reflects continued strength in mutual funds, managed accounts, and its share of unit trust revenues, as well as the acquisition of $5.9 billion of Common Sense(R) Trust assets at year-end 1997.

At June 30, 1998, assets under fee-based management for Salomon Smith Barney Asset Management consisted of 30% in money market funds, 34% in mutual funds and 36% in accounts managed for high net worth individuals, pension funds, corporations and other institutions. Investment advisory, administration and distribution fees rose 24% to $214 million in the second quarter of 1998, reflecting a 21% increase in assets under fee-based management from the comparable period last year.

In the mutual fund sector, dollar inflows increased and performance continued to show improvement. In addition, during the first half of the year, sales of proprietary mutual funds rose 48%, and they accounted for an increasing percentage - 28% in the second quarter of 1998 compared to 25% in the 1997 period - of Salomon Smith Barney's total mutual fund sales.

New products successfully introduced recently include the closed-end Salomon Brothers High Income Fund II which raised $985 million. In addition, the acquisition of the asset management business of J.P. Morgan Australia, with $4.8 billion (U.S.) under management closed in July 1998.

SIX MONTHS

The division's 32% increase in earnings reflects continued strength in mutual funds, managed accounts, and its share of unit trust revenues, as well as the acquisition of $5.9 billion of Common Sense(R) Trust assets at year-end 1997.

Investment advisory, administration and distribution fees rose 22% to $416 million in the first six months of 1998, compared to $341 million in the comparable period last year.

CONSUMER FINANCE SERVICES


                                                                   Three Months Ended June 30,
                                                -------------------------------------------------------------------
IN MILLIONS OF DOLLARS                                        1998                               1997
-------------------------------------------------------------------------------------------------------------------
                                                   REVENUES         NET INCOME        Revenues         Net income
                                                -------------------------------------------------------------------
Consumer Finance Services                              $514             $ 68              $380              $52
-------------------------------------------------------------------------------------------------------------------

                                                                     Six Months Ended June 30,
                                                -------------------------------------------------------------------
IN MILLIONS OF DOLLARS                                        1998                               1997
-------------------------------------------------------------------------------------------------------------------
                                                   REVENUES         NET INCOME        Revenues         Net income
                                                -------------------------------------------------------------------
Consumer Finance Services                              $999             $128              $757             $101
-------------------------------------------------------------------------------------------------------------------

The Consumer Finance Services segment includes the consumer lending operations (including secured and unsecured personal loans, real estate-secured loans and consumer goods financing) and credit card operations of Commercial Credit Company. Also included in this segment are credit-related insurance services provided through American Health and Life Insurance Company (AHL) and its affiliate.

SECOND QUARTER

Earnings in the second quarter of 1998 were $68 million compared to $52 million in the second quarter of 1997. This segment's performance reflects continued internal receivables growth in all major products, an improved charge-off rate and the integration of Security Pacific Financial Services (Security Pacific) into the Commercial Credit Company branch system since July 1997.

Net receivables owned reached a record $12.1 billion, up 34% from the prior year period and up $1.032 billion or 9% since year-end 1997. This excludes $255.1 million in credit card receivables securitized on March 6, 1998. Most of the receivables growth was in real estate-secured loans, which reflects the strength of this product among Primerica Financial Services (PFS) representatives as well as strong sales in the branch network. On a managed basis, including securitized assets, receivables totaled $12.3 billion, an increase of $1.1 billion from year-end 1997.

During the second quarter of 1998, the average yield on owned receivables was 14.15%, down from 14.42% in the second quarter of 1997, reflecting the shift in the portfolio mix toward lower-risk real estate loans, which have lower margins. At June 30, 1998, the owned portfolio consisted of 47% real estate-secured loans, 34% personal loans, 12% credit cards and 7% sales finance and other.

The charge-off rate on owned receivables of 2.72% in the second quarter of 1998 continued to improve from 2.95% in the second quarter of 1997 and from 2.81% in the first quarter of 1998. Delinquencies over 60 days on owned receivables were 1.71% at June 30, 1998, up from 1.54% at June 30 1997, which did not include Security Pacific, and down from 1.77% at March 31, 1998.

                                                                                     As of, or for the
                                                                                Three Months Ended June 30,
                                                                           -----------------------------------------
                                                                                 1998                  1997
 -------------------------------------------------------------------------------------------------------------------
 Allowance for credit losses as a % of net outstandings                         2.90%                 2.94%
 Charge-off rate for the period                                                 2.72%                 2.95%
 60 + days past due on a contractual basis as a % of gross consumer
   finance receivables at quarter end                                           1.71%                 1.54%
 -------------------------------------------------------------------------------------------------------------------

SIX MONTHS

During the first six months of 1998, the average yield on owned receivables was 14.17%, down from 14.53% in the first six months of 1997. The charge-off rate on owned receivables of 2.77% in the first six months of 1998 was improved from the 2.93% rate in the first six months of 1997.

LIFE INSURANCE SERVICES

                                                                  Three Months Ended June 30,
                                              -----------------------------------------------------------------
                                                            1998                               1997
                                              -----------------------------------------------------------------
 IN MILLIONS OF DOLLARS                          REVENUES         NET INCOME        Revenues         Net income
---------------------------------------------------------------------------------------------------------------
 Travelers Life and Annuity (1)                    $  800             $152            $  666             $115
 Primerica Financial Services (2)                     421              104               375               81
                                              -----------------------------------------------------------------
 Total Life Insurance Services                     $1,221             $256            $1,041             $196
---------------------------------------------------------------------------------------------------------------

(1) Net income includes $22 million and $10 million of reported investment portfolio gains in 1998 and 1997, respectively.
(2) Net income includes $1 million of reported investment portfolio losses in 1997.
-------------------------------------------------------------------------------

                                                                Six Months Ended June 30,
                                           ---------------------------------------------------------------------
                                                         1998                               1997
                                           ---------------------------------------------------------------------
 IN MILLIONS OF DOLLARS                       REVENUES         NET INCOME        Revenues         Net income
----------------------------------------------------------------------------------------------------------------
 Travelers Life and Annuity (1)                 $1,572             $320            $1,284             $220
 Primerica Financial Services                      822              199               750              160
                                           ---------------------------------------------------------------------
 Total Life Insurance Services                  $2,394             $519            $2,034             $380
----------------------------------------------------------------------------------------------------------------

(1) Net income includes $72 million and $15 million of reported investment portfolio gains in 1998 and 1997, respectively.
-----------------------------------------------------------------------------

TRAVELERS LIFE AND ANNUITY

Travelers Life and Annuity consists of annuity, life and long-term care products marketed by The Travelers Insurance Company (TIC) under the Travelers name. Among the range of products offered are fixed and variable deferred annuities, payout annuities and term, universal and variable life and long-term care insurance to individuals and small businesses. It also provides group pension products, including guaranteed investment contracts, and group annuities to employer-sponsored retirement and savings plans. These products are primarily marketed through The Copeland Companies (Copeland), an indirect wholly owned subsidiary of TIC, Salomon Smith Barney Financial Consultants and a nationwide network of independent agents. The majority of the annuity business and a substantial portion of the life business written by Travelers Life and Annuity is accounted for as investment contracts, with the result that the premium deposits collected are not included in revenues.

SECOND QUARTER

Earnings before portfolio gains increased 24% to $130 million in the second quarter of 1998, from $105 million in the comparable 1997 period. These record earnings were largely driven by double-digit growth in business volume in all product lines and strong investment income. The substantial increase in investment income for the quarter resulted primarily from participation in partnership investment interests.

In deferred annuities, significant sales through Salomon Smith Barney Financial Consultants and Copeland, combined with favorable market returns from variable annuities, drove account balances to $18.151 billion at June 30, 1998, up 23% or $3.434 billion from a year ago. Net written premium and deposits for the quarter were up 23% to $774.3 million, of which more than 75% was generated by cross-selling through Salomon Smith Barney Financial Consultants and Copeland. Net written premium and deposits through Salomon Smith Barney rose 18% to $269 million, while

Copeland's net written premium and deposits increased 21% to $315 million, reflecting growth in its core business and continued success with the Salomon Smith Barney joint venture in the small company segment of the 401(k) market. New annuity products have also been introduced to the Primerica Financial Services distribution network, and there has been a launch of a pilot program through Citibank's branch network.

Payout and group annuity account balances and benefit reserves reached $12.673 billion at June 30, 1998, up 10% from a year ago. The revitalization of this business is reflected in the 63% increase in net written premiums and deposits (excluding the Company's employee pension plan deposits) in the second quarter of 1998 to $1.028 billion, up from $632.0 million in the comparable 1997 period.

For individual life insurance, net written premiums and deposits in the second quarter of 1998 were $82.7 million, up 22% from $68.0 million in the second quarter of 1997. Single deposits rose nearly 50% to $20.5 million. Sales by Salomon Smith Barney in the second quarter of 1998 increased to over 30% of new periodic premium and single deposits. Life insurance in force was $53.2 billion at June 30, 1998, up $2.5 billion from a year ago.

Earned premiums for the growing long-term care insurance product line increased 25% to $48.7 million in the second quarter of 1998 from $39.1 million in the second quarter of 1997. Sales through Salomon Smith Barney and other Citigroup subsidiaries represented over 25% of total sales for the quarter.

SIX MONTHS

Deferred annuities, net written premium and deposits for the first six months of 1998 were up 33% to $1.594 billion from $1.202 billion in the first six months of 1997.

Group annuity net written premiums and deposits (excluding the Company's employee pension plan deposits) in the first six months of 1998 were $1.883 billion, up from $1.279 billion in the comparable 1997 period.

For individual life insurance, net written premiums and deposits in the first six months of 1998 were $167.9 million, up 22% from $137.8 million in the first six months of 1997. Single deposits were $44.3 million compared to $25.6 million in the 1997 period.

Earned premiums for the growing long-term care insurance product line increased 27% to $94.3 million in the first six months of 1998 from $74.0 million in the first six months of 1997.

PRIMERICA FINANCIAL SERVICES

SECOND QUARTER

Earnings before portfolio gains for the second quarter of 1998 increased 26% to $104 million from $82 million in the second quarter of 1997, reflecting continued success at cross-selling a range of products, growth in life insurance in force, favorable mortality experience and disciplined expense management.

Life insurance in force reached a record $377.5 billion at June 30, 1998, up 3% from June 30, 1997, reflecting good policy persistency and stable sales growth. New term life insurance sales during the second quarter of 1998 were $15.8 billion in face value, up from $14.1 billion in the second quarter of 1997. Although the number of policies issued declined quarter-over-quarter, the average face amount per policy issued during the second quarter of 1998 continued to rise, reaching $224,975.

Cross-selling ventures demonstrated continued success. During the second quarter of 1998, earnings related to the distribution of non-life insurance products accounted for $23.0 million, or 22%, of PFS's operating earnings, an increase of 73% from the prior year quarter.

Sales of mutual funds (at net asset value) were $833.2 million for the second quarter of 1998, a 24% increase over second quarter 1997 sales of $669.4 million despite some softness in the Canadian mutual fund market. During the second quarter 1998, Salomon Smith Barney funds accounted for 56% of PFS's U.S. sales and 48% of total sales.

Cash advanced on $.M.A.R.T. loan-Registered Trademark- and $.A.F.E.-Registered Trademark- loan products underwritten by Commercial Credit was up almost 25% to $421.2 million in the second quarter of 1998. The TRAVELERS SECURE-Registered Trademark- line of property and casualty insurance products showed strong growth, with premiums up 267% to $55.8 million and the number of policies sold in the second quarter of 1998 up 80% to almost 40,000. Since the beginning of 1998 the number of agents licensed to sell auto and homeowners insurance jumped almost 30% to over 11,100 individuals. Variable annuity sales also climbed, reaching net written premiums and deposits of $175.2 million in the second quarter of 1998.

One of the primary factors in PFS's cross-selling success, the FINANCIAL NEEDS ANALYSIS (FNA), continues to help the company's Personal Financial Analysts define and address their client's needs. More than 271,000 FNA'S were submitted since the beginning of 1998, indicating the potential that more than one-half million people will have an analysis performed for them before year-end 1998.

SIX MONTHS

New term life insurance sales during the first six months of 1998 were $28.8 billion in face value, up from $26.1 billion in the first six months of 1997.

During the first six months of 1998, earnings related to the distribution of non-life insurance products accounted for $42.6 million, or 21%, of PFS's operating earnings, an increase of 55% from the prior year period.

Sales of mutual funds (at net asset value) were $1.602 billion for the first six months of 1998, a 15% increase over the first six months of 1997 sales of $1.391 billion.

Cash advanced on $.M.A.R.T. loan-Registered Trademark- and $.A.F.E.-Registered Trademark- loan products was up 20% to $753.7 million in the first six months of 1998. The TRAVELERS SECURE-Registered Trademark- line of property and casualty insurance products showed strong growth, with premiums up almost four-fold to $93.8 million. Variable annuity sales also climbed, reaching net written premiums and deposits of $301.5 million in the first six months of 1998.

PROPERTY & CASUALTY INSURANCE SERVICES

                                                                  Three Months Ended June 30,
                                                 -----------------------------------------------------------------
 IN MILLIONS OF DOLLARS                                     1998                               1997
------------------------------------------------------------------------------------------------------------------
                                                                     NET                                Net
                                                                    INCOME                             income
                                                 REVENUES           (LOSS)          Revenues           (loss)
------------------------------------------------------------------------------------------------------------------
 Commercial (1) (2)                                $1,620             $235            $1,612             $209
 Personal (1) (3)                                     910              107               815               97
 Financing costs and other (1)                          2              (29)                4              (30)
 Minority interest                                      -              (52)                -              (49)
                                                 -----------------------------------------------------------------
 Total Property & Casualty Insurance Services      $2,532             $261            $2,431             $227
------------------------------------------------------------------------------------------------------------------

(1)   Before minority interest.
(2)   Net income includes $7 million of reported investment portfolio gains in
      1998.
(3) Net income includes $4 million of reported investment portfolio losses in 1997.
-------------------------------------------------------------------------------

                                                                    Six Months Ended June 30,
                                                ------------------------------------------------------------------
 IN MILLIONS OF DOLLARS                                      1998                               1997
------------------------------------------------------------------------------------------------------------------
                                                                      NET                                Net
                                                                     INCOME                             income
                                                  REVENUES           (LOSS)          Revenues           (loss)
------------------------------------------------------------------------------------------------------------------
 Commercial (1) (2)                                 $3,317             $495            $3,236             $410
 Personal (1) (3)                                    1,803              223             1,620              202
 Financing costs and other (1)                           6              (58)                6              (63)
 Minority interest                                       -             (110)                -              (98)
                                                ------------------------------------------------------------------
 Total Property & Casualty Insurance Services       $5,126             $550            $4,862             $451
------------------------------------------------------------------------------------------------------------------

(1)   Before minority interest.
(2) Net income includes $42 million and $8 million of reported investment portfolio gains in 1998 and 1997, respectively.
(3) Net income includes $8 million of reported investment portfolio gains in 1998 and $7 million of reported investment portfolio losses in 1997.
-----------------------------------------------------------------------------

SECOND QUARTER

Earnings before portfolio gains and minority interest increased 9% to $306 million in the second quarter of 1998 from $280 million in the second quarter of 1997. This increase in earnings was primarily the result of increased after-tax net investment income and continued productivity improvements and expense savings, partially offset by increased catastrophe losses.

COMMERCIAL LINES

Earnings before portfolio gains increased 9% to $228 million in the second quarter of 1998 from $209 million in the second quarter of 1997, primarily reflecting strong net investment income and continued expense savings, partially offset by increased losses from catastrophes and other weather-related events. Catastrophe losses in the second quarter of 1998 were $10.4 million after taxes and reinsurance, primarily due to tornadoes in Nashville, Tennessee, compared to insignificant losses in the prior year period.

Commercial Lines net written premiums for the second quarter of 1998 totaled $1.121 billion, compared to $1.141 billion in the second quarter of 1997. The decrease was driven by lower premiums from involuntary workers' compensation pools. Also, net written premium levels continue to be unfavorably impacted by the difficult pricing environment and reflect the Company's disciplined approach to underwriting and risk management.

Fee income for the second quarter of 1998 was $76.9 million, a $14.5 million decrease from the second quarter of 1997. This decrease was the result of the depopulation of involuntary pools as the loss experience of workers' compensation improved and insureds moved to voluntary markets, the Company's continued success in lowering workers' compensation losses of service customers and a slight increase in demand in the marketplace for guaranteed cost products.

National Accounts works with national brokers and regional agents providing insurance coverages and services, primarily workers' compensation, mainly to large corporations. National Accounts also includes the alternative market business, which sells claims and policy management services to workers' compensation and automobile assigned risk plans, self-insurance pools throughout the United States and to niche voluntary markets. National Accounts net written premiums of $121.6 million for the second quarter of 1998 decreased $28.1 million from the second quarter of 1997. This decrease was primarily the result of pricing declines due to the highly competitive marketplace, a decrease in the Company's level of involuntary pool participation and the Company's continued disciplined approach to underwriting and risk management. National Accounts new business and the business retention ratio were significantly lower in the second quarter of 1998 than in the second quarter of 1997, reflecting the addition of one large account in the second quarter of 1997 and the loss of one large account in the second quarter of 1998.

Commercial Accounts serves mid-sized businesses through a network of independent agents and brokers. Commercial Accounts net written premiums were $440.8 million in the second quarter of 1998 compared to $453.0 million in the second quarter of 1997. The decrease in net written premiums reflected continued pricing declines due to the highly competitive marketplace and the Company's continued disciplined approach to underwriting and risk management, partially offset by growth through programs designed to leverage underwriting experience in specific industries. Commercial Accounts new business in the second quarter of 1998 was significantly lower than in the second quarter of 1997. Commercial Accounts business retention ratio was moderately lower in the second quarter of 1998 than in the second quarter of 1997. New business and business retention ratios reflected the Company's focus on maintaining its selective underwriting policy.

Select Accounts serves small businesses through a network of independent agents. Select Accounts net written premiums were $393.7 million in the second quarter of 1998 compared to $369.6 million in the second quarter of 1997. The increase in Select Accounts net written premiums was due to a decrease in ceded premiums, partially offset by the highly competitive marketplace and the Company's continued disciplined approach to underwriting and risk management. New premium business in Select Accounts was virtually the same in the second quarter of 1998 and 1997. Select Accounts business retention ratio remained strong in the second quarter of 1998 and was virtually the same as the second quarter of 1997.

Specialty Accounts markets products to national, midsize and small customers, including individuals, and distributes them through both wholesale brokers and retail agents and brokers throughout the United States. Specialty Accounts net written premiums were $164.7 million in the second quarter of 1998 compared to $168.4 million in the second quarter of 1997. This decrease primarily reflects a highly competitive marketplace and the Company's continued disciplined approach to underwriting and risk management.

The statutory combined ratio (before policyholder dividends) for Commercial Lines in the second quarter of 1998 was 109.8% compared to 109.7% in the second quarter of 1997. The GAAP combined ratio (before policyholder dividends) for Commercial Lines in the second quarter of 1998 was 109.9% compared to 110.0% in the second quarter of 1997. Although the combined ratios remained relatively flat, the loss and loss adjustment expense ratio component increased in the second quarter of 1998 compared to the second quarter of 1997 due to higher catastrophe and other weather-related property losses and lower fee income, and was offset by a decrease in the underwriting expense ratio component due to continued expense savings.

GAAP combined ratios for Commercial Lines differ from statutory combined ratios primarily due to the deferral and amortization of certain expenses for GAAP reporting purposes only.

SIX MONTHS

Commercial Lines net written premiums for the first six months of 1998 totaled $2.333 billion, compared to $2.479 billion in the first six months of 1997. The first six months of 1997 net written premiums included an adjustment of $142 million due to a change to conform the Aetna P&C method with The Travelers Indemnity Company and its subsidiaries (Travelers P&C) method of recording certain net written premiums.

Fee income for the first six months of 1998 was $158.9 million, a $29.5 million decrease from the first six months of 1997.

National Accounts net written premiums of $308.2 million for the first six months of 1998 decreased $63.1 million from the first six months of 1997. National Accounts new business in the first six months of 1998 was significantly lower compared to the first six months of 1997. National Accounts business retention ratio was moderately lower in the first six months of 1998 compared to the first six months of 1997. New business and business retention ratios reflect the addition of one large account in the second quarter of 1997 and the loss of one large account in the second quarter of 1998. Excluding the above, National Accounts experienced an increase in claim service-only business as well as favorable results from continued product development efforts, especially in workers' compensation managed care programs.

Commercial Accounts net written premiums were $903.4 million in the first six months of 1998 compared to $1.014 billion in the first six months of 1997. The 1997 net written premiums included an adjustment of $127.0 million due to the change to conform the Aetna P&C method with the Travelers P&C method of recording certain net written premiums. Excluding this adjustment, net written premiums increased slightly reflecting lower ceded premiums, partially offset by pricing declines due to the highly competitive marketplace and the Company's continued disciplined approach to underwriting and risk management. For the first six months of 1998, new premium business in Commercial Accounts significantly declined compared to the first six months of 1997, reflecting the Company's focus on obtaining new business accounts where it can maintain its selective underwriting policy. The Commercial Accounts business retention ratio in the first six months of 1998 remained substantially the same compared to the first six months of 1997. Commercial Accounts continues to focus on the retention of existing business while maintaining its product pricing standards and its selective underwriting policy.

Select Accounts net written premiums were $772.3 million in the first six months of 1998 compared to $733.3 million in the first six months of 1997. The 1997 net written premiums included an adjustment of $15.0 million due to the change to conform the Aetna P&C method with the Travelers P&C method of recording certain net written premiums. New premium business in Select Accounts was moderately higher in the first six months of 1998 compared to the first six months of 1997, reflecting the broader industry and product line expertise of the Company. Select Accounts business retention ratio remained strong in the first half of 1998 and was virtually the same as that in the first half of 1997.

Specialty Accounts net written premiums were $348.7 million in the first six months of 1998 compared to $361.0 million in the first six months of 1997.

The statutory combined ratio (before policyholder dividends) for Commercial Lines in the first six months of 1998 was 108.2% compared to 109.3% in the first six months of 1997. The GAAP combined ratio (before policyholder dividends) for Commercial Lines in the first six months of 1998 was 108.9% compared to 108.5% in the first six months of 1997.

The 1997 first six months statutory and GAAP combined ratios for Commercial Lines include an adjustment due to a change to conform the Aetna P&C method with the Travelers P&C method of recording certain net written premiums. Excluding this adjustment, the statutory and GAAP combined ratios before policyholder dividends for the first six months of 1997 would have been 110.1% and 110.3%, respectively. The decrease in the first six months of 1998 statutory and GAAP combined ratios compared to the first six months of 1997 statutory and GAAP combined ratios, excluding this adjustment, was due to continued productivity improvements and favorable loss experience, partially offset by higher catastrophe and other weather-related losses and lower fee income.

PERSONAL LINES

SECOND QUARTER

Earnings before portfolio gains/losses were $107 million in the second quarter of 1998, compared to $101 million in the second quarter of 1997. The 1998 results were driven by strong net investment income and an increase in production and were partially offset by higher catastrophe losses and an increase in investments in service centers and market expansions. Catastrophe losses, after taxes and reinsurance, were $13.1 million in the second quarter of 1998 compared to $4.5 million in the 1997 quarter. The 1998 catastrophe losses were due to tornadoes and wind and hail storms in the Southeast and Midwest.

Net written premiums in the second quarter of 1998 grew 17% over the prior year to $873.9 million. This increase reflects growth in target markets served by independent agents and growth in affinity group marketing, joint marketing arrangements and the TRAVELERS SECURE-Registered Trademark-program. Business retention continued to be strong.

The statutory combined ratio for Personal Lines in the second quarter of 1998 was 92.9% compared to 92.8% in the 1997 second quarter. The GAAP combined ratio for Personal Lines in the second quarter of 1998 was 91.5% compared to 92.1% in the 1997 second quarter. Although the combined ratios remained relatively flat, the loss and loss adjustment expense ratio component increased in the second quarter of 1998 compared to the second quarter of 1997 due to the higher level of catastrophe losses and a decrease in favorable prior year reserve development in the automobile bodily injury line, and was offset by a decrease in the underwriting expense ratio component due to benefits from productivity improvements as premium levels increase.

GAAP combined ratios differ from statutory combined ratios for Personal Lines primarily due to the deferral and amortization of certain expenses for GAAP reporting purposes only.

SIX MONTHS

Total net written premiums in the first six months of 1998 grew 16% over the prior year to $1.680 billion, excluding a one-time adjustment in 1997 of $68.7 million due to a change in the quota share reinsurance arrangement.

The statutory combined ratio for Personal Lines in the first six months of 1998 was 93.1% compared to 91.5% in the 1997 first six months. The GAAP combined ratio for Personal Lines in the first six months of 1998 was 91.9% compared to 90.4% in the first six months of 1997.

The 1997 first six months statutory and GAAP combined ratios for Personal Lines include an adjustment associated with a change in the quota share reinsurance arrangement. Excluding this adjustment, the statutory and GAAP combined ratios for the first six months of 1997 would have been 91.3% and 91.7%, respectively. The increase in the first six months of 1998 statutory and GAAP combined ratios compared to the first six months of 1997 statutory and GAAP combined ratios, excluding this adjustment, was due to higher catastrophe losses and a decrease in favorable prior year reserve development in the automobile bodily injury line, partially offset by productivity improvements.

FINANCING COSTS AND OTHER

The primary component of net income (loss) in the second quarter of 1998 and 1997 was interest expense of $26 million after-tax and $53 million after-tax, compared to $52 million after-tax in the first six months of 1997, reflecting financing costs associated with the 1996 acquisition of Travelers Casualty and Surety Company (formerly The Aetna Casualty and Surety Company) and The Standard Fire Insurance Company (collectively, Aetna P&C).

ENVIRONMENTAL CLAIMS

The Company's reserves for environmental claims are not established on a claim-by-claim basis. An aggregate bulk reserve is carried for all of the Company's environmental claims that are in the dispute process, until the dispute is resolved. This bulk reserve is established and adjusted based upon the aggregate volume of in-process environmental claims and the Company's experience in resolving such claims. At June 30, 1998, approximately 19% of the net aggregate reserve (i.e., approximately $191 million) consists of case reserve for resolved claims. The balance, approximately 81% of the net aggregate reserve (i.e., approximately $819 million), is carried in a bulk reserve and includes incurred but not reported environmental claims for which the Company has not received any specific claims.

The table below displays activity for environmental losses and loss expenses and reserves for the six months ended June 30, 1998 and 1997.

ENVIRONMENTAL LOSSES

                                                   Six Months Ended June 30,
                                            ------------------------------------------
 IN MILLIONS OF DOLLARS                            1998                  1997
--------------------------------------------------------------------------------------
 Beginning reserves:
   Direct                                         $1,193                $1,369
   Ceded                                             (74)                 (127)
                                            ------------------------------------------
   Net                                             1,119                 1,242
 Incurred losses and loss expenses:
   Direct                                             54                    38
   Ceded                                             (27)                   (2)
 Losses paid:
   Direct                                            189                   100
   Ceded                                             (53)                  (45)
 Ending reserves:
   Direct                                          1,058                 1,307
   Ceded                                             (48)                  (84)
                                            ------------------------------------------
   Net                                            $1,010                $1,223
--------------------------------------------------------------------------------------

ASBESTOS CLAIMS

At June 30, 1998, approximately 29% of the net aggregate reserve (i.e., approximately $314 million) is for pending asbestos claims. The balance, approximately 71% (i.e., approximately $771 million) of the net aggregate reserve, represents incurred but not reported losses for which the Company has not received any specific claims.

The following table displays activity for asbestos losses and loss expenses and reserves for the six months ended June 30, 1998 and 1997. In general, the Company posts case reserves for pending asbestos claims within approximately 30 business days of receipt of such claims.

LOSSES

                                                            Six Months Ended June 30,
                                                   ----------------------------------------
 IN MILLIONS OF DOLLARS                                 1998                  1997
-------------------------------------------------------------------------------------------
 Beginning reserves:
   Direct                                              $1,363                $1,443
   Ceded                                                 (249)                 (370)
                                                   ----------------------------------------
   Net                                                  1,114                 1,073
 Incurred losses and loss expenses:
   Direct                                                  62                    37
   Ceded                                                  (28)                  (14)
 Losses paid:
   Direct                                                  98                    89
   Ceded                                                  (35)                  (58)
 Ending reserves:
   Direct                                               1,327                 1,391
   Ceded                                                 (242)                 (326)
                                                   ----------------------------------------
   Net                                                 $1,085                $1,065
-------------------------------------------------------------------------------------------

UNCERTAINTY REGARDING ADEQUACY OF ENVIRONMENTAL AND ASBESTOS RESERVES

It is difficult to estimate the reserves for environmental and asbestos-related claims due to the vagaries of court coverage decisions, plaintiffs' expanded theories of liability, the risks inherent in major litigation and other uncertainties. Conventional actuarial techniques are not used to estimate such reserves.

The reserves carried for environmental and asbestos claims at June 30, 1998 are the Company's best estimate of ultimate claims and claim adjustment expenses based upon known facts and current law. However, the conditions surrounding the final resolution of these claims continue to change. Currently, it is not possible to predict changes in the legal and legislative environment and their impact on the future development of asbestos and environmental claims. Such development will be affected by future court decisions and interpretations and changes in Superfund and other legislation. Because of these future unknowns, additional liabilities may arise for amounts in excess of the current reserves. These additional amounts, or a range of these additional amounts, cannot now be reasonably estimated, and could result in a liability exceeding reserves by an amount that would be material to the Company's operating results in a future period. However, the Company believes that it is not likely that these claims will have a material adverse effect on the Company's financial condition or liquidity.

CUMULATIVE INJURY OTHER THAN ASBESTOS (CIOTA) CLAIMS

Cumulative injury other than asbestos (CIOTA) claims are generally submitted to the Company under general liability policies and often involve an allegation by a claimant against an insured that the claimant has suffered injuries as a result of long-term or continuous exposure to potentially harmful products or substances. Such potentially harmful products or substances include, but are not limited to, lead paint, pesticides, pharmaceutical products, silicone-based personal products, solvents and other deleterious substances.

At June 30, 1998, approximately 18% of the net aggregate reserve (i.e., approximately $189 million) is for pending CIOTA claims. The balance, approximately 82% (i.e., approximately $866 million) of the net aggregate reserve, represents incurred but not reported losses for which the Company has not received any specific claims.

The following table displays activity for CIOTA losses and loss expenses and reserves for the six months ended June 30, 1998 and 1997. In general, the Company posts case reserves for pending CIOTA claims within approximately 30 business days of receipt of such claims.

CIOTA LOSSES

                                                             Six Months Ended June 30,
                                                     -----------------------------------------
 IN MILLIONS OF DOLLARS                                      1998                  1997
----------------------------------------------------------------------------------------------
 Beginning reserves:
   Direct                                                   $1,520                $1,560
   Ceded                                                      (432)                 (446)
                                                     -----------------------------------------
   Net                                                       1,088                 1,114
 Incurred losses and loss expenses:
   Direct                                                      (18)                   12
   Ceded                                                        15                     -
 Losses paid:
   Direct                                                       35                    36
   Ceded                                                        (5)                  (15)
 Ending reserves:
   Direct                                                    1,467                 1,536
   Ceded                                                      (412)                 (431)
                                                     -----------------------------------------
   Net                                                      $1,055                $1,105
----------------------------------------------------------------------------------------------

CORPORATE AND OTHER

                                                         Three Months Ended June 30,
                                    -------------------------------------------------------------------
 IN MILLIONS OF DOLLARS                         1998                               1997
-------------------------------------------------------------------------------------------------------
                                                      NET INCOME                         Net income
                                     REVENUES         (EXPENSE)         Revenues         (expense)
                                    -------------------------------------------------------------------
 Total Corporate and Other                $20             $(46)              $22             $(47)
-------------------------------------------------------------------------------------------------------

                                                       Six Months Ended June 30,
                                    -------------------------------------------------------------------
 IN MILLIONS OF DOLLARS                         1998                               1997
-------------------------------------------------------------------------------------------------------
                                                      NET INCOME                         Net income
                                     REVENUES         (EXPENSE)         Revenues         (expense)
                                    -------------------------------------------------------------------
 Total Corporate and Other                $79             $(68)              $44             $(99)
-------------------------------------------------------------------------------------------------------

Net treasury and corporate staff expenses for the second quarter of 1998 were approximately even with the prior year period. Net treasury and corporate staff expenses for the first six months of 1998 were up from the prior year period. The decline in total operating expense for the segment reflects income from the disposition of a real estate development property in the first quarter of 1998.

RISK MANAGEMENT

MANAGING GLOBAL RISK AT CITICORP

MANAGEMENT OF PRICE RISK AT CITICORP

Price risk is the risk to earnings from changes in interest rates, foreign exchange rates, commodity and equity prices, and in their implied volatilities. This exposure arises in the normal course of business of a global financial intermediary.

Citicorp has established procedures for managing price risk which are described in the 1997 Supplemental Financial Statements. These procedures include limits set annually for each major category of risk; these limits are monitored and managed by the businesses, and reviewed monthly at the corporate level.

Price risk is measured using various tools, including the Earnings-at-Risk method, which is applied to interest rate risk of the non-trading portfolios, and the Value-at-Risk method, which is applied to the trading portfolios.

See Note 1 of Notes to the 1997 Supplemental Consolidated Financial Statements regarding the future application of Statement of financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

PRICE RISK IN NON-TRADING PORTFOLIOS

Earnings-at-Risk measures the potential pretax earnings impact over a specified time horizon of a specified parallel shift in the yield curve for the appropriate currency. The yield curve shift is statistically derived as a two standard deviation change in a short-term interest rate over the period required to defease the position (usually four weeks). Earnings-at-Risk is calculated separately for each currency, and reflects the repricing gaps in the position, as well as option positions, both explicit and embedded.

Business units manage the potential earnings effect of interest rate movements by modifying the asset and liability mix, either directly or through the use of derivatives. These include interest rate swaps and other derivative instruments which are either designated and effective as hedges or designated and effective in modifying the interest rate characteristics of specified assets or liabilities. The utilization of derivatives is managed in response to changing market conditions as well as to changes in the characteristics and mix of the related assets and liabilities.

Citicorp's non-trading price risk exposure is mainly to movements in U.S. dollar interest rates, however recent interest rate volatility in certain Asian countries has resulted in an increased measure of non-U.S. dollar
Earnings-at-Risk. As of June 30, 1998, the rate shift over a four week defeasance period applied to the U.S. dollar yield curve for purposes of calculating Earnings-at-Risk was 55 basis points. As of June 30, 1998, the rate shifts applied to non-U.S. currencies for purposes of calculating
Earnings-at-Risk over a one to eight week defeasance period ranged from 18 to 727 basis points, depending on the currency.

The table on the following page illustrates that as of June 30, 1998, a 55 basis point increase in the U.S. dollar yield curve would have a potential negative impact on Citicorp's pretax earnings of approximately $173 million in the next twelve months, and approximately $61 million for the five year period 1998-2003. A two standard deviation increase in non-U.S. dollar interest rates would have a potential negative impact on Citicorp's pretax earnings of approximately $81 million in the next twelve months, and approximately $171 million for the five year period 1998-2003.

EARNINGS-AT-RISK

                                                   Assuming a U.S. Dollar        Assuming a Non-U.S. Dollar
                                                        Rate Move of                    Rate Move of
                                               ---------------------------------------------------------------
IMPACT ON PRETAX EARNINGS                          Two Standard Deviations      Two Standard Deviations (1)
IN MILLIONS OF DOLLARS AT JUNE 30, 1998           Increase        Decrease      Increase (2)   Decrease (2)
--------------------------------------------------------------------------------------------------------------
Overnight to Three Months                           ($76)            $83            ($ 18)          $ 18
Four to Six Months                                   (42)             54              (26)            26
Seven to Twelve Months                               (55)             69              (37)            37
                                               ---------------------------------------------------------------
TOTAL OVERNIGHT TO TWELVE MONTHS                    (173)            206              (81)            81
Year Two                                             (44)             48              (66)            66
Year Three                                             8             (10)             (15)            15
Year Four                                             51             (54)             (10)            10
Year Five                                            129            (147)             (25)            25
Effect of Discounting                                (32)             35               26            (26)
                                               ---------------------------------------------------------------
TOTAL                                               ($61)            $78            ($171)          $171
--------------------------------------------------------------------------------------------------------------

(1) Total assumes a two standard deviation increase or decrease for every currency, not taking into account any covariance between currencies.
(2) Primarily results from Earnings-at-Risk in Thai baht, Singapore dollar, and Hong Kong dollar.
--------------------------------------------------------------------------------

The table below summarizes Citicorp's twelve month Earnings-at-Risk over recent periods.

TWELVE MONTH EARNINGS-AT-RISK (IMPACT ON PRETAX EARNINGS)

                                                               U.S. DOLLAR                    NON-U.S. DOLLAR
                                                 -------------------------------------------------------------------
                                                    JUNE 30.    Dec. 31,   June 30,   JUNE 30,   Dec. 31,   June 30,
IN MILLIONS OF DOLLARS                               1998        1997       1997       1998       1997       1997
--------------------------------------------------------------------------------------------------------------------
Assuming a Two Standard Deviation Rate:
     Increase                                        ($173)     ($180)      ($205)     ($81)      ($25)      ($19)
     Decrease                                          206        211         235        81         25         19
--------------------------------------------------------------------------------------------------------------------

The tables above illustrate that Citicorp's pretax earnings in its non-trading activities over the subsequent 12 months would be reduced by an increase in interest rates and would benefit from a decrease in interest rates. For the U.S. dollar portfolio this primarily reflects the utilization of receive-fixed interest rate swaps and similar instruments to effectively modify the repricing characteristics of certain consumer and commercial loan portfolios, deposits, and long-term debt. Correspondingly, derivatives are not used extensively to modify the repricing characteristics of the non-U.S. dollar portfolio. Excluding the effects of these instruments, Citicorp's twelve month Earnings-at-Risk over recent periods would be as shown below:

TWELVE MONTH EARNINGS-AT-RISK (EXCLUDING EFFECTS OF DERIVATIVES)

                                                                         U.S. DOLLAR
                                                          -----------------------------------------
IMPACT ON PRETAX EARNINGS                                   JUNE 30,      Dec. 31,      June 30,
IN MILLIONS OF DOLLARS                                      1998 (1)      1997 (1)        1997
---------------------------------------------------------------------------------------------------
Assuming a Two Standard Deviation Rate:
     Increase                                                   $18           $64           $88
     Decrease                                                     6           (44)          (65)
---------------------------------------------------------------------------------------------------
(1)  Excluding the effects of derivatives, Citicorp's non-U.S. dollar
     Earnings-at-Risk would have had a negative impact of $91 million and $26 million assuming a two standard deviation increase in rates and a positive impact of $91 million and $27 million assuming a two standard deviation decrease in rates at June 30, 1998 and December 31, 1997 respectively.
---------------------------------------------------------------------------------------------------

The first table above also illustrates that the risk profile in the one-to-two year time horizon was directionally similar, but generally tends to reverse in subsequent periods. This reflects the fact that the majority of the derivative instruments utilized to modify repricing characteristics as described above will mature within three years. Additional detail regarding these derivative instruments may be found on page 55.

During the 1998 six months, the U.S. dollar Earnings-at-Risk for the following 12 months assuming a two standard deviation increase in rates would have had a potential negative impact ranging from approximately $65 million to $173 million in the aggregate at each month end, compared with a range from $142 million to $209 million during 1997. The relatively lower U.S. dollar Earnings-at-Risk experienced during the 1998 six months was primarily due to the reduction in the level of received-fixed swaps, offset slightly by the acquisition of UCS. A two standard deviation increase in non-U.S. dollar interest rates for the following twelve months would have had a potential negative impact ranging from approximately $53 million to $85 million in the aggregate at each month-end during the 1998 six months, compared with a range from $15 million to $33 million during 1997. The higher non-U.S. dollar Earnings-at-Risk experienced during the 1998 six months primarily reflected the higher interest rate volatility seen across the Asia Pacific region.

PRICE RISK IN TRADING PORTFOLIOS

The price risk of trading activities is measured using the Value-at-Risk method, which estimates, at a 99% confidence level, the largest potential loss in pretax market value that could occur over a one day holding period. The Value-at-Risk method incorporates the market factors to which the market value of the trading position is exposed (interest rates, foreign exchange rates, equity and commodity prices, and their implied volatilities), the sensitivity of the position to changes in those market factors, and the volatilities and correlation of those factors. The Value-at-Risk measurement includes the foreign exchange risks that arise in traditional banking businesses as well as in explicit trading positions.

The aggregate pretax Value-at-Risk in the trading portfolios was $16 million at June 30, 1998, and daily exposures averaged $19 million in the 1998 second quarter for Citicorp's major trading centers and ranged from $14 million to $22 million. The level of exposure taken depends on the market environment and expectations of future price and market movements, and will vary from period to period. The trading-related revenue for the 1998 second quarter was $730 million, compared with $728 million for the 1998 first quarter and $347 million for the 1997 fourth quarter.

The table below summarizes Citicorp's Value-at-Risk in its trading portfolio as of June 30, 1998.

VALUE-AT-RISK

                                                                              1998 SECOND
                                                                                QUARTER
IN MILLIONS OF DOLLARS                                            JUNE 30,       DAILY         Dec. 31,
                                                                    1998        AVERAGE          1997
---------------------------------------------------------------------------------------------------------
 Interest Rate                                                        $14           $17           $23
 Foreign Exchange                                                       6             7             8
 All Other (primarily Equity and Commodity)                             8             7             8
 Covariance Adjustment                                                (12)          (12)          (14)
                                                               ------------------------------------------
TOTAL                                                                 $16           $19           $25
---------------------------------------------------------------------------------------------------------

MANAGEMENT OF CROSS-BORDER RISK

Cross-border risk is the risk that Citicorp will be unable to obtain payment from customers on their contractual obligations as a result of actions taken by foreign governments such as exchange controls, debt moratorium, and restrictions on the remittance of funds. Citicorp manages cross-border risk as part of the Windows on Risk process described in the 1997 Supplemental Financial Statements.

The table on page 48 presents total cross-border outstandings on a regulatory basis in accordance with Federal Financial Institutions Examination Council ("FFIEC") guidelines. Total cross-border outstandings include cross-border claims on third parties as well as investments in and funding of local franchises.

Cross-border claims on third parties (trade, short-term, and medium- and long-term claims) include cross-border loans, securities, deposits at interest with banks, investments in affiliates, and other monetary assets, as well as net revaluation gains on foreign exchange and derivative products. Adjustments have been made to assign externally guaranteed outstandings to the country of the guarantor and outstandings for which tangible, liquid collateral is held outside of the obligor's country to the country in which the collateral is held. For securities received as collateral, outstandings are assigned to the domicile of the issuer of the securities.

Investments in and funding of local franchises represents the excess of local country assets over local country liabilities, as defined by the FFIEC. Local country assets are claims on local residents recorded by branches and majority-owned subsidiaries of Citicorp domiciled in the country, adjusted for externally guaranteed outstandings and certain collateral. Local country liabilities are obligations of branches and majority-owned subsidiaries of Citicorp domiciled in the country for which no cross-border guarantee is issued by Citicorp offices outside the country.

CITICORP CROSS-BORDER OUTSTANDINGS AND COMMITMENTS

                                                     JUNE 30, 1998
                    -------------------------------------------------------------------
                     CROSS-BORDER CLAIMS ON THIRD PARTIES
                    ----------------------------------------------------------
                                                                              INVESTMENTS
                                                                   TRADING      IN AND
                                                                  AND SHORT-   FUNDING OF
IN BILLIONS OF     ------------------------------------------       TERM         LOCAL
DOLLARS             BANKS      PUBLIC      PRIVATE       TOTAL      CLAIMS (1) FRANCHISES
--------------------------------------------------------------------------------------
United Kingdom      $ 1.2      $ 0.2       $ 2.7        $ 4.1        $ 2.9       $   -
Germany               1.0        1.3         0.5          2.8          2.6         1.3
Italy                 0.5        0.1         0.4          1.0          0.5         2.6
France                1.9        0.5         0.8          3.2          2.7         0.3
Japan                 2.3        0.3         0.8          3.4          2.5          -
Switzerland           1.7          -         1.5          3.2          2.7          -
Spain                 0.2          -         0.3          0.5          0.4         1.8
Netherlands           0.6        0.2         1.1          1.9          1.5         0.2
Belgium               0.5        0.2         0.6          1.3          1.2         0.5
Sweden                0.8        0.3         0.5          1.6          1.1         0.1
Canada                0.9        0.1         0.4          1.4          0.8          -
Finland               0.3        0.1         0.4          0.8          0.5          -
Other (23
countries
  in 1998)            1.4        0.4         2.2          4.0          2.5         0.5
--------------------------------------------------------------------------------------
EUROPE, CANADA,
  AND JAPAN          13.3        3.7        12.2         29.2         21.9         7.3
--------------------------------------------------------------------------------------
Brazil                0.4        1.0         1.2          2.6          1.5         1.8
Mexico                0.2        1.9         0.8          2.9          1.3         0.5
Argentina             0.2        0.2         1.0          1.4          0.7         0.9
Chile                  -         0.2         0.4          0.6          0.2         0.4
Venezuela             0.1        0.7         0.2          1.0          0.4          -
Colombia              0.2        0.1         0.2          0.5          0.3         0.4
Peru                  0.1        0.1         0.2          0.4          0.3          -
Uruguay                -         0.3         0.1          0.4          0.1          -
Other (20
countries
  in 1998)            0.1        0.1         1.2          1.4          1.1         0.3
--------------------------------------------------------------------------------------
LATIN AMERICA         1.3        4.6         5.3         11.2          5.9         4.3
--------------------------------------------------------------------------------------
South Korea           0.6        0.3         0.7          1.6          1.2         0.9
Saudi Arabia          0.6          -         0.2          0.8          0.3          -
Malaysia              0.1          -         0.2          0.3          0.2         0.3
Singapore             0.3          -         0.3          0.6          0.4          -
Taiwan                0.1          -         0.3          0.4          0.3         0.1
Indonesia              -           -         0.5          0.5          0.4          -
Hong Kong             0.1          -         0.2          0.3          0.2          -
Kuwait                0.2          -          -           0.2          0.2          -
India                  -           -         0.2          0.2          0.1          -
China                  -           -         0.1          0.1          0.1         0.1
Pakistan              0.1          -          -           0.1          0.1         0.1
Philippines            -           -         0.2          0.2          0.2          -
Thailand               -           -         0.2          0.2          0.2          -
Bahrain               0.1          -          -           0.1          0.1          -
Other (11
countries
  in 1998)             -         0.1          -           0.1          0.1          -
--------------------------------------------------------------------------------------
ASIA/MIDDLE EAST      2.2        0.4         3.1          5.7          4.1         1.5
--------------------------------------------------------------------------------------
Australia             0.3          -         0.4          0.7          0.5         0.9
New Zealand            -           -         0.2          0.2          0.1         0.5
All Other              -         0.7         0.1          0.8          0.3         0.5
--------------------------------------------------------------------------------------
TOTAL OTHER           0.3        0.7         0.7          1.7          0.9         1.9
--------------------------------------------------------------------------------------
TOTAL CITICORP      $17.1       $9.4       $21.3        $47.8        $32.8       $15.0
--------------------------------------------------------------------------------------


                    JUNE 30, 1998                                   December 31, 1997
---------------------------------------------------------  --------------------------------
                        TOTAL                                 TOTAL
IN BILLIONS OF       CROSS-BORDER                          CROSS-BORDER
DOLLARS              OUTSTANDINGS     COMMITMENTS (2)      OUTSTANDINGS       COMMITMENTS (2)
--------------------------------------------------------------------------------------------
United Kingdom       $  4.1 (3)         $  9.2             $  4.5 (3)            $  7.8
Germany                 4.1 (3)            1.6                4.7 (3)               1.7
Italy                   3.6 (3)            0.5                3.4 (3)               0.5
France                  3.5 (3)            1.0                3.1 (3)               0.6
Japan                   3.4 (3)            0.7                3.2 (3)               1.1
Switzerland             3.2 (4)            1.2                2.7 (4)               1.1
Spain                   2.3                0.2                2.3 (4)               0.4
Netherlands             2.1                0.8                2.2                   0.8
Belgium                 1.8                0.2                0.9                   0.2
Sweden                  1.7                0.8                1.1                   0.7
Canada                  1.4                1.3                1.6                   1.8
Finland                 0.8                0.5                0.7                   0.4
Other (23
countries
  in 1998)              4.5                1.9                4.0                   1.6
--------------------------------------------------------------------------------------------
EUROPE, CANADA,
  AND JAPAN            36.5               19.9               34.4                  18.7
--------------------------------------------------------------------------------------------
Brazil                  4.4 (3)            0.1                4.4 (3)               0.1
Mexico                  3.4 (3)            0.3                3.0 (4)               0.6
Argentina               2.3                0.3                2.2                   0.1
Chile                   1.0                0.4                1.0                   -
Venezuela               1.0                0.1                1.0                   -
Colombia                0.9                0.1                0.9                   0.1
Peru                    0.4                0.2                0.4                   0.1
Uruguay                 0.4                 -                 0.3                   -
Other (20
countries
  in 1998)              1.7                0.4                1.1                   0.6
--------------------------------------------------------------------------------------------
LATIN AMERICA          15.5                1.9               14.3                   1.6
--------------------------------------------------------------------------------------------
South Korea             2.5 (4)            0.5                2.6 (4)               0.2
Saudi Arabia            0.8                0.5                0.8                   0.3
Malaysia                0.6                0.1                0.7                   0.1
Singapore               0.6                0.4                0.5                   0.3
Taiwan                  0.5                0.6                0.4                   0.5
Indonesia               0.5                0.1                0.6                   0.2
Hong Kong               0.3                0.3                0.7                   0.3
Kuwait                  0.2                 -                 0.2                   -
India                   0.2                0.4                0.2                   0.3
China                   0.2                0.4                0.6                   0.4
Pakistan                0.2                 -                 0.2                   -
Philippines             0.2                0.1                0.2                   0.1
Thailand                0.2                0.1                0.3                   0.1
Bahrain                 0.1                0.1                0.3                   0.1
Other (11
countries
  in 1998)              0.1                0.3                0.3                   0.4
--------------------------------------------------------------------------------------------
ASIA/MIDDLE EAST        7.2                3.9                8.6                   3.3
--------------------------------------------------------------------------------------------
Australia               1.6                0.1                0.7                   0.4
New Zealand             0.7                 -                 0.7                   -
All Other               1.3                0.5                1.5                   0.4
--------------------------------------------------------------------------------------------
TOTAL OTHER             3.6                0.6                2.9                   0.8
--------------------------------------------------------------------------------------------
TOTAL CITICORP        $62.8              $26.3              $60.2                 $24.4
--------------------------------------------------------------------------------------------

(1)  Included in total cross-border claims on third parties.
(2) Commitments (not included in total cross-border outstandings) include legally binding cross-border letters of credit and loan commitments.
(3) Total cross-border outstandings were in excess of 1.0% of total assets at the end of the respective periods.
(4) Total cross-border outstandings were between 0.75% and 1.0% of total assets at the end of the respective periods.
--------------------------------------------------------------------------------
                                       48

Details of Citicorp's investments in and funding of local franchises for selected Asian countries included in the table on page 48 at June 30, 1998 were as follows:

-----------------------------------------------------------------------------------------------------------------------------------
                                  LOCAL COUNTRY ASSETS (1)                               LOCAL COUNTRY LIABILITIES (2)
---------------------------------------------------------------------------------------  -----------------------------
                                         GROSS                                              GROSS
                                       UNREALIZED                                        UNREALIZED
                                        GAINS ON                                          LOSSES ON                    INVESTMENTS
                                        DERIVATIVE                                       DERIVATIVE                      IN AND
IN BILLIONS OF                         AND FOREIGN                               LOCAL   AND FOREIGN     ALL OTHER      FUNDING OF
 DOLLARS AT      CONSUMER  COMMERCIAL   EXCHANGE    ALL OTHER                   COUNTRY   EXCHANGE     LOCAL COUNTRY      LOCAL
 JUNE 30, 1998    LOANS      LOANS      CONTRACTS   ASSETS (3) ADJUSTMENTS (4)   ASSETS   CONTRACTS    LIABILITIES (5)  FRANCHISES
----------------------------------------------------------------------------------------------------------------------------------
South Korea        $1.0       $1.8        $0.4        $2.0        ($0.5)         $4.7        $0.4           $3.4            $0.9
Malaysia            1.3        0.8         0.2         1.0         (0.4)          2.9         0.1            2.5             0.3
Indonesia           0.1        0.4         0.1         0.7         (0.3)          1.0         0.1            0.9              -
Philippines         0.3        0.9           -         1.6         (0.5)          2.3           -            2.3              -
Thailand            1.0        0.9         0.2         0.7         (0.2)          2.6         0.2            2.4              -
----------------------------------------------------------------------------------------------------------------------------------

(1) At December 31, 1997, local country assets were $4.5 billion in South Korea, $3.4 billion in Malaysia, $2.0 billion in Indonesia, $2.2 billion in Philippines, and  $2.7 billion in Thailand.
(2) At December 31, 1997, local country liabilities were $3.4 billion in South Korea, $3.0 billion in Malaysia, $2.2 billion in Indonesia, $2.2 billion in Philippines, and $3.0 billion in Thailand.
(3) Includes deposits at interest with banks, securities, customers' acceptance liability, and other monetary assets.
(4) Adjustments include externally guaranteed outstandings, locally booked claims on nonresidents, and certain other claims as defined by the FFIEC.
(5) Primarily deposits, purchased funds and other borrowings, and acceptances outstanding.
--------------------------------------------------------------------------------

On January 28, 1998, an agreement was reached between the Republic of Korea and a group of international banks (including Citicorp) on a plan to extend the maturities of short-term credits to the Korean banking system. On April 8, 1998, Korean banks exchanged $21.75 billion of their short-term cross-border credits for new loans with maturities of one-, two-, or three-years, guaranteed by the Republic of Korea, and bearing a floating rate of interest at rates of 2.25%, 2.50%, and 2.75%, respectively, over the six-month London Interbank Offering Rate (LIBOR). Of the total, $3.76 billion was exchanged into one-year loans, $9.79 billion into two-year loans, and $8.2 billion into three-year loans.

Under the plan, Citicorp exchanged $398 million of short-term loans to Korean banks for new loans with maturities of one, two, and three years.

LIQUIDITY AND CAPITAL RESOURCES

Citigroup services its obligations primarily with dividends and other advances that it receives from subsidiaries. The subsidiaries' dividend-paying abilities are limited by certain covenant restrictions in credit agreements and/or by regulatory requirements. Citigroup believes it will have sufficient funds to meet current and future commitments. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings. Additional information regarding Citigroup and subsidiaries' liquidity and capital resources can be found in the 1997 Supplemental Financial Statements.

CITIGROUP INC. (CITIGROUP)

Citigroup issues commercial paper directly to investors and maintains unused credit availability under committed revolving credit agreements at least equal to the amount of commercial paper outstanding.

Citigroup, Commercial Credit Company (CCC) and The Travelers Insurance Company
(TIC) have a five-year revolving credit facility with a syndicate of banks to provide $1.0 billion of revolving credit, to be allocated to any of Citigroup, CCC or TIC. The participation of TIC in this agreement is limited to $250 million. This facility expires in June 2001. At August 6, 1998, $700 million was allocated to Citigroup and $300 million was allocated to CCC. Under this facility, Citigroup is required to maintain a certain level of consolidated stockholders' equity (as defined in the agreement). At June 30, 1998, this requirement was exceeded by approximately $11.4 billion. At June 30, 1998, there were no borrowings outstanding under this facility.

As of August 6, 1998, Citigroup had unused credit availability of $700 million under the five-year revolving credit facility. Citigroup may borrow under this revolving credit facility at various interest rate options (LIBOR, CD and base rate) and compensates the banks for the facility through commitment fees.

CITICORP

A diversity of funding sources, currencies, and maturities is used to gain a broad practical access to the investor base. Citicorp's deposits of $216.0 billion represented 65% of total funding at June 30, 1998, compared with $199.1 billion (64% of total funding) at December 31, 1997, and are broadly diversified by both geography and customer segment. Stockholders' equity, which was $21.6 billion at June 30, 1998, compared with $21.0 billion at December 31, 1997, continues to be an important component of the overall funding structure. In addition, long-term debt is issued by Citicorp and its subsidiaries. Total long-term debt outstanding at June 30, 1998 and December 31, 1997 was $19.0 billion.

Asset securitization programs remain an important source of liquidity. Total consumer loans securitized during the quarter were $11.5 billion, including $8.6 billion of U.S. credit cards and $2.6 billion of U.S. mortgages. Total consumer loans securitized during the 1998 six months were $15.7 billion, including $11.1 billion of U.S. credit cards and $4.3 billion of U.S. mortgages. As credit card securitization transactions amortize, newly originated receivables are recorded on Citicorp's balance sheet and become available for asset securitization. During the three months ended June 30, 1998, the scheduled amortization of certain credit card securitization transactions made available $2.5 billion of new receivables ($4.3 billion for the six months). In addition, $3.5 billion and $3.8 billion of credit card securitization transactions are scheduled to amortize during the remainder of 1998 and in 1999, respectively.

Citicorp is a legal entity separate and distinct from Citibank, N.A. and its other subsidiaries and affiliates. There are various legal limitations on the extent to which Citicorp's subsidiaries may extend credit, pay dividends, or otherwise supply funds to Citicorp. As of June 30, 1998, under their applicable dividend limitations, Citicorp's national and state-chartered bank subsidiaries could have declared dividends to their respective parent companies without regulatory approval of approximately $3.1 billion. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements, as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings. Consistent with these considerations, Citicorp estimates that as of June 30, 1998, its bank subsidiaries could have distributed dividends to Citicorp, directly or through their parent holding company, of approximately $2.7 billion of the available $3.1 billion.

Citicorp is subject to risk-based capital guidelines issued by the Federal Reserve Board (FRB). These guidelines are supplemented by a leverage ratio requirement. The risk-based capital guidelines and the leverage ratio requirement are detailed in the 1997 Supplemental Financial Statements.

CITICORP RATIOS

---------------------------------------------------------------------------------------------------------------
                                                                       JUNE 30,      Mar. 31,      Dec. 31,
                                                                         1998          1998          1997
---------------------------------------------------------------------------------------------------------------
Tier 1 capital                                                            8.23%         8.19%         8.27%
Total capital (Tier 1 and Tier 2)                                        11.98         12.06         12.25
Leverage (1)                                                              6.68          6.77          6.95
Common stockholders' equity                                               6.13          5.96          6.15
---------------------------------------------------------------------------------------------------------------

(1) Tier 1 capital divided by adjusted average assets.
-------------------------------------------------------------------------------

Citicorp continued to maintain a strong capital position during the 1998 second quarter. Total capital (Tier 1 and Tier 2) amounted to $31.6 billion at June 30, 1998, representing 11.98% of net risk-adjusted assets. This compares with $31.1 billion and 12.06% at March 31, 1998 and $31.0 billion and 12.25% at December 31, 1997. Tier 1 capital of $21.7 billion at June 30, 1998 represented 8.23% of net risk-adjusted assets, compared with $21.1 billion and 8.19% at March 31, 1998 and $20.9 billion and 8.27% at December 31, 1997. The Tier 1 capital ratio at June 30, 1998 was within Citicorp's target range of 8.00% to 8.30%.

The excess of Tier 1 capital generated during a period reduced by capital utilized for business expansion is referred to as "free capital." As shown in the following table, Citicorp generated $372 million of free capital during the 1998 six months, compared with $741 million for the 1997 six months. The amount of free capital is impacted by a number of factors including the level of income, issuances, dividends, and changes in risk-adjusted assets.

FREE CAPITAL

                                                                                                      Six Months Ended June 30,
                                                                                                     ----------------------------
IN MILLIONS OF DOLLARS                                                                                   1998          1997
---------------------------------------------------------------------------------------------------------------------------------
TIER 1 CAPITAL GENERATED:

Net income                                                                                               $2,168        $2,025
Issuances/other (1)                                                                                        (309)          599
Cash dividends declared                                                                                    (580)         (556)
                                                                                                     ----------------------------
TOTAL TIER 1 CAPITAL GENERATED                                                                            1,279         2,068
Capital utilized for growth in net risk-adjusted assets                                                    (907)       (1,327)
                                                                                                     ----------------------------
FREE CAPITAL GENERATED                                                                                   $  372        $  741
--------------------------------------------------------------------------------------------------------------------------------

(1)   Includes issuance of common stock under various employee benefit plans and the dividend reinvestment plan. During 1998, Citicorp redeemed $325 million of Noncumulative Preferred Stock, Series 16, and $303 million of Adjustable Rate Preferred Stock, Second and Third Series, and issued an additional $225 million of mandatorily redeemable preferred securities of subsidiary trusts. 1997 reflects the issuance of $450 million of mandatorily redeemable preferred securities of subsidiary trusts and the redemption of $175 million of Series 14 Preferred Stock.
--------------------------------------------------------------------------------

In order to return available free capital to its shareholders, Citicorp initiated a common stock repurchase program in June 1995. Citicorp repurchased
10.0 million and 27.0 million equivalent shares of Citigroup common stock under the repurchase program in the six months of 1998 and 1997, using capital of $483 million ($48.91 average cost per share) and $1.2 billion ($45.46 average cost per share), respectively. During the second quarter, no shares were repurchased due to the suspension of the stock repurchase program in connection with the announced agreement to merge with Travelers Group. Citicorp's stock repurchase program was terminated immediately prior to consummation of the Merger with Travelers Group. Total repurchases since the program was inaugurated on June 20, 1995 were 205.0 million equivalent Citigroup shares for an outlay of $7.3 billion.

Common stockholders' equity increased a net $574 million during the second quarter of 1998 to $20.3 billion at June 30, 1998, representing 6.13% of assets, compared with 5.96% at March 31, 1998 and 6.15% at December 31, 1997. The increase in common stockholders' equity during the quarter principally reflected net income and the issuance of stock under various employee benefit plans, partially offset by a decrease in net unrealized gains on securities available for sale and dividends declared on common and preferred stock.

During the second quarter of 1998, Citicorp redeemed $325 million of its 8% Noncumulative Preferred Stock, Series 16 and issued an additional $225 million of mandatorily redeemable preferred securities of subsidiary trusts (commonly known as "trust preferred securities"). For the six months ended June 30, 1998, interest expense on the trust preferred securities amounted to $30 million, compared with $28 million for the 1997 six month period. During the first quarter of 1998, Citicorp redeemed $303 million of Adjustable Rate Preferred Stock, Second and Third Series.

In July 1998, Citicorp announced that in August 1998 it will redeem for cash all outstanding shares of its Graduated Rate Cumulative Preferred Stock, Series 8A, and that in September 1998 it will redeem for cash all outstanding shares of its 7.5% Noncumulative Preferred Stock, Series 17.

COMPONENTS OF CAPITAL UNDER REGULATORY GUIDELINES

                                                                                             JUNE 30,      March 31,     Dec. 31,
IN MILLIONS OF DOLLARS                                                                         1998          1998          1997
-----------------------------------------------------------------------------------------------------------------------------------
TIER 1 CAPITAL
Common stockholders' equity                                                                  $ 20,278      $ 19,704      $ 19,123
Perpetual preferred stock                                                                       1,275         1,600         1,903
Mandatorily redeemable preferred securities of subsidiary trusts                                  975           750           750
Minority interest                                                                                 107           104           104
Less: Net unrealized gains  --  securities available for sale (1)                                (308)         (661)         (535)
     Intangible assets (2)                                                                       (507)         (296)         (304)
     50% investment in certain subsidiaries (3)                                                   (98)          (98)         (115)
                                                                                           ----------------------------------------
TOTAL TIER 1 CAPITAL                                                                           21,722        21,103        20,926
                                                                                           ----------------------------------------

TIER 2 CAPITAL
Allowance for credit losses (4)                                                                 3,337         3,254         3,198
Qualifying debt (5)                                                                             6,669         6,802         6,977
Less: 50% investment in certain subsidiaries (3)                                                  (97)          (97)         (115)
                                                                                           ----------------------------------------
TOTAL TIER 2 CAPITAL                                                                            9,909         9,959        10,060
                                                                                           ----------------------------------------

TOTAL CAPITAL (TIER 1 AND TIER 2)                                                            $ 31,631      $ 31,062      $ 30,986
-----------------------------------------------------------------------------------------------------------------------------------
NET RISK-ADJUSTED ASSETS (6)                                                                 $263,925      $257,545      $252,999
------------------------------------------------------------------------------------------------------------------------------------

(1) Tier 1 capital excludes unrealized gains and losses on securities available for sale in accordance with regulatory risk-based capital guidelines.
(2) Includes goodwill and certain other identifiable intangible assets. The increase during the 1998 second quarter was primarily attributable to the acquisition of a global trust and agency services business.
(3)  Represents investment in certain overseas insurance activities.
(4) Includable up to 1.25% of risk-adjusted assets. Any excess allowance is deducted from risk-adjusted assets.
(5) Includes qualifying senior and subordinated debt in an amount not exceeding 50% of Tier 1 capital, and subordinated capital notes subject to certain limitations.
(6) Includes risk-weighted credit equivalent amounts net of applicable bilateral netting agreements of $14.1 billion for interest rate, commodity and equity derivative contracts and foreign exchange contracts, as of
     June 30, 1998, compared with $13.6 billion as of March 31, 1998 and $13.7 billion as of December 31, 1997. Net risk-adjusted assets also includes the effect of other off-balance sheet exposures such as unused loan commitments and letters of credit and reflects deductions for intangible assets and any excess allowance for credit losses.
--------------------------------------------------------------------------------

On January 1, 1998, Citicorp adopted the U.S. bank regulatory agencies amendment to their risk-based capital guidelines to incorporate market risk in the measurement of net risk-adjusted assets. The adoption of the market risk guidelines did not have a significant impact on net risk-adjusted assets.

Citicorp has entered into forward purchase agreements on its common stock, to be settled on a net basis, in order to partially offset the dilutive effects of various employee benefit plans. At Citicorp's option, such settlements may be made in shares of Citicorp's common stock or in cash. Both the number of shares covered and the forward prices of these contracts are adjusted on a quarterly basis and reflect the stock price at the time of adjustment. During the 1998 second quarter, settlements of forward purchase agreements resulted in Citicorp receiving approximately 3.5 million equivalent shares of Citigroup common stock. In connection with the announced agreement to merge with Travelers Group, Citicorp has terminated these agreements in accordance with their contractual terms.

Citicorp's subsidiary depository institutions are subject to the risk-based capital guidelines issued by their respective primary federal bank regulatory agencies, which are generally similar to the FRB's guidelines. At June 30, 1998, all of Citicorp's subsidiary depository institutions were "well capitalized" under the federal bank regulatory agencies' definitions.

COMMERCIAL CREDIT COMPANY (CCC)

CCC also issues commercial paper directly to investors and maintains unused credit availability under committed revolving credit agreements at least equal to the amount of commercial paper outstanding. Currently CCC has unused credit availability of $3.700 billion under five-year revolving credit facilities, including the $300 million referred to on page 49, and $1.350 billion under a 364-day facility. CCC may borrow under its revolving credit facilities at various interest rate options (LIBOR, CD, base rate or money market) and compensates the banks for the facilities through commitment fees.

CCC is limited by covenants in its revolving credit agreements as to the amount of dividends and advances that may be made to its parent or its affiliated companies. At June 30, 1998, CCC would have been able to remit $672 million to its parent under its most restrictive covenants.

TRAVELERS PROPERTY CASUALTY CORP. (TAP)

TAP also issues commercial paper directly to investors and maintains unused credit availability under a committed revolving credit agreement at least equal to the amount of commercial paper outstanding.

TAP has a five-year revolving credit facility in the amount of $500 million with a syndicate of banks that expires in December 2001. TAP may borrow under this revolving credit facility at various interest rate options (LIBOR or base rate) and compensates the banks for the facility through commitment fees. Under this facility, TAP is required to maintain a certain level of consolidated stockholders' equity (as defined in the agreement). At June 30, 1998, this requirement was exceeded by approximately $3.8 billion. At June 30, 1998, there were no borrowings outstanding under this facility.

TAP's insurance subsidiaries are subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to their parent without prior approval of insurance regulatory authorities. Dividend payments to TAP from its insurance subsidiaries are limited to $805 million in 1998 without prior approval of the Connecticut Insurance Department. TAP has received $220 million of dividends from its insurance subsidiaries during the first six months of 1998.

SALOMON SMITH BARNEY

Salomon Smith Barney's total assets were $304 billion at June 30, 1998, up from $277 billion at December 31, 1997. Due to the nature of trading activities, including matched book activities, it is not uncommon for asset levels to fluctuate from period to period. Salomon Smith Barney's balance sheet is highly liquid, with the vast majority of its assets consisting of marketable securities and collateralized short-term financing agreements arising from realized gains from sales of investments. The highly liquid nature of these assets provides Salomon Smith Barney with flexibility in financing and managing its business. Salomon Smith Barney monitors and evaluates the adequacy of its capital and borrowing base on a daily basis in order to allow for flexibility in its funding, to maintain liquidity and to ensure that its capital base supports the regulatory capital requirements of its subsidiaries.

Salomon Smith Barney has a $1.5 billion revolving credit agreement with a bank syndicate that extends through May 2001, and a $3.5 billion 364-day revolving credit facility that extends through May 1999. Salomon Smith Barney may borrow under its revolving credit facilities at various interest rate options (LIBOR, CD or base rate) and compensates the banks for the facilities through commitment fees. Under these facilities Salomon Smith Barney is required to maintain a certain level of consolidated adjusted net worth (as defined in the agreements). At June 30, 1998, this requirement was exceeded by approximately $3.4 billion. At June 30, 1998, there were no outstanding borrowings under either facility. Salomon Smith Barney also has substantial borrowing arrangements consisting of facilities that it has been advised are available, but where no contractual lending obligation exists. These arrangements are reviewed on an ongoing basis to ensure flexibility in meeting short-term requirements.

Unsecured term debt is a significant component of the Salomon Smith Barney's long-term capital. Term debt totaled $21.0 billion at June 30, 1998, compared with $19.1 billion at December 31, 1997.

Salomon Smith Barney's borrowing relationships are with a broad range of banks, financial institutions and other firms from which it draws funds. The volume of borrowings generally fluctuates in response to changes in the level of securities inventories, customer balances, the amount of reverse repurchase transactions outstanding (i.e., purchases of securities under agreements to resell the same security) and securities borrowed transactions. As these activities increase, borrowings generally increase to fund the additional activities. Availability of financing can vary depending upon market conditions, credit ratings and the overall availability of credit to the securities industry. Salomon Smith Barney seeks to expand and diversify its funding mix as well as its creditor sources. Concentration levels for these sources, particularly for short-term lenders, are closely monitored both in terms of single investor limits and daily maturities.

Salomon Smith Barney monitors liquidity by tracking asset levels, collateral and funding availability to maintain flexibility to meet its financial commitments. As a policy, Salomon Smith Barney attempts to maintain sufficient capital and funding sources in order to have the capacity to finance itself on a fully collateralized basis in the event that its access to uncollateralized financing is temporarily impaired. Its liquidity management process includes a contingency funding plan designed to ensure adequate liquidity even if access to uncollateralized funding sources is severely restricted or unavailable. This plan is reviewed periodically to keep the funding options current and in line with market conditions. The management of this plan includes an analysis which is utilized to determine the ability to withstand varying levels of stress, which could impact its liquidation horizons and required margins. In addition, Salomon Smith Barney monitors its leverage and capital ratios on a daily basis.

Salomon Smith Barney's activities include trading securities that are less than investment grade, characterized as "high yield." High yield securities include corporate debt, convertible debt, preferred and convertible preferred equity securities rated lower than "triple B-" by internationally recognized rating agencies, unrated securities with market yields comparable to entities rated below "triple B-," as well as sovereign debt issued by certain countries in currencies other than their local currencies and which are not collateralized by U.S. government securities. For example, high yield securities exclude the collateralized portion of Salomon Smith Barney's holdings of "Brady Bonds," but include such securities to the extent they are not collateralized. The trading portfolio of high yield securities owned is carried at market or fair value and totaled $7.4 billion at June 30, 1998, the largest high yield exposure to one counterparty was $649 million.

THE TRAVELERS INSURANCE COMPANY (TIC)

At June 30, 1998, TIC had $25.0 billion of life and annuity product deposit funds and reserves. Of that total, $13.2 billion is not subject to discretionary withdrawal based on contract terms. The remaining $11.8 billion is for life and annuity products that are subject to discretionary withdrawal by the contractholder. Included in the amount that is subject to discretionary withdrawal is $2.2 billion of liabilities that are surrenderable with market value adjustments. Also included are an additional $5.1 billion of the life insurance and individual annuity liabilities, which are subject to discretionary withdrawal and have an average surrender charge of 4.7%. In the payout phase, these funds are credited at significantly reduced interest rates. The remaining $4.5 billion of liabilities is surrenderable without charge. More than 14% of these relate to individual life products. These risks would have to be underwritten again if transferred to another carrier, which is considered a significant deterrent against withdrawal by long-term policyholders. Insurance liabilities that are surrendered or withdrawn are reduced by outstanding policy loans and related accrued interest prior to payout.

TIC issues commercial paper to investors and maintains unused committed revolving credit facilities at least equal to the amount of commercial paper outstanding. TIC may borrow under this revolving credit facility at various rate options (LIBOR, CD or base rate) and compensates the banks for the facility through commitment fees.

TIC is subject to various regulatory restrictions that limit the maximum amount of dividends available to its parent without prior approval of the Connecticut Insurance Department. A maximum of $551 million of statutory surplus is available in 1998 for such dividends without the prior approval of the Connecticut Insurance Department, of which $110 million has been paid during the first six months of 1998.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

See Note 1 of Notes to the 1997 Supplemental Financial Statements for a discussion of recently issued accounting pronouncements.

FORWARD LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," "may result in," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets, interest rates, and the level of personal bankruptcies; customer responsiveness to both new products and distribution channels; competitive, regulatory, or tax changes that affect the cost of or demand for the Company's products; adverse litigation results; and the possibility that the Company will be unable to achieve anticipated levels of operational efficiencies related to recently acquired companies, as well as achieving its other cost-saving initiatives. Readers also are directed to other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

--------------------------------------------------------------------------------
OTHER FINANCIAL INFORMATION
--------------------------------------------------------------------------------

The tables below provide data on the notional principal amounts and maturities of end-user (non-trading) derivatives, along with additional data on end-user interest rate swaps and net purchased option positions at the end of the second quarter of 1998.

END-USER DERIVATIVE INTEREST RATE AND FOREIGN EXCHANGE CONTRACTS


----------------------------------------------------------------------    ---------------------------------------------------------
                                                                                                        PERCENTAGE OF JUNE 30, 1998
                                        NOTIONAL PRINCIPAL AMOUNTS (1)                                              AMOUNT MATURING
-----------------------------------------------------------------------------------------------------------------------------------
                                             --------------------------------------------------------------------------------------
                                               JUNE 30,    Dec. 31,     Within     1 to       2 to      3 to       4 to      After
IN BILLIONS OF DOLLARS                           1998        1997       1 Year    2 Years   3 Years    4 Years   5 Years    5 Years
-----------------------------------------------------------------------------------------------------------------------------------

INTEREST RATE PRODUCTS

Futures contracts                             $  39.4      $  29.3        63%        31%        6%         -%        -%         -%
Forward contracts                                 6.3          6.9        98          -         -          -         1          1
Swap agreements                                 119.9        122.8        33         17        12          8         8         22
Option contracts                                 13.6         20.1        59         22         1          4         -         14

FOREIGN EXCHANGE PRODUCTS

Futures and forward contracts                    60.7         67.2        94          4         -          1         1          -
Cross-currency swaps                              5.7          4.8         8         15        10         21        33         13
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Includes third-party and intercompany contracts.
-------------------------------------------------------------------

END-USER INTEREST RATE SWAPS AND NET PURCHASED OPTIONS AS OF JUNE 30, 1998

                                                           REMAINING CONTRACTS OUTSTANDING AT JUNE 30,--NOTIONAL PRINCIPAL AMOUNTS
                                                           ------------------------------------------------------------------------
IN BILLIONS OF DOLLARS                                         1998        1999        2000         2001        2002        2003
-----------------------------------------------------------------------------------------------------------------------------------
RECEIVE FIXED SWAPS                                           $86.6        $67.7       $53.0       $39.8        $31.3       $22.5
Weighted-average fixed rate                                     6.6%         6.6%        6.6%        6.6%         6.7%        6.9%
PAY FIXED SWAPS                                                15.6          8.8         6.5         5.5          4.6         3.8
Weighted-average fixed rate                                     6.4%         6.5%        6.5%        6.6%         6.8%        7.0%
BASIS SWAPS                                                    17.7          3.9         0.3         0.2          0.2         0.2
PURCHASED CAPS (INCLUDING COLLARS)                              6.6          2.7           -           -            -           -
Weighted-average cap rate purchased                             6.4%         6.7%          -           -            -           -
PURCHASED FLOORS                                                1.5          0.1         0.1         0.1          0.1         0.1
Weighted-average floor rate purchased                           5.5%         5.8%        5.8%        5.8%         5.8%        5.8%
WRITTEN FLOORS RELATED TO PURCHASED CAPS (COLLARS)              1.6          0.3           -           -            -           -
Weighted-average floor rate written                             5.6%         5.3%          -           -            -           -
WRITTEN CAPS RELATED TO OTHER PURCHASED CAPS (1)                3.9          2.5         2.5         2.3          1.8         1.8
Weighted-average cap rate written                               8.3%         9.8%        9.8%        9.8%        10.6%       10.6%
-----------------------------------------------------------------------------------------------------------------------------------

THREE-MONTH FORWARD LIBOR RATES (2)                             5.7%         5.7%        5.8%        5.9%         5.9%        6.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Includes written options related to purchased options embedded in other financial instruments.
(2) Represents the implied forward yield curve for three-month LIBOR as of June 30, 1998, provided for reference.
-----------------------------------------------------------------------------

CASH-BASIS, RENEGOTIATED, AND PAST DUE LOANS (1)

                                                                                             JUNE 30,      Dec. 31,      June 30,
IN MILLIONS OF DOLLARS                                                                         1998          1997          1997
-----------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL CASH-BASIS LOANS

Collateral dependent (at lower of cost or collateral value) (2)                                  $193          $258          $274
Other (3)                                                                                       1,100           806           643
                                                                                           ----------------------------------------
TOTAL                                                                                          $1,293        $1,064          $917
-----------------------------------------------------------------------------------------------------------------------------------

COMMERCIAL CASH-BASIS LOANS

In U.S. offices                                                                                  $216          $296          $302
In offices outside the U.S. (3)                                                                 1,077           768           615
                                                                                           ----------------------------------------
TOTAL                                                                                          $1,293        $1,064          $917
-----------------------------------------------------------------------------------------------------------------------------------

COMMERCIAL RENEGOTIATED LOANS

In U.S. offices                                                                                 $   -        $   20          $243
In offices outside the U.S.                                                                        45            39            52
                                                                                           ----------------------------------------
TOTAL                                                                                           $  45        $   59          $295
-----------------------------------------------------------------------------------------------------------------------------------

CONSUMER LOANS ON WHICH ACCRUAL OF INTEREST HAD BEEN SUSPENDED

In U.S. offices                                                                                $  810        $  967        $1,047
In offices outside the U.S.                                                                     1,176           993         1,058
                                                                                           ----------------------------------------
TOTAL                                                                                          $1,986        $1,960        $2,105
-----------------------------------------------------------------------------------------------------------------------------------

ACCRUING LOANS 90 OR MORE DAYS DELINQUENT (4)

In U.S. offices                                                                                $  538        $  606          $555
In offices outside the U.S.                                                                       470           467           427
                                                                                           ----------------------------------------
TOTAL                                                                                          $1,008        $1,073          $982
-----------------------------------------------------------------------------------------------------------------------------------

(1) For a discussion of risks in the consumer loan portfolio and of commercial cash-basis loans, see pages 26 and 29, respectively.
(2) A cash-basis loan is defined as collateral dependent when repayment is expected to be provided solely by the underlying collateral and there are no other available and reliable sources of repayment, in which case the loans are written down to the lower of cost or collateral value.
(3) Includes foreign currency derivative contracts with a balance sheet credit exposure of $44 million and $59 million at June 30, 1998 and December 31, 1997, respectively, for which the recognition of revaluation gains has been suspended.
(4) Includes Consumer loans of $983 million, $1.0 billion, and $937 million at June 30, 1998, December 31, 1997, and June 30, 1997, of which $247 million, $240 million, and $215 million, respectively, are government-guaranteed student loans.
--------------------------------------------------------------------------------

OTHER REAL ESTATE OWNED (OREO) AND ASSETS PENDING DISPOSITION (1)

                                                                                             JUNE 30,      Dec. 31,      June 30,
IN MILLIONS OF DOLLARS                                                                         1998          1997          1997
-----------------------------------------------------------------------------------------------------------------------------------
Consumer OREO                                                                                   $199          $275          $371
Commercial OREO                                                                                  348           461           482
                                                                                           ----------------------------------------
TOTAL                                                                                           $547          $736          $853
-----------------------------------------------------------------------------------------------------------------------------------

ASSETS PENDING DISPOSITION (2)                                                                  $104           $96           $72
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Carried at lower of cost or collateral value.
(2) Represents consumer residential mortgage loans that have a high probability of foreclosure.
--------------------------------------------------------------------------------

DETAILS OF CREDIT LOSS EXPERIENCE

                                                                 2ND QTR.      1st Qtr.      4th Qtr.      3rd Qtr.      2nd Qtr.
IN MILLIONS OF DOLLARS                                             1998          1998          1997          1997          1997
-----------------------------------------------------------------------------------------------------------------------------------
AGGREGATE ALLOWANCE FOR CREDIT LOSSES AT BEGINNING OF PERIOD      $6,259        $6,237        $6,225        $6,147        $6,118
                                                               --------------------------------------------------------------------

Provision for credit losses                                          656           595           557           559           588
                                                               --------------------------------------------------------------------

GROSS CREDIT LOSSES
CONSUMER
In U.S. offices                                                      468           410           423           448           452
In offices outside the U.S.                                          246           207           209           219           221

COMMERCIAL
In U.S. offices                                                        3             9            11            11             9
In offices outside the U.S.                                           81            76            56            42            29
                                                               --------------------------------------------------------------------
                                                                     798           702           699           720           711
                                                               --------------------------------------------------------------------
CREDIT RECOVERIES
CONSUMER
In U.S. offices                                                       64            60            71            83            62
In offices outside the U.S.                                           61            53            60            59            59

COMMERCIAL
In U.S. offices                                                       51            11            27            20            31
In offices outside the U.S.                                            4            18            11            24             8
                                                               --------------------------------------------------------------------
                                                                     180           142           169           186           160
                                                               --------------------------------------------------------------------

NET CREDIT LOSSES
In U.S. offices                                                      356           348           336           356           368
In offices outside the U.S.                                          262           212           194           178           183
                                                               --------------------------------------------------------------------
                                                                     618           560           530           534           551
                                                               --------------------------------------------------------------------

OTHER-NET (1)                                                        332           (13)          (15)           53            (8)
                                                               --------------------------------------------------------------------

AGGREGATE ALLOWANCE FOR CREDIT LOSSES AT END OF PERIOD             6,629         6,259         6,237         6,225         6,147
Reserves for securitization activities                                61            70            85            89            91
                                                               --------------------------------------------------------------------

TOTAL CREDIT LOSS RESERVES                                        $6,690        $6,329        $6,322        $6,314        $6,238
-----------------------------------------------------------------------------------------------------------------------------------

Net consumer credit losses                                        $  589        $  504        $  501        $  525        $  552
As a percentage of average consumer loans                           1.93%         1.75%         1.68%         1.77%         1.91%

Net commercial credit losses (recoveries)                            $29           $56           $29            $9           ($1)
As a percentage of average commercial loans                         0.14%         0.28%         0.15%         0.05%           NM
-----------------------------------------------------------------------------------------------------------------------------------

(1) The 1998 second quarter reflects the addition of $320 million of credit loss reserves related to the acquisition of UCS. The remaining amounts primarily includes the effects of foreign currency translation effects.
NM   Not meaningful, as net recoveries result in a negative percentage.
--------------------------------------------------------------------------------

CITICORP AVERAGE BALANCES AND INTEREST RATES (TAXABLE EQUIVALENT BASIS)  --  QUARTERLY (1) (2)

-----------------------------------------------------------------------------------------------------------------------------------
                                                        AVERAGE VOLUME            INTEREST REVENUE/EXPENSE       % AVERAGE RATE
                                              -------------------------------------------------------------------------------------
                                                                                                                       1st    2nd
                                               2ND QTR.    1st Qtr.   2nd Qtr.   2ND QTR. 1st Qtr.  2nd Qtr. 2ND QTR.  Qtr.   Qtr.
IN MILLIONS OF DOLLARS                           1998        1998       1997       1998     1998      1997     1998    1998   1997
-----------------------------------------------------------------------------------------------------------------------------------
LOANS (NET OF UNEARNED INCOME) (3)

Consumer Loans

     In U.S. Offices                          $  59,896   $  55,955  $  55,556    $1,517   $1,413    $1,444   10.16    10.24  10.43
     In Offices Outside the U.S. (4)             50,547      49,532     51,876     1,553    1,496     1,604   12.32    12.25  12.40
                                              ---------------------------------------------------------------
Total Consumer Loans                            110,443     105,487    107,432     3,070    2,909     3,048   11.15    11.18  11.38
                                              ---------------------------------------------------------------
Commercial Loans
     In U.S. Offices
         Commercial and Industrial              11,327      11,316     10,460        230      228       221    8.14     8.17   8.47
         Mortgage and Real Estate                3,088       2,777      2,882         67       62        68    8.70     9.05   9.46
         Loans to Financial Institutions           279         358        616          9       11        13   12.94    12.46   8.46
         Lease Financing                         2,928       3,007      3,049         47       50        54    6.44     6.74   7.10
     In Offices Outside the U.S. (4)            63,205      59,583     49,391      1,674    1,584     1,314   10.62    10.78  10.67
                                              ---------------------------------------------------------------
Total Commercial Loans                          80,827      77,041     66,398      2,027    1,935     1,670   10.06    10.19  10.09
                                              ---------------------------------------------------------------
Total Loans                                    191,270     182,528    173,830      5,097    4,844     4,718   10.69    10.76  10.89
                                              ---------------------------------------------------------------
FEDERAL FUNDS SOLD AND RESALE AGREEMENTS
In U.S. Offices                                  6,673       8,655      7,534         59       93        99    3.55     4.36   5.27
In Offices Outside the U.S. (4)                  5,869       6,214      5,025        128      149       104    8.75     9.72   8.30
                                              ---------------------------------------------------------------
Total                                           12,542      14,869     12,559        187      242       203    5.98     6.60   6.48
                                              ---------------------------------------------------------------
SECURITIES, At Fair Value
In U.S. Offices
     Taxable                                    10,371       8,689     11,087        106       93       141    4.10     4.34   5.10
     Exempt from U.S. Income Tax                 2,828       2,646      2,676         42       44        43    5.96     6.74   6.45
In Offices Outside the U.S. (4)                 23,164      22,400     20,538        510      451       424    8.83     8.17   8.28
                                              ---------------------------------------------------------------
Total                                           36,363      33,735     34,301        658      588       608    7.26     7.07   7.11
                                              ---------------------------------------------------------------
TRADING ACCOUNT ASSETS (5)
In U.S. Offices                                  5,452       6,585      4,768         84      100        70    6.18     6.16   5.89
In Offices Outside the U.S. (4)                 11,487       9,900     10,075        242      155       203    8.45     6.35   8.08
                                              ---------------------------------------------------------------
Total                                           16,939      16,485     14,843        326      255       273    7.72     6.27   7.38
                                              ---------------------------------------------------------------
LOANS HELD FOR SALE, In U.S. Offices             4,525       3,615      3,414        137      109       107   12.14    12.23  12.57
DEPOSITS AT INTEREST WITH BANKS (4)             14,404      13,957     13,669        267      282       245    7.43     8.19   7.19
                                              ---------------------------------------------------------------
Total Interest-Earning Assets                  276,043     265,189    252,616     $6,672   $6,320    $6,154    9.69     9.67   9.77
                                                                                 --------------------------------------------------
Non-Interest-Earning Assets (5)                 50,511      47,726     40,464
                                              -----------------------------------
TOTAL ASSETS                                  $326,554    $312,915   $293,080
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSITS
In U.S. Offices
     Savings Deposits                         $ 31,094    $ 30,068   $ 26,820     $  229   $  224    $  197    2.95     3.02   2.95
     Other Time Deposits                        10,698      11,191     12,677        121      129       147    4.54     4.67   4.65
In Offices Outside the U.S. (4)                146,711     136,661    128,899      2,433    2,269     2,077    6.65     6.73   6.46
                                              ---------------------------------------------------------------
Total                                          188,503     177,920    168,396      2,783    2,622     2,421    5.92     5.98   5.77
                                              ---------------------------------------------------------------
TRADING ACCOUNT LIABILITIES (5)
In U.S. Offices                                  3,698       4,391      2,348         48       60        34    5.21     5.54   5.81
In Offices Outside the U.S. (4)                  2,578       2,149      2,491         37       32        42    5.76     6.04   6.76
                                              ---------------------------------------------------------------
Total                                            6,276       6,540      4,839         85       92        76    5.43     5.71   6.30
                                              ---------------------------------------------------------------
PURCHASED FUNDS AND OTHER BORROWINGS
In U.S. Offices                                 12,708      11,971     16,193        165      150       252    5.21     5.08   6.24
In Offices Outside the U.S. (4)                  9,056       8,253      7,687        309      279       175   13.69    13.71   9.13
                                              ---------------------------------------------------------------
Total                                           21,764      20,224     23,880        474      429       427    8.74     8.60   7.17
                                              ---------------------------------------------------------------
LONG-TERM DEBT
In U.S. Offices                                 17,773      15,328     14,780        245      236       226    5.53     6.24   6.13
In Offices Outside the U.S. (4)                  3,218       3,997      4,920         76       85       128    9.47     8.62  10.44
                                              ---------------------------------------------------------------
Total                                           20,991      19,325     19,700        321      321       354    6.13     6.74   7.21
                                              ---------------------------------------------------------------
Total Interest-Bearing Liabilities             237,534     224,009    216,815     $3,663   $3,464    $3,278    6.19     6.27   6.06
                                                                                 --------------------------------------------------
Demand Deposits in U.S. Offices                 10,031      11,511     10,751
Other Non-Interest-Bearing Liabilities (5)      57,485      56,384     44,678
Total Stockholders' Equity                      21,504      21,011     20,836
                                              -----------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $326,554    $312,915   $293,080
-----------------------------------------------------------------------------------------------------------------------------------

NET INTEREST REVENUE AS A PERCENTAGE OF AVERAGE INTEREST-EARNING ASSETS

In U.S. Offices (6)                           $107,392    $103,634   $102,512     $1,281   $1,235    $1,257    4.78     4.83   4.92
In Offices Outside the U.S. (6)                168,651     161,555    150,104      1,728    1,621     1,619    4.11     4.07   4.33
                                              ---------------------------------------------------------------
TOTAL                                         $276,043    $265,189   $252,616     $3,009   $2,856    $2,876    4.37     4.37   4.57
-----------------------------------------------------------------------------------------------------------------------------------

(1) The taxable equivalent adjustment is based on the U.S. federal statutory tax rate of 35%.
(2) Interest rates and amounts include the effects of risk management activities associated with the respective asset and liability categories.
(3)  Includes cash-basis loans.
(4) Average rates reflect prevailing local interest rates including inflationary effects and monetary correction in certain countries.
(5) The fair value carrying amounts of derivative and foreign exchange contracts are reported in non-interest-earning assets and other non-interest-bearing liabilities.
(6) Includes allocations for capital and funding costs based on the location of the asset.
--------------------------------------------------------------------------------


CITICORP AVERAGE BALANCES AND INTEREST RATES (TAXABLE EQUIVALENT BASIS)  --  SIX MONTHS (1) (2)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             INTEREST
                                                                    AVERAGE VOLUME        REVENUE/EXPENSE        % AVERAGE RATE
                                                                -------------------------------------------------------------------
                                                                 6 MONTHS   6 Months    6 MONTHS   6 Months   6 MONTHS    6 Months
IN MILLIONS OF DOLLARS                                             1998       1997        1998       1997       1998        1997
-----------------------------------------------------------------------------------------------------------------------------------
LOANS (NET OF UNEARNED INCOME) (3)
Consumer Loans

     In U.S. Offices                                            $ 57,925   $ 55,393    $  2,930   $ 2,851       10.20       10.38
     In Offices Outside the U.S. (4)                              50,040     51,542       3,049     3,181       12.29       12.45
                                                                ---------------------------------------------
Total Consumer Loans                                             107,965    106,935       5,979     6,032       11.17       11.38
                                                                ---------------------------------------------
Commercial Loans
     In U.S. Offices
         Commercial and Industrial                                11,321      9,859         458       423        8.16        8.65
         Mortgage and Real Estate                                  2,933      2,927         129       127        8.87        8.75
         Loans to Financial Institutions                             319        613          20        27       12.64        8.88
         Lease Financing                                           2,967      3,006          97        98        6.59        6.57
     In Offices Outside the U.S. (4)                              61,394     47,762       3,258     2,566       10.70       10.83
                                                                ---------------------------------------------
Total Commercial Loans                                            78,934     64,167       3,962     3,241       10.12       10.19
                                                                ---------------------------------------------
Total Loans                                                      186,899    171,102       9,941     9,273       10.73       10.93
                                                                ---------------------------------------------
FEDERAL FUNDS SOLD AND RESALE AGREEMENTS
In U.S. Offices                                                    7,664      7,681         152       199        4.00        5.22
In Offices Outside the U.S. (4)                                    6,042      5,218         277       216        9.25        8.35
                                                                ---------------------------------------------
Total                                                             13,706     12,899         429       415        6.31        6.49
                                                                ---------------------------------------------
SECURITIES, At Fair Value
In U.S. Offices
     Taxable                                                       9,530      9,821         199       243        4.21        4.99
     Exempt from U.S. Income Tax                                   2,737      2,594          86        84        6.34        6.53
In Offices Outside the U.S. (4)                                   22,782     19,602         961       813        8.51        8.36
                                                                ---------------------------------------------
 Total                                                            35,049     32,017       1,246     1,140        7.17        7.18
                                                                ---------------------------------------------
TRADING ACCOUNT ASSETS (5)
In U.S. Offices                                                    6,019      4,852         184       140        6.16        5.82
In Offices Outside the U.S. (4)                                   10,693      9,743         397       377        7.49        7.80
                                                                ---------------------------------------------
Total                                                             16,712     14,595         581       517        7.01        7.14
                                                                ---------------------------------------------
LOANS HELD FOR SALE, In U.S. Offices                               4,070      3,269         246       212       12.19       13.08
DEPOSITS AT INTEREST WITH BANKS (4)                               14,180     13,517         549       469        7.81        7.00
                                                                ---------------------------------------------
 Total Interest-Earning Assets                                   270,616    247,399     $12,992   $12,026        9.68        9.80
                                                                                       --------------------------------------------
Non-Interest-Earning Assets (5)                                   49,119     41,650
                                                                -----------------------
TOTAL ASSETS                                                    $319,735   $289,049
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSITS
In U.S. Offices
     Savings Deposits                                           $ 30,581   $ 26,811     $   453   $   388        2.99        2.92
     Other Time Deposits                                          10,945     12,589         250       286        4.61        4.58
In Offices Outside the U.S. (4)                                  141,686    125,618       4,702     3,976        6.69        6.38
                                                                ---------------------------------------------
Total                                                            183,212    165,018       5,405     4,650        5.95        5.68
                                                                ---------------------------------------------
TRADING ACCOUNT LIABILITIES (5)
In U.S. Offices                                                    4,044      2,189         108        61        5.39        5.62
In Offices Outside the U.S. (4)                                    2,364      2,470          69        88        5.89        7.18
                                                                ---------------------------------------------
Total                                                              6,408      4,659         177       149        5.57        6.45
                                                                ---------------------------------------------
PURCHASED FUNDS AND OTHER BORROWINGS
In U.S. Offices                                                   12,340     15,153         315       462        5.15        6.15
In Offices Outside the U.S. (4)                                    8,654      7,367         588       403       13.70       11.03
                                                                ---------------------------------------------
Total                                                             20,994     22,520         903       865        8.67        7.75
                                                                ---------------------------------------------
LONG-TERM DEBT
In U.S. Offices                                                   16,550     14,809         481       441        5.86        6.01
In Offices Outside the U.S. (4)                                    3,608      4,633         161       226        9.00        9.84
                                                                ---------------------------------------------
Total                                                             20,158     19,442         642       667        6.42        6.92
                                                                ---------------------------------------------
Total Interest-Bearing Liabilities                               230,772    211,639      $7,127    $6,331        6.23        6.03
                                                                                       --------------------------------------------
Demand Deposits in U.S. Offices                                   10,771     10,776
Other Non-Interest-Bearing Liabilities (5)                        56,934     45,843
Total Stockholders' Equity                                        21,258     20,791
                                                                -----------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $319,735   $289,049
-----------------------------------------------------------------------------------------------------------------------------------

NET INTEREST REVENUE AS A PERCENTAGE OF AVERAGE INTEREST-EARNING ASSETS

In U.S. Offices (6)                                             $105,513   $100,280      $2,516    $2,489        4.81        5.01
In Offices Outside the U.S. (6)                                  165,103    147,119       3,349     3,206        4.09        4.39
                                                                ---------------------------------------------
TOTAL                                                           $270,616   $247,399      $5,865    $5,695        4.37        4.64
-----------------------------------------------------------------------------------------------------------------------------------

(1) The taxable equivalent adjustment is based on the U.S. federal statutory tax rate of 35%.
(2) Interest rates and amounts include the effects of risk management activities associated with the respective asset and liability categories.
(3)  Includes cash-basis loans.
(4) Average rates reflect prevailing local interest rates including inflationary effects and monetary correction in certain countries.
(5) The fair value carrying amounts of derivative and foreign exchange contracts are reported in non-interest-earning assets and other non-interest-bearing liabilities.
(6) Includes allocations for capital and funding costs based on the location of the asset.
--------------------------------------------------------------------------------

CITIGROUP CROSS BORDER OUTSTANDINGS AND COMMITMENTS

The following table presents total cross-border outstandings and commitments on a regulatory basis in accordance with Federal Financial Institutions Examination Council (FFIEC) guidelines. Total cross-border outstandings include cross-border claims on third parties as well as investments in and funding of local franchises. See page 48 for a listing of Citicorp's cross-border outstandings and commitments at June 30, 1998 and December 31, 1997.

                                                      JUNE 30, 1998                                            December 31, 1997
                 ----------------------------------------------------------------------------------------- ------------------------
                          CROSS-BORDER CLAIMS ON   TRADING AND SHORT-   INVESTMENTS        TOTAL
                                   THIRD PARTIES       TERM CLAIMS(1)        IN AND       CROSS-                   TOTAL
                 -------------------------------  ---------------------     FUNDING       BORDER            CROSS-BORDER
IN BILLIONS OF                                            CITI-  INSUR-    OF LOCAL    OUTSTAND-   COMMIT-     OUTSTAND-    COMMIT-
DOLLARS           BANKS  PUBLIC   PRIVATE  TOTAL  SSB     CORP    ANCE   FRANCHISES         INGS  MENTS(2)          INGS    MENTS(2)
---------------- ------- ------- --------- ------ ------ ------ ------- ------------ ----------- --------- ------------- ----------
Japan              $2.7     $8.0   $2.4    $13.1  $9.7   $2.5     $ -         $2.7      $15.8 (3)    $0.7      $12.7 (3)     $1.1
Germany             2.1     11.1    1.5     14.7  11.6    2.6       -          0.2       14.9 (3)     1.6       15.1 (3)      1.7
Italy               0.9      8.6    0.7     10.2   9.2    0.5       -          2.0       12.2 (3)     0.5       15.9 (3)      0.5
France              2.6      6.5    2.6     11.7   8.3    2.7       -          0.4       12.1 (3)     1.0        9.5 (3)      0.6
United Kingdom      1.8      0.2    4.6      6.6   0.7    2.9      0.1         -          6.6 (4)     9.2        6.5 (4)      7.8
Sweden              1.3      4.1    1.0      6.4   4.4    1.1       -          0.1        6.5 (4)     0.8        5.9 (4)      0.7
Brazil              0.5      1.8    2.3      4.6   1.9    1.5       -          1.8        6.4 (4)     0.1        7.3 (3)      0.1
Mexico              0.2      4.4    1.0      5.6   2.5    1.3      0.1         0.5        6.1 (4)     0.3        6.4 (4)      0.6
Spain               0.6      2.6    0.4      3.6   3.0    0.4       -          1.8        5.4         0.2        6.0 (4)      0.4
-----------------------------------------------------------------------------------------------------------------------------------

(1) Included in total cross-border claims on third parties. SSB refers to Salomon Smith Barney. Insurance includes Life Insurance Services and Property and Casualty Insurance Services.
(2) Commitments (not included in total cross-border outstandings) include legally binding cross-border letters of credit and other commitments and contingencies.
(3) Total cross-border outstandings were in excess of 1.0% of Citigroup's total assets at the end of the respective periods.
(4) Total cross-border outstandings were between 0.75% and 1.0% of Citigroup's total assets at the end of the respective periods.
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Trading and short-term claims (included in total cross-border claims on third parties) include cross-border debt and equity securities in the trading account, resale agreements, trade finance receivables, net revaluation gains on foreign exchange and derivative contracts, and other claims with a maturity of less than one year. Under resale agreements, the counterparty has the legal obligation for repayment; however, for purposes of the above table, resale agreements are reported based on the domicile of the issuer of the securities that are held as collateral, as required by FFIEC guidelines. A substantial portion of resale agreements are with investment grade counterparties in the G-7 countries (Canada, France, Germany, Italy, Japan, United Kingdom and the United States).


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